SUBLEASE

For

1616 Eastlake Avenue East

This Sublease is made as of December 9, 2011, by and between FRED HUTCHINSON CANCER RESEARCH CENTER, a Washington nonprofit corporation (“FHCRC”) and ATOSSA GENETICS INC., a Delaware corporation (“Atossa”).

Recitals

A.         FHCRC is the tenant under a Lease Agreement dated as of January 16, 2004, as amended by First Amendment to Lease Agreement dated as of March 31, 2004, Second Amendment to Lease dated as of December 23, 2005, Third Amendment to Lease dated September 27, 2006, and Fourth Amendment to Lease dated November 13, 2007 (collectively, the “Master Lease”) between FHCRC as tenant and ARE-Eastlake Avenue No. 3, LLC Annex (“Master Landlord”) as landlord, covering space in the building located at 1616 Eastlake Avenue East, Seattle, Washington (the “Building” or “Project”). A copy of the Master Lease is attached hereto as Exhibit A and incorporated by reference. Unless the context indicates otherwise, capitalized terms not defined herein will have the meanings set forth in the Master Lease.

B.         The Building is a five-story building consisting of 165,493 rental square feet (“RSF”) of space (which includes 8,471 RSF of retail space on the 1st floor) and is equipped with a mechanical system that accommodates both research and development laboratory space or standard Class-A office space, standard plumbing and supplemental provisions for industrial labs, and fire protection systems, as well as standby power for emergency purposes. FHCRC currently occupies space in the Building that includes office space on the 4th and 5th floors, and mixed office and laboratory space on the 2nd and 3rd floors (collectively, “FHCRC’s Premises”).

C.         Atossa desires to sublease from FHCRC office and laboratory space in the Building and FHCRC is willing to sublease such space to Atossa on the terms and conditions of this Sublease.

Agreement

Therefore, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, FHCRC and Atossa agree as follows:

1.         Subleased Premises. Upon the terms and conditions of this Sublease, FHCRC hereby subleases to Atossa and Atossa hereby subleases from FHCRC the Temporary Premises and the Permanent Premises, as described below (collectively, the “Subleased Premises”).

a.         Temporary Premises. The “Temporary Premises” will consist of (i) 5,474 RSF of laboratory and support space on the 2nd floor of the Building, as shown on the floor plan attached as Exhibit B (“Temporary Lab Space”), and (ii) 868 RSF of office space on the 4th floor of the Building, consisting of Rooms 4409, 4411, 4413, 4415, 4417 and 4419, together with access to and shared use of the kitchen/lunch room on the 4th floor of the Building, as shown on the floor plan attached Exhibit C, and a right of access to and over the hallway from the Subleased Premises to the Building elevator lobby (“Temporary Office Space”).

b.         Permanent Premises. Upon delivery, the “Permanent Premises” will consist of (i) 6,130 RSF of laboratory and support space on the 3rd floor of the Building (also sometimes referred to as “Suite 360”), as shown on the floor plan attached as Exhibit D (“Permanent Lab Space”), and (ii) 1,374 RSF of office space on the 5th floor of the Building, consisting of Rooms 5050, 5052, and 5054, and the spaces designated as 5051, 5439, 5441 and 5905, as shown on the floor plan attached as Exhibit E, together with a right of access to and over the hallway from the Subleased Premises to the Building elevator lobby (“Permanent Office Space”). Atossa acknowledges that the Permanent Premises will not include any access to or use of any kitchen/lunch area or conference space of FHCRC.

c.         Positive Pressure Rooms. The Temporary Lab Space and the Permanent Lab Space each will include a “positive pressure room,” which will be achieved by adjusting the air flow to the room so that the supply air flow is at least 100 cubic feet per minute greater than the exhaust air flow.

d.         Shared Lab Area. The Subleased Premises will include the right to use the Shared Lab Area on the 3rd floor of the Building (which includes glasswash and other laboratory support equipment), subject to obtaining Master Landlord’s consent to such use, and execution by Atossa of a license agreement in form and substance satisfactory to Master Landlord. While Atossa is occupying the Temporary Lab Space, Atossa’s right to use the Shared Lab Area will be in common with FHCRC (together with any third parties granted similar use rights by Master Landlord), and Atossa will pay to FHCRC $815.00 per month as Additional Rent (representing approximately one-half of the average rent and operating expenses that FHCRC will pay for the Shared Lab Area during the period that Atossa occupies the Temporary Lab Space). Upon taking Atossa possession of the Permanent Lab Space, (i) Atossa will assume all of FHCRC’s rights and obligations with respect to the Shared Lab Area, including payment of base rent therefor to Master Landlord, (ii) Atossa’s obligation to pay Additional Rent to FHCRC with respect to the Shared Lab Space will terminate, and (iii) as between Atossa and FHCRC, FHCRC will not have any further liability with respect to the Shared Lab Area. Atossa will indemnify, defend and hold harmless FHCRC from and against all claims and liabilities of any kind whatsoever that may arise out of or relate to Atossa’s use of the Shared Lab Area, and FHCRC will indemnify, defend and hold harmless Atossa from and against all claims and liabilities of any kind whatsoever that may arise out of or relate to FHCRC’s use of the Shared Lab Area.

2.         Term. The term of this Sublease will commence upon delivery of the Temporary Office Space to Atossa, as provided in Section 3.a below (“Commencement Date”), and will continue through November 29, 2014, unless earlier terminated as provided herein or in the Master Lease (“Term”). Notwithstanding the foregoing, if the Master Lease is terminated, this Sublease will terminate simultaneously therewith. Upon termination of this Sublease, all of Atossa’s and FHCRC’s respective rights and obligations hereunder will terminate other than those rights and obligations that expressly survive such termination pursuant to this Sublease or pursuant to the Master Lease. Atossa will not have any right to extend the Term of this Sublease nor to hold over in the Subleased Premises after expiration of the Term.

3.         Possession. FHCRC will deliver possession of the Subleased Premises to Atossa as follows:

a.         Temporary Office Space. FHCRC will deliver possession of the Temporary Office Space to Atossa upon execution of this Sublease, subject to receipt of Master Landlord’s consent as provided in Section 29 below;

b.         Temporary Lab Space. FHCRC will deliver possession of the Temporary Lab Space to Atossa on or before February 24, 2012; and

c.         Permanent Premises. FHCRC will deliver possession of the Permanent Premises to Atossa as soon as possible after the respective spaces have been vacated and prepared for delivery to Atossa.

(i)         FHCRC will deliver the Permanent Office Space to Atossa on or before September 30, 2012. Atossa acknowledges that, pursuant to the Master Lease, FHCRC must vacate the 4th floor of the Building by September 30, 2012, and that Atossa therefore must vacate the Temporary Office Space and return it to FHCRC in accordance with Section 30 below by no later than September 30, 2012.

(ii)         FHCRC anticipates, but cannot guarantee, that the Permanent Lab Space will be delivered to Atossa on or about October 4, 2012. However, Atossa may remain in possession of the Temporary Lab Space for a reasonable period of time (not to exceed thirty days) after delivery of the Permanent Lab Space, in order to complete an orderly transition from the Temporary Lab Space into the Permanent Lab Space. If Atossa remains in possession of the Temporary Lab Space after delivery of the Permanent Lab Space, the first two weeks of such possession shall be rent free, but after the first two weeks, Atossa will be required to pay Base Rent and Additional Rent for the Temporary Lab Space (at the rental rates then in effect) in addition to the Additional Rent that will be due for the Permanent Lab Space.

d.         Coordination. The parties agree to cooperate and coordinate with each other with respect to Atossa’s moves from the Temporary Premises to the Permanent Premises, and FHCRC will give Atossa at least sixty (60) days written notice of the dates on which the Permanent Lab Space and the Permanent Office Space will be available for delivery to Atossa (each a “Delivery Date”). To the extent possible, FHCRC will provide Atossa with access to the Permanent Premises prior to the respective Delivery Dates.

4.         Rent.

a.         Payment. Atossa will pay to FHCRC 1/12th of the following annual Base Rent and Additional Rent monthly in advance on the first (1st) day of each and every calendar month during the Term (“Rent”); provided that the monthly Rent for the first month of the Term for the Temporary Office Space will be paid to FHCRC upon execution of this Sublease, and Rent for any partial month will be prorated based upon the actual number of says in the month. All Rent and other amounts due under this Sublease will be paid by Atossa by wire transfer or direct deposit to such bank account, or otherwise, as directed by FHCRC from time to time, in advance without notice, set-off or deduction except as provided herein, in lawful money of the United States. Rent will commence for each space (Temporary Office Space, Temporary Lab Space, Permanent Lab Space and Permanent Office Space, respectively), upon delivery of such space to Atossa, and will cease with respect to each space as of the date such space is vacated by Atossa and returned to FHCRC as provided herein.

b.         Base Rent. Atossa will pay annual “Base Rent” in advance to FHCRC in accordance with the following schedule:

Schedule of Annual Base Rent
(per RSF)

Period	Office Space	Lab Space
	Gross	NNN
		(Temporary or Permanent)
Commencement Date through August 31, 2012	$28.00	$31.50
September 1, 2012 through August 31, 2013	$29.00	$32.50
September 1, 2013 through November 29, 2014	$30.00	$33.50

c.         Abatement of Base Rent. Notwithstanding the foregoing, Base Rent for the Permanent Lab Space will be abated for the first six and one-quarter months after the Permanent Lab Space has been delivered to Atossa. For example, if the Delivery Date for the Permanent Lab Space is October 1, 2012, no Base Rent will be payable for October 2012 through March 2013, and Base Rent for April 2013 in the amount of $12,451.56 (75% of the Base Rent otherwise due for the Permanent Lab Space) will be paid on April 1, 2013.

d.         Additional Rent. In addition to the Base Rent payable under Section 4.b above, Atossa will pay to FHCRC as “Additional Rent” at the same time that Atossa pays Base Rent Atossa’s proportionate share (based on the rentable area of the space divided by the rentable area of FHCRC’s Premises) of the Operating Expenses and pass-through costs that FHCRC is required to pay under the Master Lease for laboratory space (“Operating Costs”), which will be adjusted effective as of January 1 of each year. Notwithstanding abatement of Base Rent pursuant to Section 4.c above, Operating Costs will be payable for the Temporary Lab Space and the Permanent Lab Space commencing on the Delivery Dates for such spaces. Atossa will not be required to pay Operating Costs for the Temporary Office Space or the Permanent Office Space.

e.         Adjustment Statements and Review. Within five (5) business days following FHCRC’s receipt of the Annual Statement from Master Landlord, FHCRC will provide a copy of such Annual Statement to Atossa. However, Atossa acknowledges that the most current Annual Statement received from Master Landlord pursuant to Section 5(c) of the Master Lease does not break out Operating Expenses separately for office space and laboratory space. Atossa further acknowledges that the operating costs for laboratory space are greater than the operating costs for office space, that the proportionate amount of laboratory space included in the Subleased Premises is significantly higher than the proportionate amount of laboratory space included in FHCRC’s Premises, and that allocating Operating Expenses based upon the ratio of the Subleased Premises to FHCRC’s Premises is not equitable. Therefore, any reconciliation of estimated to actual costs will be difficult if not impossible unless Master Landlord provides that information to FHCRC. Accordingly, unless and until such information is provided by Master Landlord, the parties agree that for purposes of this Sublease the amounts payable by Atossa as Operating Costs will be adjusted each year by the overall percentage increase in Operating Expenses shown on the Annual Statements from Master Landlord. Notwithstanding the foregoing, Atossa may, in its sole discretion and within a reasonable time, provide FHCRC comments upon the Annual Statement which FHCRC will in good faith consider in deciding whether to contest any item in the Annual Statement as provided in Section 5(d) of the Master Lease. Atossa will pay FHCRC such additional amounts and FHCRC will refund such overpayments, as the case may be in any year, within thirty (30) days after Atossa’s receipt of the Annual Statement, unless FHCRC contests the Annual Statement, in which event, such payments will be due within thirty (30) days of FHCRC’s notice to Atossa that the contest has been resolved and the consequent adjustment determined thereby.

5.         Taxes. Atossa acknowledges that FHCRC is exempt from payment of real and personal property taxes with respect to FHCRC’s Premises because FHCRC’s Premises are being used by FHCRC for medical research (exempt under RCW 84.36.045) and/or for a nonprofit cancer clinic or center (exempt under RCW 84.36.046), but that Atossa’s use of the Subleased Premises does not qualify for such exemptions. Accordingly, Atossa hereby agrees that it will pay all Taxes (as defined in the Master Lease) that become due with respect to the Subleased Premises during the Term, including Atossa’s Share of real property taxes assessed against the Project. For purposes of this Section, “Atossa’s Share” will be a percentage equal to the rentable area of the Subleased Premises divided by the rentable area of the Project.

6.         Security Deposit. Atossa will deposit with FHCRC upon execution hereof a sum equal to two months’ Base Rent and Operating Costs, as security for Atossa’s faithful performance of Atossa’s obligations under this Lease (“Security Deposit”). Provided no defaults exist, the Security Deposit will be applied to Rent for the 13th month of the Term, or the first month thereafter that Rent is payable. If, at the expiration of this Lease, Atossa has complied with all of the terms and conditions of this Lease, but not otherwise, any Security Deposit (together with accrued interest) may be credited upon the payment of the Rent last due under this Sublease or, at FHCRC’s option, refunded to Atossa. If Atossa fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, FHCRC may use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default or for the payment of any other sum to which FHCRC may become obligated by reason of Atossa’s default, or to compensate FHCRC for any loss or damage which FHCRC may suffer thereby. No trust relationship is created between FHCRC and Atossa with respect to the Security Deposit.

7.         Use. Atossa shall use and occupy the Subleased Premises exclusively for laboratory and related office uses, and for no other purpose without the prior written consent of FHCRC, which may be withheld in FHCRC’s sole discretion. Atossa agrees not to use or permit the use of the Subleased Premises in any manner that would (i) violate any Federal, state and local laws and regulations, or (ii) adversely affect any license or accreditation of FHCRC’s facilities.

8.         Furnishings, Fixtures and Equipment.

a.         Temporary Premises. Atossa may use the furnishings, fixtures and equipment (“FF&E”) of FHCRC (including telephone and data wiring) that are located in the Temporary Premises upon delivery of the spaces to Atossa. The parties will jointly prepare a list of the FF&E located in the Temporary Premises, which list will be attached hereto as Exhibit F. Such FF&E will remain the property of FHCRC and will not be removed from the Subleased Premises.

b.         Permanent Premises. Atossa may use the FF&E of FHCRC (including telephone and data wiring) that are located in the Permanent Premises upon delivery of the spaces to Atossa. The parties will jointly prepare a list of the FF&E located in the Permanent Premises, which list will be attached hereto as Exhibit G. Such FF&E will remain the property of FHCRC, and will not be removed from the Subleased Premises; provided that Atossa will have the option to purchase the cubicle fixtures and furniture located in the Permanent Office Space for a price of $500 per cubicle. Atossa acknowledges that the spaces designated as 5051, 5439, 5441 and 5905 on attached Exhibit E will not be furnished and that Atossa will need to provide its own FF&E for those spaces (including but not limited to cubicle fixtures and furniture).

c.         Data Closet. As of the Commencement Date, telephone and data wiring will be run to, and related equipment will be located in, a data and communications closet located in FHCRC’s Premises (“Data Closet”). If access to the Data Closet or support by FHCRC’s staff is required for Atossa’s use or installation of any telephone or data wiring or related equipment in the Subleased Premises or the Data Closet, such access must be coordinated in advance with FHCRC, and Atossa will be responsible for any costs incurred by FHCRC in connection therewith. Atossa acknowledges that upon delivery of the Permanent Premises, the Data Closet may no longer be located in or a part of FHCRC’s Premises, in which case the parties agree to cooperate with each other and with Master Landlord to devise appropriate protocols and procedures for access to and use of the Data Closet. In no event will Atossa or FHCRC do or cause any action or install any telephone or data wiring or equipment in the Data Closet that may interfere with telephone or data wiring or equipment of the other or any third party.

d.         FF&E of FHCRC. Atossa will be responsible for the maintenance, repair and replacement (in the case of damage or destruction) of all FF&E of FHCRC in the Subleased Premises, and will return such FF&E to FHCRC upon Atossa’s vacation of the Subleased Premises in the same condition as existed at the Delivery Date, reasonable wear and tear excepted.

e.         FF&E of Atossa. Atossa may install its own FF&E in the Subleased Premises, as provided in this Sublease and the Master Lease, which FF&E will be identified as Atossa property with a label attached thereto and will remain Atossa property upon vacation of the Subleased Premises or the Permanent Premises (as the case may be) and at the end of the Term. If installation of any FF&E by Atossa requires the removal of any FF&E of FHCRC, Atossa will be responsible for all costs associated with the removal, and reinstallation at the end of the Term, of such FF&E of FHCRC.

9.         Parking. Subject to obtaining Master Landlord’s consent, FHCRC will assign to Atossa FHCRC’s rights to twelve (12) of the parking spaces allocated to FHCRC pursuant to Section 10 of the Master Lease. After such assignment, Atossa will pay Master Landlord for the parking spaces, and FHCRC will not have any further liability therefor. Atossa acknowledges that the parking spaces will be in those areas designated for non-reserved parking for office and laboratory tenants of the Project (but not retail tenants or their customers or visitors of the Project), subject in each case to the terms of the Master Lease and Master Landlord’s rules and regulations. Neither Master Landlord nor FHCRC will be responsible for enforcing Atossa’s parking rights against any third parties, including other tenants of the Project. Atossa agrees to cooperate with Master Landlord and FHCRC in complying with the transportation plan approved by the City of Seattle.

10.         Confidentiality.

a.         Confidential Information. Atossa acknowledges that in its use and occupancy of the Subleased Premises, including but not limited to Atossa’s right of shared use of the kitchen/lunch room on the 4th floor of the Building as part of the Temporary Premises, its right to use the Shared Lab Area, and its right of access to and over the hallway from the Subleased Premises to the Building elevator lobby, Atossa or its officers, directors, employees, agents, contractors or invitees (“Atossa Party”) may become aware of Confidential Information (defined below) of FHCRC. Atossa agrees to use reasonable care to prevent improper disclosure of Confidential Information and to ensure that Confidential Information is treated in the manner required by this Section.

b.         Definition. For the purposes of this Section, the term “Confidential Information” will mean any and all information, knowledge, trade secrets, technology, designs, research, processes, techniques, concepts, or other proprietary information in any way relating to the research, business and other activities of FHCRC, including without limitation any proprietary information of FHCRC that is (i) designated by FHCRC as confidential, or (ii) acquired by observation or otherwise which the acquirer has reason to believe is treated as confidential.

c.         Restrictions on Use and Disclosure. Without the approval of FHCRC, neither Atossa nor any Atossa Party will use, exploit, disseminate, disclose, communicate, divulge, deliver, release or permit the release of any Confidential Information of FHCRC directly or indirectly in any form whatsoever to any person or entity.

d.         Disclosure Required by Law. If Atossa is required by law to disclose any Confidential Information including, without limitation, by discovery, subpoena or other legal or administrative process, Atossa agrees to provide FHCRC prompt notice of the required disclosure to permit FHCRC, at its option and expense, to seek an appropriate protective order or waive the requirements of this Section. If no protective order or waiver is obtained, such disclosure may be made but only to the extent legally required. Atossa will not oppose any action by FHCRC to obtain an appropriate protective order or other assurance that Confidential Information which must be disclosed will be accorded confidential treatment.

e.         Exclusions. “Confidential Information” does not include any such information which (i) has become part of the public domain other than through misappropriation or breach of any obligation of confidentiality by an Atossa Party, (ii) is obtained by an Atossa Party from a third person who had a lawful and independent right to such information, or (iii) was lawfully in the possession of an Atossa Party prior to entering into this Agreement. Atossa will, at all times, protect and maintain all Confidential Information in the strictest confidence, and will take all necessary precautions, and utilize the highest degree of care to preserve such confidentiality and avoid all unauthorized use or disclosure.

f.         Survival. The provisions of this Section will become effective as of the execution of this Sublease and will survive any termination or expiration of this Sublease.

11.         Right of First Opportunity. In the event that, during the Term of this Sublease, FHCRC wishes to sublet all or a portion of FHCRC’s Premises on the 2nd floor of the Building, Atossa will have a right of first opportunity (“Right of First Opportunity”) to sublease all but not part of such space, subject to the terms and conditions of this Sublease and the Master Lease. Atossa will have seven (7) business days after receipt of FHCRC’s notice in which to exercise the Right of First Opportunity by notice to FHCRC. Upon exercise of the Right of First Opportunity, the space will be subleased to Atossa for the remaining Term of this Sublease on the same terms and conditions as set forth in this Sublease. If Atossa fails to exercise its Right of First Opportunity as provided above, Atossa’s Right of First Opportunity will terminate, and FHCRC will have the right to sublease such space to a third party.

12.         Signage. Subject to the requirements of Section 38 of the Master Lease (including but not limited to obtaining Master Landlord’s consent), FHCRC will, at its expense, provide signage, identifying Atossa as a tenant in the Building, in the directory tablets in the First Floor lobby of the Building and in the elevator lobby on the Third Floor. The First Floor lobby signage will be provided as soon as reasonably practicable after the Commencement Date; the Third Floor elevator lobby signage will be provided contemporaneously with delivery of the Permanent Lab Space to Atossa. Atossa will be responsible for obtaining Master Landlord approval for, and paying the cost of, any additional signage desired by Atossa.

13.         Master Lease. This Sublease and all of Atossa’s rights hereunder are subject and subordinate to all of the terms of the Master Lease except Sections 35, 39, 40 and 41 of the Master Lease, which are not applicable to this Sublease. Except as may be inconsistent with the terms hereof, all the terms, covenants and conditions contained in the Master Lease will be applicable to this Sublease with the same force and effect as if FHCRC were the landlord under the Master Lease and Atossa were the tenant thereunder, and FHCRC will have all rights against Atossa as would be available to the landlord against the tenant under the Master Lease if such breach were by the tenant thereunder, along with all other rights and remedies available under law or equity. Atossa hereby acknowledges that it has received a copy of the Master Lease, and except as otherwise provided in this Sublease, Atossa will be bound by the Master Lease. Atossa acknowledges that termination of the Master Lease will result in a termination of this Sublease. Atossa will neither do nor permit anything to be done that would cause the Master Lease to be terminated or forfeited, and Atossa will indemnify and hold FHCRC harmless from and against all claims and liabilities of any kind whatsoever by reason of any breach or default on the part of Atossa that results in the termination or forfeiture of the Master Lease.

14.         Performance of Master Lease.

a.         Performance of Tenant Obligations. FHCRC hereby agrees to perform all of its obligations under the Master Lease as when due (including payment of Base Rent and all other sums due under the Master Lease) and to keep the Master Lease in good standing. FHCRC will indemnify and hold Atossa harmless from any loss or damage incurred by Atossa as a result of FHCRC’s breach of its obligations under the Master Lease except to the extent such breach is caused by Atossa’s breach of its obligations hereunder. FHCRC will provide Atossa with copies of all notices received from Master Landlord under the Master Lease that pertain to the Subleased Premises or this Sublease. If Atossa receives a notice of default from Master Landlord, Atossa may pay all Base Rent and Additional Rent and any other amounts due under this Sublease directly to Master Landlord and such payment will satisfy Atossa’s obligations under this Sublease. With respect to the Subleased Premises, Atossa will be entitled to exercise all rights and remedies granted to FHCRC as tenant under the Master Lease with respect to any default by Master Landlord or FHCRC, along with all other rights and remedies available under law or equity.

b.         Covenants of FHCRC. FHCRC agrees that, so long as Atossa is not in default under this Sublease after notice and expiration of any applicable cure period, FHCRC will: (i) not affirmatively undertake any act or omission that will alter or impair Atossa’s right to use and occupy the Subleased Premises; (ii) pay rent to Master Landlord under the Master Lease; (iii) promptly deliver to Atossa a copy of any and all notices relating to the Subleased Premises received by FHCRC from Master Landlord or otherwise delivered to FHCRC; (iv) not amend the Master Lease in a manner that would reasonably affect Atossa’s right to use and occupy the Subleased Premises without the prior written consent of Atossa (which will not be unreasonably withheld, delayed or conditioned); (v) not exercise its Termination Option under Section 40 of the Master Lease with respect to the Subleased Premises or otherwise voluntarily terminate the Master Lease without the prior written consent of Atossa, (which may be withheld in Atossa’s sole discretion) notwithstanding that exercise of such Termination Option or such other termination as may be permitted by the terms of the Master Lease; and (vi) upon Atossa’s reasonable request and when required by this Sublease, the Master Lease or applicable law, promptly seek at Atossa’s expense the consent, approval and/or cooperation of Master Landlord to any actions taken by Atossa that are permitted under the terms of this Sublease.

c.         Performance by Master Landlord. FHCRC will exercise reasonable efforts to obtain the performance of Master Landlord under the Master Lease, for the benefit of Atossa under this Sublease. Upon Atossa’s written request and provided that Atossa is not in default under this Sublease after notice and expiration of any applicable cure period, FHCRC will use reasonable efforts, at Atossa’s expense, to enforce its rights under the Master Lease for Atossa’s benefit, including without limitation, giving notices, claims and demands to and on Master Landlord.

d.         Obligations of Atossa. Atossa will not be responsible for the payment and performance of any obligations of FHCRC as Tenant under the Master Lease with respect to the Subleased Premises other than as expressly set forth in this Sublease.

15.         Alterations.

a.         Consent Required. Atossa will not make any alterations, additions or improvements in the Subleased Premises without the prior written consent of FHCRC and Master Landlord (to the extent so required under the Master Lease). The consent of FHCRC will not be unreasonably withheld provided Atossa gives FHCRC satisfactory assurances that such alterations, additions or improvements will not reduce the value of the Subleased Premises and that Atossa will repair any damage to the Subleased Premises if such alterations, additions or improvements are to be removed at the end of the Term. Atossa will be responsible for procuring the consent of Master Landlord (if required) at Atossa’s expense. All alterations, additions or improvements will be made in strict conformity with, and will be subject to, the applicable terms and conditions of the Master Lease.

b.         Subtenant Alterations. Notwithstanding Section 15.a, FHCRC understands that Atossa may desire to construct additional improvements and alterations to the Subleased Premises, at Atossa’s sole expense, to make the Subleased Premises more suitable for Atossa’s use hereunder over time (“Subtenant Alterations”). If Atossa desires to make such Subtenant Alterations, it will be the responsibility of Atossa to obtain the prior written approval of Master Landlord as to all matters with respect to the Subtenant Alterations that would require Master Landlord’s approval or consent under the Master Lease; provided that FHCRC will cooperate with any request for such approval or consent and Atossa will reimburse FHCRC for reasonable labor costs and out-of-pocket expenses actually incurred in so cooperating. Except as such requirements may be expressly modified herein, and consented to by Master Landlord, Atossa will comply with all requirements under the Master Lease in connection with the Subtenant Alterations and the construction thereof.

c.         Inspection and Compliance. FHCRC and Master Landlord will at all reasonable times have the right to inspect all alterations, additions or improvements in the Subleased Premises (including without limitation any Subtenant Alterations) and the construction thereof; provided that FHCRC and Master Landlord (to the extent so required under the Master Lease) will comply with all reasonable safety and health requirements imposed by Atossa or its contractors and will not unreasonably interfere with completion of such alterations, additions or improvements. Atossa will be responsible for any reasonable fees or costs that must be paid to Master Landlord in connection with all alterations, additions or improvements.

d.         Liens and Insurance. Atossa will not permit any liens to encumber the Subleased Premises. During the construction of any alterations, additions or improvements, Atossa will maintain worker’s compensation and such other insurance as is required under the Master Lease or by Master Landlord.

e.         Removal of Alterations. Notwithstanding any provision to the contrary, if Master Landlord or FHCRC elected at the time Master Landlord approved the Subtenant Alteration to cause Atossa to remove the Subtenant Alteration upon the termination of the Sublease as generally provided in Section 12(c) of the Master Lease, then Atossa will be responsible at Atossa’s sole expense for the removal of any such Subtenant Alteration installed by Atossa and for restoration of the Subleased Premises.

16.         Condition of Subleased Premises.

a.         Condition on Delivery. To FHCRC’s knowledge: (i)the Sublease Premises and all mechanical, electrical, plumbing and other operating systems therein (the “Systems”) are in good working order as of the Delivery Date for the respective space; and (ii) all fixtures and improvements presently existing in the Subleased Premises (“Tenant Improvements”) have been constructed and installed in a workmanlike manner, meet all reasonable standards of quality and performance for similar fixtures and improvements for similar space being used in the Seattle region for similar purposes, and are in good working order.

b.         Decommissioning Lab Spaces. FHCRC will comprehensively decommission and decontaminate the Temporary Lab Space and the Permanent Lab Space prior to the Delivery Dates for the respective spaces. This includes removing all Hazardous Materials including equipment containing Hazardous Materials and any contaminated equipment.

c.         Alterations Prior to Delivery. FHCRC will not be required to make any improvements, repairs or alterations to the Subleased Premises, except that (i) FHCRC will complete all work necessary to deliver the Temporary Lab Space and the Permanent Lab Space with positive pressure rooms, (ii) FHCRC will complete all work required to create the spaces designated as 5051, 5439, 5441 and 5905 as shown on attached Exhibit E, and (iii) the Subleased Premises will be delivered to Atossa broom clean, vacant of equipment and personal items, and with all Systems and Tenant Improvements in good operating condition, and Atossa will accept the Subleased Premises, or the portion thereof, on the date delivered “AS IS,” without warranties, express or implied, regarding fitness, habitability or other conditions and without any allowance for tenant improvements.

d.         Acceptance. Atossa’s taking possession of the Subleased Premises upon delivery will be conclusive evidence that Atossa accepts the Subleased Premises and that the Subleased Premises were in good condition at the time possession was taken. Atossa acknowledges and represents that (i) neither FHCRC nor any agent of FHCRC has made any representation or warranty with respect to the condition of all or any portion of the Subleased Premises or the suitability of the Subleased Premises for the conduct of Atossa’s business, and Atossa waives any implied warranty that the Premises are suitable for Atossa’s intended use; and (ii) Atossa is entering into this Sublease without relying upon any statement, representations or warranty made by the FHCRC or by any agent or by any other person except as set forth herein or in the Master Lease.

17.         FHCRC’s Representations and Warranties. FHCRC represents and warrants the following to Atossa as of the date of this Sublease: (i) the document attached hereto as Exhibit A is a true, accurate and complete copy of the Master Lease, and there is no other document, agreement or understanding between FHCRC and Master Landlord with respect to FHCRC’s Premises; (ii) to FHCRC’s knowledge, there exists no default under the Master Lease, or any condition which with the passage of time or the giving of notice, or both, would constitute a default under the Master Lease on the part of either FHCRC or Master Landlord; and (iii) the current expiration date of the Master Lease for the Subleased Premises is November 30, 2014.

18.         Operating Rules. Atossa agrees to comply with (i) all laws, regulations and codes, including without limitation building, fire and safety codes, relating to Atossa’s use of the Subleased Premises or Atossa’s use, care and maintenance of the laboratories in the Subleased Premises; and (ii) all rules and regulations of Master Landlord applicable to the Subleased Premises. Atossa further agrees to permit periodic inspections of the Subleased Premises by FHCRC and all regulatory personnel at any time during normal operating hours, subject to reasonable advance notice, or, from time to time, without notice as required or permitted by applicable laws and regulations.

19.         Noise. Atossa acknowledges that, during its initial occupancy of the Permanent Office Space, FHCRC will be conducting construction activities in adjacent spaces in the Building. FHCRC will use its best reasonable efforts to minimize noise levels during such construction, but cannot guarantee that such construction will not have any impact on the Permanent Office Space. Atossa also acknowledges that the hallways that Atossa Parties will use to access the Subleased Premises are in areas occupied by FHCRC, and Atossa will cooperate with FHCRC to minimize disruptions to occupants of FHCRC’s Premises caused by use of the hallways by Atossa Parties.

20.         Insurance.

a.         Insurance Requirements. Atossa, at its sole cost and expense, will procure and keep in force throughout the Term of this Sublease commercial general liability and other insurance in accordance with the Master Lease.

b.         Waiver. FHCRC, Atossa and, by its consent, Master Landlord each hereby waive any and all rights of recovery against the others, or against the officers, directors, employees, agents and representatives of the others, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control that is caused by or results from a risk which is actually insured against under this Sublease, without regard to the negligence or willful misconduct of the party so released. Such waivers will continue as long as their respective insurers so permit. Any termination of such a waiver will be by written notice of circumstances as set forth in the Master Lease.

c.         Third Party Beneficiary. Atossa will be a third party beneficiary of Master Landlord’s obligation to maintain insurance as provided in Section 17 of the Master Lease.

21.         Indemnification.

a.         Mutual Indemnity. To the extent permitted by law, each party will defend, indemnify and hold the other harmless from and against any damage, loss or liability from injuries to persons or property (excluding consequential damages such as lost profits) to the extent caused by the negligent acts or omissions of their respective agents, officers and employees acting in the scope of their employment.

b.         Exculpation. To the extent permitted by law, none of FHCRC, Atossa or Master Landlord will be liable for any damages arising from any act, omission or neglect of any other tenant in the Building or the Project, or of any other third party.

22.         Hazardous Materials.

a.         Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Subleased Premises, FHCRC’s Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant defined as a Hazardous Material in the Master Lease or listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos, petroleum (including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or mixtures of natural gas and such synthetic gas).

b.         Prohibition/Compliance. Atossa will not cause or permit any Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Subleased Premises, FHCRC’s Premises or the Project in violation of applicable Environmental Requirements by Atossa or any Atossa Party. If Atossa breaches the obligation stated in the preceding sentence, or if Atossa’s acts or omissions result in contamination of the Subleased Premises, FHCRC’s Premises, the Project or any adjacent property, or if contamination of the Subleased Premises, FHCRC’s Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Subleased Premises by Atossa or any Atossa Party occurs during the Sublease Term or any holding over, Atossa hereby indemnifies and will defend and hold FHCRC, Master Landlord and their respective agents, tenants, and contractors, harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including without limitation punitive damages and damages based upon diminution in value of the Subleased Premises, FHCRC’s Premises or the Project or the loss of, or restriction on, use of the Subleased Premises, FHCRC’s Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Sublease Term as a result of such contamination. This indemnification of FHCRC and Master Landlord by Atossa includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Materials present in the air, soil or ground water above on or under the Subleased Premises, FHCRC’s Premises, the Project or any adjacent property caused or permitted by Atossa or any Atossa Party. Without limiting the foregoing, if the presence of any Hazardous Materials on the Subleased Premises, FHCRC’s Premises, the Project or any adjacent property, caused or permitted by Atossa or any Atossa Party results in any contamination of the Subleased Premises, FHCRC’s Premises, the Project or any adjacent property, Atossa will promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Subleased Premises, FHCRC’s Premises, the Project or any adjacent property, to the condition existing prior to the time of such contamination, provided that FHCRC’s and Master Landlord’s approval of such action must first be obtained, which approval will not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Subleased Premises, FHCRC’s Premises or the Project.

c.         Business. FHCRC acknowledges that it is not the intent of this Section 21 to prohibit Atossa from using the Subleased Premises for the Permitted Use. Atossa may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to FHCRC to allow Atossa to use Hazardous Materials in connection with its business, Atossa agrees to deliver to FHCRC prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Subleased Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Subleased Premises (“Hazardous Materials List”). Atossa will deliver to FHCRC an updated Hazardous Materials List at least once a year and will also deliver an updated list before any new Hazardous Material is brought onto, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Subleased Premises. Atossa will deliver to FHCRC true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks will only be permitted after FHCRC and Master Landlord have given Atossa their written consent to do so, which consent may be withheld in the sole and absolute discretion of FHCRC and Master Landlord); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 of the Master Lease cannot be accomplished in three months). Atossa is not required, however, to provide FHCRC with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide FHCRC with information which could be detrimental to Atossa’s business should such information become possessed by Atossa’s competitors.

d.         Testing. At any time, and from time to time, prior to the expiration or earlier termination of the Term, FHCRC will have the right to conduct appropriate tests of the Subleased Premises, FHCRC’s Premises and the Project to determine if contamination has occurred as a result of Atossa’s use of the Subleased Premises. In connection with such testing, upon the request of FHCRC, Atossa will deliver to FHCRC or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Subleased Premises by Atossa or any Atossa Party. If contamination has occurred for which Atossa is liable under this Section 21, Atossa will pay all costs to conduct such tests (which will not constitute an Operating Cost). If no such contamination is found, FHCRC will pay the costs of such tests. FHCRC will provide Atossa with a copy of all third party, non-confidential reports and tests of the Subleased Premises made by or on behalf of FHCRC during the Term without representation or warranty and subject to a confidentiality agreement. Atossa will, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements. FHCRC’s receipt of or satisfaction with any environmental assessment in no way waives any rights which FHCRC may have against Atossa.

e.         Atossa’s Obligations. Atossa’s obligations under this Section 21 will survive the expiration or earlier termination of the Sublease. During any period of time after the expiration or earlier termination of this Sublease required by Atossa or FHCRC to complete the removal from the Subleased Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Subleased Premises and the completion of the approved Surrender Plan), Atossa will continue to pay the full Rent in accordance with this Sublease for any portion of the Subleased Premises not relet by FHCRC in FHCRC’s discretion, which Rent will be prorated daily.

23.         Successors and Assigns. Atossa will not assign this Sublease, or sublet the Subleased Premises in whole or in part, or otherwise transfer or hypothecate this Sublease or all or any part of the Subleased Premises without the prior written consent of FHCRC, which will not be unreasonably conditioned or withheld. Any of the foregoing acts without FHCRC’s prior written consent will be void and will at the option of FHCRC terminate this Sublease. Approval by FHCRC of any assignment or subleasing will not release Atossa from its obligations under this Sublease, nor will such consent constitute consent to any other or additional assignment or subleasing. In connection with any assignment or sublease by Atossa, Atossa will provide an original fully signed assignment and assumption or sublease document to FHCRC in a form acceptable to FHCRC. Subject to the foregoing, this Sublease will be binding upon and inure to the benefit of the legal representatives, successors and assigns of the parties.

24.         Nondiscrimination. FHCRC and Atossa each certifies it will not discriminate in employment on the basis of race, color, religion, sex, national origin, veteran status or physical or mental disability in regard to any position for which the employee is qualified, in compliance with (i) Presidential Executive Order 11246, as amended, including the Equal Opportunity Clause contained therein; (ii) Section 503 of the Rehabilitation Act of 1973, as amended, and the Vietnam Era Veterans Readjustment Act of 1974, as amended, and the Affirmative Action Clauses contained therein; (iii) the Americans with Disabilities Act of 1990, as amended; and (iv) Title VI of the Civil Rights Act of 1964. FHCRC and Atossa each agrees it will not maintain facilities which are segregated on the basis of race, color, religion or national origin in compliance with Presidential Executive Order 11246, as amended, and will comply with the Americans with Disabilities Act of 1990, as amended, regarding its programs, services, activities and employment practices.

25.         Default.

a.         Default by Atossa. If (i) Atossa fails to pay any installment of Rent or any other payment hereunder when due, or (ii) any event of “Default” occurs as described in Section 20 of the Master Lease, or (iii) Atossa fails to perform any of the other covenants or conditions that Atossa is required to observe and perform under this Sublease for twenty (20) days following FHCRC’s written notice to Atossa of such failure to perform or such longer period of time as may be necessary provided Atossa has commenced to cure and is diligently pursuing the same, then FHCRC may treat the occurrence of any one or more of the foregoing events as a default by Atossa under this Sublease, and thereupon, FHCRC may terminate this Sublease and pursue any and all other rights and remedies provided FHCRC at law or in equity.

b.         Default by FHCRC. If FHCRC (i) fails to make payment of any sum to be paid by FHCRC under this Sublease for ten (10) days following Atossa’s written notice to FHCRC of such failure to pay, or (ii) fails to perform any of the other covenants or conditions that FHCRC is required to observe and perform under this Sublease for thirty (30) days following Atossa’s written notice to FHCRC of such failure to perform or such longer period of time as may be necessary provided FHCRC has commenced to cure and is diligently pursuing the same, then Atossa may treat the occurrence of any one or more of the foregoing events as a default by FHCRC under this Sublease, and thereupon, Atossa may terminate this Sublease and pursue any and all other rights and remedies provided Atossa at law or in equity.

26.         Notices. Any notice or communication under this Sublease will be effective only if in writing and delivered in person, by overnight courier service or facsimile transmission, or mailed by registered or certified mail return receipt requested postage prepaid to the addressee’s address below or to any other address the addressee may have notified the sender beforehand referring to this Sublease. All notices and communications will be deemed given when delivered in person or overnight courier service, three (3) days after mailing if mailed, or when sent by facsimile transmission if confirmation is received. Notwithstanding the foregoing, any notice or other communication to Master Landlord will be given only in accordance with the Master Lease.

If to FHCRC, to:	Fred Hutchinson Cancer Research Center
Attention: Scott Rusch, Vice President, Facilities and Operations
1100 Fairview Avenue N., MS J5-100
Post Office Box 19024
Seattle, Washington 98109-1024
Fax: (206) 667-5104

If to Atossa, to:
Before Sublease Commencement:
Atossa Genetics Inc.
Attention: Steven C Quay, MD, PhD, FCAP
CEO & President, Atossa Genetics, Inc.
4105 E Madison St, Suite 320
Seattle, WA 98112
Fax:

After Sublease Commencement:
Atossa Genetics Inc.
Attention: Steven C Quay, MD, PhD, FCAP
CEO & President, Atossa Genetics, Inc.
1616 Eastlake Avenue East
Seattle, WA 98102

Fax:

27.         FHCRC’s Entry. Subject to the requirements of Section 21 of this Sublease or as otherwise provided herein, FHCRC and its agents, except in the case of emergency or other imminent danger thereof to the Subleased Premises, FHCRC’s Premises or the Building or their occupants, or by consent of Atossa or its employees, will provide Atossa with twenty-four (24) hours’ notice prior to entry of the Subleased Premises; any entry by FHCRC and its agents will not impair Atossa’s operations more than reasonably necessary; and Atossa will have the right to have an employee accompany FHCRC at all times that FHCRC is present on the Subleased Premises.

28.         Disputes. This Sublease will be governed by the laws of the State of Washington. Atossa hereby irrevocably submits to the jurisdiction of the federal or state courts located in King County, Washington, and agrees that the venue of any action or proceeding involving this Sublease will lie in King County, Washington, such venue constituting a convenient forum for the parties. In the event of any dispute arising out of or relating to this Sublease, whether suit or other proceeding is commenced or not, and whether in mediation, arbitration, at trial, on appeal, in administrative proceedings or in bankruptcy (including without limitation any adversary proceeding or contested matter in any bankruptcy case), the prevailing party will be entitled to recover its costs and expenses incurred, including reasonable attorneys’ fees.

29.         Master Landlord’s Consent. This Sublease is subject to Master Landlord’s consent as provided under the Master Lease, and will be effective only upon receipt of such consent.

30.         Surrender of Premises. Atossa will, on the last day of the Term of this Sublease, or upon any earlier termination, remove all of its furniture, furnishings, personal property, equipment and fixtures installed by Atossa in the Subleased Premises, and surrender to FHCRC the Subleased Premises broom clean in good order, condition and state of repair, reasonable wear and tear excepted. Without limiting the foregoing, Atossa will (i) repair any damage to the Subleased Premises caused by the removal of any of its furniture, furnishings, personal property, equipment or fixtures; and (ii) comprehensively decommission and decontaminate the Subleased Premises, which will include removing all Hazardous Materials including equipment containing Hazardous Materials and any contaminated equipment. If Atossa fails to adequately decommission and decontaminate the Subleased Premises, Atossa will pay FHCRC, as Additional Rent, an amount equal to the actual, reasonable costs, including reasonable labor costs, incurred by FHCRC in so decommissioning and decontaminating the Subleased Premises.

31.         Brokerage. Atossa and FHCRC each represents and warrants that it has not dealt with any real estate broker in connection with this transaction other than CBRE on behalf of Atossa and Kinzer Real Estate Services on behalf of FHCRC. FHCRC agrees to pay the commissions or other compensation due to said brokers pursuant to separate agreements. FHCRC and Atossa agree to indemnify and hold harmless the other with respect to claims of any other real estate broker or finder for commissions or fees in connection with this Sublease arising from their respective actions.

32.         Force Majeure. Time periods for either party’s performance under any provisions of this Sublease (excluding payment of Rent) will be extended for periods of time during which the party’s performance is prevented due to circumstances beyond such party’s control, including without limitation, fires, floods, earthquakes, lockouts, strikes, embargoes, governmental regulations, acts of God, public enemy, war or other strife.

33.         General. This Sublease represents the entire understanding of the parties with respect to the subject matter covered, supersedes all prior and contemporaneous oral understandings with respect to such subject matter, may only be amended in a writing signed by both parties, and will be executed in two or more counterparts so that each party may retain a fully executed original. The parties acknowledge that this Sublease was negotiated by the parties, that they have had the opportunity to have this Sublease reviewed by their respective legal counsel, and that the terms and conditions of this Sublease are not to be construed against either party. Time is of the essence of this Sublease.

Executed as of the date first written above.

FHCRC:	Atossa:

FRED HUTCHINSON CANCER	ATOSSA GENETICS INC.
RESEARCH CENTER

By:	/s/Scott Rusch	By:	/s/ Steven C Quay
Its:	VP, Facilities & Operations	Its:	CEO

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that Scott Rusch is the person who appeared before me, and said person acknowledged that he or she signed this instrument, on oath stated that he or she is authorized to execute the instrument and acknowledged it as the Vice President-Facilities of FRED HUTCHINSON CANCER RESEARCH CENTER to be the free and voluntary act of such parties for the uses and purposes mentioned in this instrument.

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that Steven Quay is the person who appeared before me, and said person acknowledged that he or she signed this instrument, on oath stated that he or she is authorized to execute the instrument and acknowledged it as the             CEO             of ATOSSA GENETICS INC. to be the free and voluntary act of such parties for the uses and purposes mentioned in this instrument.

Exhibit A

Master Lease

(See attached copy)

LEASE AGREEMENT

1616 EASTLAKE AVENUE EAST

SEATTLE, WASHINGTON

Between

ARE-Eastlake Avenue No. 3

as

Landlord

and

Fred Hutchinson Cancer Research Center

as Tenant

January 16, 2004

i

31.	Tenant’s Remedies/Limitation of Liability.	34

32.	Inspection and Access.	35

33.	Security.	35

34.	Force Majeure.	36

35.	Brokers, Entire Agreement, Amendment.	36

36.	Limitation on Landlord’s Liability.	36

37.	Severability.	37

38.	Signs; Exterior Appearance.	37

39.	Right to Extend Term.	37

40.	Termination Option.	40

41.	Right of First Negotiation.	40

42.	Miscellaneous.	41

ii

LEASE AGREEMENT

THIS LEASE AGREEMENT is made this 16th day of January 2004, between ARE-Eastlake Avenue No. 3, a Delaware limited liability company (“Landlord”), and Fred Hutchinson Cancer Research Center, a Washington nonprofit corporation (“Tenant”).

Basic Lease Provisions

Address:	1616 Eastlake Avenue East, Seattle, Washington.

Premises:	That portion of the Project, containing approximately 90,486 rentable square feet, as shown on attached Exhibit A, which shall be delivered to Tenant as set forth herein.

Project:	The real property on which the building (the “Building”) in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on attached Exhibit B.

Base Rent:     ______ per rsf per year

Rentable Area of Premises: Approximately 90,486 sq. ft.

Rentable Area of Project: Approximately 165,493 sq. ft.

Tenant’s Share: See Section 6(c) hereof

Security Deposit: None

Target Commencement Date: January 19, 2004

Rent Commencement Date: August 15, 2004

Rent Adjustment Percentage: 2.5%

Base Term:	Beginning on the Commencement Date and ending 120 months from the first day of the first full month following the Rent Commencement Date.

Permitted Use:	Office and related uses, and research and development laboratory uses, consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment:	Landlord’s Notice Address:

135 N. Los Robles Avenue, Suite 250	135 N. Los Robles Avenue, Suite 250
Pasadena, CA 91101	Pasadena, CA 91101
Attention: Accounts Receivable	Attention: Corporate Secretary

Tenant’s Notice Address:

Fred Hutchinson Cancer Research Center P.O. Box 19024, MS J5-100
Seattle, WA 98109-1024
Attention: Scott Rusch

Vice President, Facilities and

Operations

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

EXHIBIT A - PREMISES DESCRIPTION

EXHIBIT A-l - INITIAL PREMISES DESCRIPTION

EXHIBIT A-2 - ADDITIONAL OFFICE AND ADDITIONAL LABORATORY

EXHIBIT B - DESCRIPTION OF PROJECT

EXHIBIT C - WORK LETTER

EXHIBIT D - COMMENCEMENT DATE

EXHIBIT E - RULES AND REGULATIONS

EXHIBIT F - TENANT’S PERSONAL PROPERTY

EXHIBIT G - SPACE NOT SUBJECT TO RIGHT OF FIRST NEGOTIATION

Terms

1.          Lease of Premises.

(a)          Lease. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord.

(b)         Premises. The Premises shall consist of:

(i)          Approximately 65,000 rentable square feet of space, comprising approximately 5,000 square feet of laboratory space on the second floor of the Building (“Initial Laboratory Premises”), and approximately 60,000 square feet of office space on the fourth and fifth floors of the Building, all as shown more particularly on attached Exhibit A-l (collectively, the “Initial Premises”); and

on the fourth and fifth floors of the Building, all as shown more particularly on attached Exhibit A-l (collectively, the “Initial Premises”); and

(ii)         Approximately 14,232 square feet of office space on the fourth and fifth floors (the “Additional Office Premises”) and approximately 11,254 square feet of laboratory space, which shall be an expansion of the Initial Laboratory Premises (the “Additional Laboratory Premises”), all as shown more particularly on attached Exhibit A-2 (collectively, the “Additional Premises”).

(c)         Common Areas. Tenant shall have the right to use the portions of the Project which are for the non-exclusive use of tenants of the Project, collectively referred to herein as the “Common Areas.” Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant’s use of the Premises for the Permitted Use.

(d)         Storage Space. In addition, Landlord grants to Tenant for the Term a license to use Tenant’s Share of existing, unreserved storage lockers located on the first floor of the Building (the “Storage Space”). The Storage Space shall be made available to Tenant in broom clean condition. Landlord has no obligation to make any improvement to the Storage Space, or to repair the Storage Space. Tenant’s use of the Storage Space shall at all times be in compliance with the provisions of this Lease, including without limitation those provisions concerning Environmental Requirements and Hazardous Materials. Tenant’s rights to use the Storage Space shall cease and terminate upon the expiration or sooner termination of this Lease. Tenant shall not be required to pay any Additional Rent for the use of the Storage Space. Landlord may from time to time upon 30 days prior notice Tenant relocate any or all of the Storage Space to other storage areas in the Building (“New Storage Space”) in which event the New Storage Space shall be deemed to be the Storage Space hereunder. Landlord shall pay the actual and reasonable expenses of physically moving Tenant’s property to the New Storage Space.

2.           Delivery; Acceptance of Premises; Commencement Date.

(a)         Delivery. Landlord shall use reasonable efforts to make the Premises available to Tenant for Tenant’s Work under the Work Letter (“Delivery” or “Deliver”) within 5 days after full execution of this Lease and Tenant’s delivery of evidence of the insurance required hereby and by the Work Letter. As used herein, the term “Tenant’s Work” shall have the meaning set forth for such term in the Work Letter.

(b)         Failure to Deliver. If Landlord fails to timely Deliver any portion of the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. If Landlord does not Deliver the Premises within 60 days of the Target Commencement Date (set forth in the Basic Lease Provisions on page 1 of this Lease), or such greater period with respect to the Additional Premises as Landlord and Tenant may mutually agree in writing, for any reason other than Force Majeure (as defined in Section 34 hereof), this Lease may be terminated by Landlord or Tenant by written notice to the other, and if so terminated, neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. If neither Landlord nor Tenant elects to void this Lease within 5 business days of the lapse of such 60 day period (subject to any extension as described above), such right to void this Lease shall be waived and this Lease shall remain in full force and effect.

(c)         Commencement Date and Term. The “Commencement Date” shall be the date Landlord Delivers the Initial Premises to Tenant. The “Rent Commencement Date” shall be the date set forth in the Basic Lease Provisions on page 1 of this Lease. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date, the Rent Commencement Date and the expiration date of the Term when such are established in the form of the “Acknowledgment of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. The “Term” of this Lease shall be the Base Term, as defined the Basic Lease Provisions on page 1 of this Lease and any Extension Terms which Tenant may elect pursuant to Section 39 hereof.

(d)         Condition of Premises. Except as set forth in the Work Letter, if applicable: (i) Tenant shall accept the Premises in their condition as of the Commencement Date, subject to all applicable Legal Requirements (as defined in Section 7 hereof); (ii) Landlord shall have no liability to Tenant for any defects in the Premises, provided Landlord shall be responsible for enforcing rights under any applicable warranty and Landlord’s repair obligations under Section 18 hereof; and (iii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken. Any occupancy of the Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease other than payment of Base Rent.

(e)         Access. After Delivery, Tenant shall have access to the Premises, and the Building shall be open and available for Tenant’s use, at all times, 24 hours per day, 7 days per week (including without limitation on nights, weekends and holidays).

(f)         Confirmation of Square Footage. Landlord shall measure the rentable square footage of the Project and the Premises within the period of 90 days following the Rent Commencement Date. Such measurement shall be performed in accordance with the 1996 Standard Method of Measuring Floor Area in Office Buildings as adopted by the Building Owners and Managers Association (ANSI/BOMA Z65.1-1996) (“BOMA Standards”). In the event of any change in the rentable square footage of the Project or the Premises (due to additional vertical penetrations or otherwise), Landlord will re-calculate the rentable square footage the Premises and the Project using BOMA Standards by deducting the modification to the Project or the Premises.

3.           Rent.

(a)         Base Rent.

(i)         The first month’s Base Rent shall be due and payable on delivery of an executed copy of this Lease to Landlord. Except as provided herein, Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof after the Rent Commencement Date, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing. During the first year of the Term, Tenant shall pay Base Rent only on the Initial Premises.

(ii)         From and after the earlier of (A) the first anniversary of the Rent Commencement Date or (B) the date Tenant commences occupancy and use of the Additional Office Premises, Tenant shall pay Base Rent on the Additional Office Premises, at the same rate as Base Rent for the Initial Premises and at the time.

(iii)         Commencing September 1, 2005 (the “Additional Laboratory Commencement Date”), Tenant shall commence paying Base Rent on the Additional Laboratory Premises as follows. Tenant shall be responsible for making any improvements to the Additional Laboratory Premises. Commencing on the Additional Laboratory Commencement Date, Tenant shall begin to pay Base Rent at the rate of Shell Rent for the Additional Laboratory Premises. Commencing on the earlier of (A) the date of substantial completion of the improvements to the Additional Laboratory Premises or (B) June 1, 2006, Tenant shall pay Base Rent on the Additional Laboratory Premises at the rate of Improved Rent. “Shell Rent” shall mean $____ per rentable square foot per annum, on a triple net basis. “Improved Rent” shall mean $____ per rentable square foot per annum, on a triple net basis. Such Base Rent shall be adjusted annually as provided in Section 4 hereof, and shall further be adjusted for any portion of the Additional Tenant Improvement Allowance elected to be used by Tenant at any time during the Term.

(iv)         Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.

(b)         Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) Tenant’s Share of Operating Expenses (as defined in Section 5 hereof), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

4.           Base Rent Adjustments.

(a)         Adjustment. Base Rent shall be increased by an amount equal to $____ per annum for each dollar or portion thereof of the Additional Tenant Improvement Allowance elected to be used by Tenant pursuant to Section 5(b)(ii) of the Work Letter. Such increase will take effect (i) as of the Rent Commencement Date for the Additional Tenant Improvement Allowance used for the Initial Laboratory Premises, and (ii) as of the Additional Laboratory Commencement Date for the Additional Tenant Improvement Allowance used for the Additional Laboratory Premises.

(b)         Adjustment Date. On each anniversary of the first day of the first full month following the Rent Commencement Date during the Term of this Lease (each an “Adjustment Date”), Base Rent shall be increased by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.

5.           Operating Expense Payments.

(a)         Annual Estimate. Landlord shall deliver to Tenant a written estimate (the “Annual Estimate”) of Operating Expenses for each calendar year during the Term, together with a statement of any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises (“Tenant Reimbursable Expense”), which Annual Estimate may be revised by Landlord from time to time during such calendar year. During each month of the Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to l/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.

(b)         Definition. The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Project (including the Building’s share of all costs and expenses of any kind or description incurred or accrued by Landlord with respect to the Project which are not specific to the Building or any other building located in the Project), including, without duplication, capital repairs and improvements amortized over the useful life of such capital items, and property management rent in the amount of 3.0% of Base Rent, excluding only Taxes (as defined in Section 9 hereof) and,:

(i)                  the original construction costs of the Project and renovation prior to the date of the Lease and costs of correcting defects in such original construction or renovation;

(ii)         capital expenditures for expansion of the Project;

(iii)         capital expenditures required by Landlord’s failure to comply with Legal Requirements enacted on or before the commencement of the Lease Term;

(iv)         costs incurred by Landlord for the repair of damage to the Building occasioned by fire, windstorm, earthquake, flood or other casualty or loss in excess of any insurance proceeds therefore, or by the exercise of eminent domain, and any costs incurred by Landlord for the repair of damage to the extent that Landlord is reimbursed by insurance proceeds;

(v)                  interest, principal payments of Mortgage (as defined in Section 27 hereof) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments of base rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;

(vi)         depreciation of the Project (except for capital improvements, the cost of which are includable in Operating Expenses);

(vii)         advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

(viii)         legal and other expenses incurred in the negotiation or enforcement of leases;

(ix)         completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

(x)                  costs of utilities outside normal business hours sold to tenants of the Project;

(xi)         costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

(xii)         salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project;

(xiii)         general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(xiv)         costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(xv)         costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7 hereof);

(xvi)         penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

(xvii)         overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(xviii)         costs of Landlord’s charitable or political contributions;

(xix)         costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(xx)         costs incurred in the sale or refinancing of the Project;

(xxi)         net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein;

(xxii)         electric power costs for which any tenant directly contracts with the local public service company;

(xxiii)         services provided and costs incurred in connection with the operation of any retail restaurant in the Building to the extent such retail costs exceed the costs for non-retail business offices; provided, however, the square footage of such retail operations must be included in the denominator of the fraction utilized to determine Tenant’s percentage share of Operating Expenses;

(xxiv)         costs incurred in connection with upgrading the Building to comply with handicap, life, fire and safety codes in effect prior to the Commencement Date;

(xxv)         costs arising from the presence or removal of hazardous material in the Building or the Project prior to the Commencement Date, including, without limitations, asbestos in the Building or hazardous substances in the ground water or soil, and costs and expenses incurred in defending against claims in regard to the existence or release of hazardous substances or materials at or in the Building;

(xxvi)         costs arising from latent defects in all or any portion of the structural, exterior, parking and other Common Areas, including any Building Systems (except those installed by Tenant);

(xxvii)         costs for sculpture, paintings or other subjects of art;

(xxviii)         costs incurred by Landlord in providing entertainment (including but not limited to musical performances, exhibits, contests, meals, etc.) where such entertainment is not specifically related to promotion or advertising;

(xxix)         deductibles under Landlord’s insurance policies to the extent those deductibles exceed $____ per claim; except for earthquake and flood insurance, for which deductibles shall not exceed $____ per claim;

(xxx)         rental concessions or lease buyouts;

(xxxi)         expenses incurred in relocating tenants in the Building;

(xxxii)         the cost of installing, operating and maintaining any specialty service or special facility such as a health club (not including locker rooms), cafeteria or dining facility;

(xxxiii)         premiums for Landlord’s errors and omissions insurance as described in Section 17(a) hereof;

(xxxiv)         costs associated with compliance with the City of Seattle approved Transportation Management Plan on behalf of other tenants in the Building; and

(xxxv)         any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project.

(c)         Annual Statement. Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (i) the total of actual Operating Expenses for the previous calendar year; (ii) the amount of the following (collectively, “Operating Expense Obligation”) Tenant’s Share of actual Operating Expenses for the previous calendar year, plus any items of Tenant Reimbursable Expense; and (iii) the total of Tenant’s payments in respect of Tenant’s Operating Expense Obligation for such year. If Tenant’s actual Operating Expense Obligation for such year exceeds Tenant’s payments for such year with respect to Tenant’s estimated Operating Expense Obligation, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant’s payments with respect to Tenant’s estimated Operating Expense Obligation for such year exceed Tenant’s actual Operating Expense Obligation for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.

(d)         Review. The Annual Statement shall be final and binding upon Tenant unless Tenant, within 90 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 90 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Operating Expense Obligation, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”). If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Operating Expense Obligation, then Tenant shall have the right to have an independent public accounting firm selected by Tenant from among the 5 largest in the United States, working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review the Expense Information for the year in question (the “Independent Review”). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Tenant’s estimated Operating Expense Obligation for the calendar year in question exceeded Tenant’s actual Operating Expense Obligation for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of Tenant’s estimated Operating Expense Obligation or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant’s payments with respect to Tenant’s Operating Expense Obligation for such calendar year were less than Tenant’s actual Operating Expense Obligation for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Tenant’s Operating Expense Obligation by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Tenant’s Operating Expense Obligation for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated. Notwithstanding anything set forth herein to the contrary, if the Building is not at least 95% occupied on average during any year of the Term, Tenant’s Operating Expense Obligation for such year shall be computed as though the Building had been 95% occupied on average during such year.

(e)         “Tenant’s Share” shall be a percentage equal to the rentable area of the Premises divided by the rentable area of the Project, provided that the rentable area of the Additional Office Premises and the rentable area of the Additional Laboratory Premises shall not be included in the calculation of Tenant’s Share until Tenant commences paying Base Rent thereon. Tenant’s Share may be adjusted reasonably by Landlord following a measurement of the rentable area of the Project and the Premises. Base Rent, Tenant’s Operating Expense Obligation, Additional Rent and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

6.           Security Deposit. Tenant shall not be required to provide any security deposit in connection with this Lease.

7.           Use.

(a)         Permitted Use/Legal Requirements. The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Provisions on page 1 of this Lease, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall, upon 5 business days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9 hereof) having jurisdiction to be a violation of a Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. Tenant shall not permit any part of the Premises to be used as a “place of public accommodation,” as defined in the ADA or any similar Legal Requirement. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment weighing 500 pounds or more in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord. Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.

(b)         Compliance with Legal Requirements. Landlord shall be responsible for the compliance of the Building Systems (defined in Section 13 hereof), structure, exterior, parking and other Common Areas of the Project with Legal Requirements (including, without limitation, the ADA) in effect as of the Commencement Date. Landlord shall, as an Operating Expense (unless excluded from the definition of Operating Expense under Section 5(b) hereof), be responsible for keeping the Building Systems, structure, exterior, parking and other Common Areas of the Project in compliance with Legal Requirements during the Term. Tenant shall make any alterations or modifications to the interior or the exterior of the Premises or the Project that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA) related to Tenant’s use or occupancy of the Premises, at Tenant’s sole expense unless part of Tenant’s Work under the Work Letter.

(c)         Indemnity.

(i)                  Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all Claims (as defined in Section 7(d) hereof) arising out of or in connection with Tenant’s failure to meet Tenant’s obligations under this Lease to comply with Legal Requirements, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure by Tenant to meet Tenant’s obligations under this Lease to comply with any Legal Requirement.

(ii)         Notwithstanding any other provision herein to the contrary, Landlord shall be responsible for any and all Claims arising out of or in connection with Landlord’s failure to meet Landlord’s obligations under this Lease to comply with Legal Requirements, and Landlord shall indemnify, defend, hold and save Tenant harmless from and against any and all Claims arising out of or in connection with any failure by Landlord to meet Landlord’s obligations under this Lease to comply with any Legal Requirement.

(d)         Claims. As used herein, “Claims” shall mean any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit).

8.           Holding Over.

(a)         Hold Over with Consent. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, unless otherwise agreed in such written consent, (i) such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease.

(b)         Hold Over without Consent. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (i) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of Rent in effect during the last 30 days of the Term, and (ii) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages.

(c)         No Deemed Consent or Extension. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

9.           Taxes.

(a)         Payment of Taxes. Except as provided in Section 9(b) hereof, Landlord shall pay all taxes, levies, assessments and governmental charges of any kind (collectively referred to as “Taxes”) imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by, any Governmental Authority, or (v) imposed as a license or other fee on Landlord’s business of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Taxes shall not include any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.

(b)         Taxes. Notwithstanding anything set forth herein to the contrary, Tenant hereby agrees that it will pay all Taxes that become due with respect to the Premises during the Term, including Tenant’s Share of real property taxes assessed against the Project. Landlord will provide Tenant with copies of current statements of real property taxes within 15 days after execution of this Lease. Thereafter, Landlord will provide Tenant with copies of statements of real property taxes within 45 days after receipt by Landlord. Each month during the Term, Tenant shall pay one-twelfth (1/12) of the annual Taxes, including annual real property taxes, due with respect to the Premises either to Landlord or directly to the taxing authority. If Tenant receives an exemption from ad valorem taxes as contemplated in Section 9(c) hereof, (i) if Tenant has paid real property taxes to Landlord, Tenant shall be entitled to be refunded or reimbursed for any real property taxes paid to Landlord upon Landlord’s receipt of any refund from the taxing authority; or (ii) if Tenant has paid real property taxes directly to the taxing authority, Tenant shall be entitled to any refund with respect to such taxes.

(c)         Tax Exemption. Landlord acknowledges that Tenant conducts biomedical research and provides bone marrow transplant and related hospital services for the sick, and the property that Tenant uses for these purposes is generally exempt from ad valorem property taxes pursuant to the provisions of Chapter 84.36 RCW. Landlord agrees that Tenant may apply to the Washington Department of Revenue to obtain a property tax exemption for the Premises. At its own expense and in its own name, Tenant may contest and review by legal proceedings any denial by the Department of Revenue or any court of competent jurisdiction of an exemption from ad valorem property taxes for the Premises during the Term. If Tenant exercises this right, Landlord agrees to cooperate in the legal proceedings and not hinder efforts by Tenant. As used herein, “legal proceedings” shall include, but not be limited to, appropriate appeals of all administrative and judicial determinations and judgments, decrees, orders and certiorari proceedings and appeals of orders therein, including appeals to the court of last resort. Tenant agrees to indemnify and hold Landlord harmless from any costs or expenses Landlord may incur in connection with such legal proceedings.

10.         Parking. Subject to all matters of record, Force Majeure, a Taking (as defined in Section 19 hereof) and the exercise by Landlord of its rights hereunder, Tenant shall be allocated Tenant’s Share of all parking spaces available for use by tenants of the Building, in those areas designated for non-reserved parking for office and laboratory tenants of the Project (but not retail tenants or their customers or visitors of the Project), subject in each case to Landlord’s rules and regulations. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project. Tenant shall pay, in monthly installments in advance, for each of the parking spaces allocated to Tenant, Additional Rent in the amount of $__ per parking space (“Parking Rent”), the first monthly installment of which shall be payable upon the Rent Commencement Date and thereafter on or before the first day of each month of the Term. Parking Rent shall be increased by 10% as of the 6th anniversary of the Rent Commencement Date. If Landlord is able to provide extra parking spaces for Tenant’s use after 7:00 p.m., in Landlord’s discretion, Tenant shall not be charged for such extra parking spaces. Tenant hereby agrees to cooperate with Landlord by complying with the transportation plan approved by the City of Seattle.

11.          Utilities, Services.

(a)         Provision and Payment Subject to the terms of this Section 11. Landlord shall provide water, electricity, heat, light, power, telephone, sewer, and other utilities (including gas and fire sprinklers to the extent the Building is plumbed for such services), refuse and trash collection, and janitorial services for the Common Areas (collectively, “Utilities”). Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. Landlord may cause, at Tenant’s expense, any Utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord. Upon request, Landlord shall provide Tenant with evidence of the amounts of such jointly metered Utilities and the manner in which Landlord determined Tenant’s Share thereof. No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent. Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use.

(b)         Availability. Utilities shall be available to Tenant for use and occupancy of the Premises at any and all times, 24 hours per day, 7 days per week (including without limitation on nights, weekends and holidays), subject to the failure of any Utility provider to provide such Utilities, or repair of other temporary interruptions.

12.         Alterations and Tenant’s Property.

(a)         Alterations.

(i)         Except as otherwise expressly provided in this Lease or the Work Letter, any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other then by ordinary plugs or jacks) to Building Systems (as defined in Section 13 hereof) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems. If Landlord approves any Alterations, Landlord may impose reasonable conditions, including restoration obligations, on Tenant in connection with the commencement, performance and completion of such Alterations; provided, that Landlord will not be acting unreasonably if Landlord disapproves removal or material alteration of laboratory improvements. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts, evidence of contractor’s insurance and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. If Landlord fails to respond to Tenant within 10 business days after delivery of Tenant’s request, Landlord shall be deemed to have approved the Alterations.

(ii)         Notwithstanding Section 12(a)(i) hereof, Tenant may construct nonstructural Alterations in the Premises without Landlord’s prior approval if the aggregate cost of all such work in any 12 month period does not exceed $____ (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications, work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 15 business days in advance of any proposed construction.

(iii)         Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, on demand an amount equal to five percent (5%) of all charges incurred by Tenant or its contractors or agents in connection with any Alteration (other than a Notice-Only Alteration) to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision up to a maximum of $____ per Alteration. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

(b)         Protection from Liens. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all Alterations work (other than Notice-Only Alteration work). Tenant shall complete all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration, in both hard copy and electronic format (if available).

(c)         Tenant’s Property and Installations. Other than (i) the items, if any, listed on attached Exhibit F, (ii) any items agreed by Landlord in writing to be included on Exhibit F in the future, and (iii) any trade fixtures, machinery, equipment and other personal property not paid for out of the TI Fund (as defined in the Work Letter) which may be removed without material damage to the Premises, which damage shall be repaired (including capping or terminating utility hook-ups behind walls) by Tenant during the Term (collectively, “Tenant’s Property”), all property of any kind paid for with the TI Fund and all Alterations, real property fixtures, built-in machinery and equipment, built-in casework and cabinets and other similar additions and improvements built into the Premises so as to become an integral part of the Premises (such as fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch) (collectively, “Installations”) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term and shall remain upon and be surrendered with the Premises as a part thereof in accordance with Section 28 following the expiration or earlier termination of this Lease; provided, however, that Landlord shall, at the time its approval of such Installation is requested or at the time it receives notice of a Notice-Only Alteration, notify Tenant if it elects to cause Tenant to remove such Installation upon the expiration or earlier termination of this Lease. If Landlord so elects, Tenant shall remove such Installation upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal, including, when removing any of Tenant’s Property which was plumbed, wired or otherwise connected to any of the Building Systems, capping off all such connections behind the walls of the Premises and repairing any holes. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

(d)         Telecommunications Equipment. Notwithstanding anything set forth herein to the contrary, Tenant shall have the right, subject to the reasonable approval of Landlord of the location, to use a portion of the roof top of the Building without additional charge to place 2 communication dishes (each approximately 18 inches in diameter) and antennae (the “Telecommunications Equipment”). The Telecommunications Equipment shall be used solely by Tenant. Tenant shall pay all costs related to the installation, maintenance and removal of the Telecommunications Equipment. Tenant shall not knowingly take any action which will invalidate any warranty applicable to the roof. If Landlord delivers to Tenant written notice that the Telecommunications Equipment is causing any interference with equipment used by Landlord or another tenant of the Building, Tenant shall cause such interference to cease within 2 business days, or, thereafter, Tenant shall be required to cease using and remove the Telecommunications Equipment. Tenant shall promptly repair any damage to the roof top caused by the installation or maintenance of the Telecommunications Equipment.

13.         Landlord’s Repairs. Landlord, as an Operating Expense, shall maintain all of the structural, exterior, parking and other Common Areas of the Project, including HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Project (“Building Systems”), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s agents, servants, employees, invitees and contractors (collectively, “Tenant Parties”) excluded. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense. Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, give Tenant not less than 24 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements; provided that if Tenant objects to stoppage on such short notice, Landlord shall delay such stoppage for a reasonable period not to exceed 5 days unless Landlord reasonably determines that such delay will cause material damage to the Building System. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section (or with respect to any emergency, oral notice followed immediately by written notice), after which Landlord shall effect such repair within a reasonable time. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. If Landlord fails to make such repairs or to perform such maintenance within a reasonable time after written notice from Tenant, Tenant shall have the right to make such repairs. If Tenant makes any such repairs or performs any such maintenance, Tenant shall indemnify and defend Landlord against any third-party Claims. Landlord shall reimburse Tenant within 10 business days for any costs incurred by Tenant with respect to Landlord’s obligations under this Section 13. If Landlord fails to timely pay any such amount, either party may elect to have the matter resolved by binding arbitration pursuant to the arbitration rules of the American Arbitration Association then applying, except that the arbitration shall be held within 30 days. Any award rendered therein shall be final and binding on all parties to the arbitration and judgment may be entered in any court of competent jurisdiction. Notwithstanding the foregoing, nothing in this Agreement shall preclude the parties from seeking injunctive or other equitable relief from a court. All parties consent to the jurisdiction and venue of the federal and state courts located in King County, Washington with respect to any such controversy or claims. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18 hereof. For purposes of this Section 13, “reasonable time” shall be construed in light of (i) Tenant’s use of the affected portion of Premises or the Building and (ii) the circumstances at the time; provided “reasonable time” shall not to exceed 30 days unless such repair normally takes longer than 30 days in which event Landlord shall have a period of time reasonably required to complete such repairs); provided, however, that if such failure by Landlord creates or could create an emergency, Tenant may immediately commence cure of such failure.

14.         Tenant’s Repairs. Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls, unless such repair, replacement or maintenance is required due to the willful misconduct or gross negligence of Landlord or a Landlord Party (as defined in Section 17(b) hereof). Should Tenant fail to make any such repair or replacement or fail to maintain the Premises as required herein, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 10 business days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 business days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18 hereof, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party.

15.         Mechanic’s Liens. Within 30 days after the filing thereof, at Tenant’s sole cost, Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to Tenant, and Tenant shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

16.         Indemnification.

(a)         Indemnification by Tenant. Unless caused by the willful misconduct or gross negligence of Landlord or a Landlord Party: (i) Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder; (ii) Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises); and (iii) Tenant waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records).

(b)         Indemnification by Landlord. Landlord hereby indemnifies and agrees to defend, save and hold Tenant harmless from and against any and all Claims for injury or death to persons or damage to property occurring in or about the Project outside of the Premises caused by the willful misconduct or gross negligence of Landlord or a Landlord Party.

(c)         Acts of Third Parties. Neither Landlord nor Tenant shall be liable to the other for any Claims arising from any act, omission or neglect of any tenant in the Project or of any other unrelated, non-invitee third party.

17.         Insurance.

(a)         Landlord’s Insurance. Landlord shall maintain all-risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $10,000,000 for bodily injury and property damage with respect to the Project, and errors and omissions insurance with a single loss limit of not less than $10,000,000; provided that any loss in excess of policy limits shall not be included as part of the Operating Expenses unless such loss is the responsibility of Tenant under this Lease. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem reasonably necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. The premiums for such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

(b)         Tenant’s Insurance. Tenant, at its sole cost and expense, shall maintain during the Term: (i) all-risk property insurance with business interruption and extra expense coverage covering all of Tenant’s personal property and trade fixtures installed or placed in the Premises, with such limits and subject to such deductibles as Tenant reasonably determines appropriate; (ii) workers’ compensation insurance with no less than the minimum limits required by law; (iii) employer’s liability insurance with such limits as required by law; and (iv) commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises with a minimum limit of not less than $2,000,000 per occurrence. The commercial general liability insurance policy shall name Landlord, its officers, directors, employees and managers as additional insureds (collectively, “Landlord Parties” or individually a “Landlord Party”). The commercial general liability policy shall be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; shall not be cancelable for nonpayment of premium unless 10 days prior written notice shall have been given to Landlord from the insurer; shall contain a hostile fire endorsement and a contractual liability endorsement. If Tenant’s commercial general liability policy is written on a claims made basis, upon expiration or termination of the Lease, Tenant shall procure and maintain for 3 years after such expiration or termination a “tail” liability insurance policy with a minimum limit of not less than $2,000,000 per occurrence. Tenant will use reasonable commercial efforts to obtain pollution legal liability insurance with a minimum limit of not less than $2,000,000 per occurrence; provided the premium for such insurance shall not exceed $15,000 for the first year of coverage. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy.

(c)         Evidence of Insurance. Certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance. Tenant shall, prior to the expiration of such policies, furnish Landlord with renewal certificates. In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

(d)         Waiver of Subrogation. The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Except as expressly provided in this Lease, Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby which are sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

(e)         Increases in Limits. Upon written notice to Tenant, Landlord may require insurance policy limits to be raised to conform with reasonable requirements of Landlord’s lender and/or to bring coverage limits to reasonable levels then being generally required of new tenants within the Project.

18.         Restoration.

(a)         Restoration by Landlord. If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other insured casualty (“Casualty”), Landlord shall notify Tenant within 60 days after discovery of such Casualty as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”). If the Restoration Period is estimated to exceed 12 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 5 business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period. Unless either Landlord or Tenant so elects to terminate this Lease, upon receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant unless covered by the insurance Landlord maintains as an Operating Expense hereunder, in which case such improvements shall be included, to the extent of such insurance proceeds, in Landlord’s restoration), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30 hereof) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, or Tenant may by written notice to Landlord delivered within 5 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain the right to any Rent payable by Tenant prior to such election by Landlord or Tenant. Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage, or if insurance proceeds are not available for such restoration.

(b)         Restoration by Tenant. In the event of a Casualty to the Premises, subject to Landlord’s restoration obligations under Section 18(a) hereof, Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or to obtain Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, Landlord may terminate this Lease if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage, or if insurance proceeds are not available for such restoration.

(c)         Abatement of Rent. In the event of a Casualty to the Premises, Rent shall be abated from the date of the Casualty until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant’s business. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18. Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

(d)         Waiver. The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19.         Condemnation. If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and if the Taking would (i) in Landlord’s reasonable judgment materially interfere with or impair Landlord’s ownership or operation of the Project, or (ii) in Tenant’s reasonable judgment either prevent or materially interfere with Tenant’s use of the Premises, then upon written notice by Landlord or Tenant, as applicable, this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

20.         Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a)         Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due.

(b)         Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 5 days before the expiration of the current coverage.

(c)         Abandonment. Tenant shall abandon the Premises.

(d)         Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e)         Liens. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 30 days after any such lien is filed against the Premises.

(f)         Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (i) make a general assignment for the benefit of creditors; (ii) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (iii) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (iv) be dissolved or otherwise fail to maintain its legal existence.

(g)         Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 hereof within 5 business days after a second notice requesting such document.

(h)         Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 20 days after written notice thereof from Landlord to Tenant. Any notice given under this Section 20(h) shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to this Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 20 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 20-day period and thereafter diligently prosecutes the same to completion.

21.         Landlord’s Remedies.

(a)         Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b)         Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum equal to 6% of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.

(c)         Remedies. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

(i)  Terminate this Lease, or at Landlord’s option, Tenant’s right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor;

(ii)         Upon any termination of this Lease, whether pursuant to the foregoing Section 21(c)(i) or otherwise, Landlord may recover from Tenant the following:

(A)         The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(B)         The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(C)         The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(D)         Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(E)         At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

(iii)         Landlord may continue this Lease in effect after Tenant’s Default and recover rent as it becomes due (Landlord and Tenant hereby agreeing that Tenant has the right to sublet or assign hereunder, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

(iv)         Whether or not Landlord elects to terminate this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. Upon Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

(v)         Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30 hereof, at Tenant’s expense.

(vi)         The term “rent” as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in this Section 21, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(d)         Effect of Exercise. Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter, re-take or otherwise obtain possession of the Premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge.

22.         Assignment and Subletting.

(a)         General Prohibition. Without Landlord’s prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 25% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22.

(b)         Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises, then at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant such consent, (ii) refuse such consent, in its sole and absolute discretion, if the proposed assignment, hypothecation or other transfer or subletting concerns more than (together with all other then effective subleases) 50% of the Premises, (iii) refuse such consent, in its reasonable discretion, if the proposed subletting concerns (together with all other then effective subleases) 50% or less of the Premises (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting), or (iv) terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (an “Assignment Termination”). If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord’s notice electing to exercise the Assignment Termination. If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice. No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer. Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses in connection with its consideration of any Assignment Notice.

(c)         Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

(i)  That any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii)         A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(d)         No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. If the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of the rental payable under this Lease, (excluding however, any Rent payable under this Section) and actual and reasonable brokerage fees, legal costs and any design or construction fees directly related to and required pursuant to the terms of any such sublease (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

(e)         No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

(f)         Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

23.         Estoppel Certificate. Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

24.         Quiet Enjoyment. So long as Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

25.         Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

26.         Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between said rules and regulations and the provisions of this Lease, the provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27.         Subordination. This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however, that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be reasonably requested by any such Holder, provided any such instruments shall contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust.

28.         Surrender.

(a)         Condition of Premises/Surrender Plan. Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 hereof excepted. At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Alterations or Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Surrender Plan”). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $____. Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

(b)         Landlord’s Rights. If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in Section 28(a).

(c)         Keys, Access Cards and Tenant’s Property. Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing any such lost access card or key that was furnished by Landlord or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and property not removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29.         Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30.         Environmental Requirements.

(a)         Prohibition/Compliance/Indemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as defined in Section 30(g) hereof) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project.

(b)         Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Material is brought onto, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months). Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

(c)         Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the date of this Lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.

(d)         Testing. At any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30. Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

(e)         Underground Tanks. If underground or other storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

(f)         Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.

(g)         Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, byproducts, or residues generated, resulting, or produced therefrom.

31.         Tenant’s Remedies/Limitation of Liability.

(a)         Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

(b)         Notwithstanding the foregoing, if any claimed Landlord default hereunder will immediately, materially and adversely affect Tenant’s ability to conduct its business in the Premises (a “Material Landlord Default”), Tenant shall, as soon as reasonably possible, but in any event within 5 business days of obtaining knowledge of such claimed Material Landlord Default, give Landlord written notice of such claim and telephonic notice to Tenant’s principal contact with Landlord. Landlord shall then have 2 business days to commence cure of such claimed Material Landlord Default and shall diligently prosecute such cure to completion. If such claimed Material Landlord Default is not a default by Landlord hereunder, or if Tenant failed to give Landlord the notice required hereunder within 5 business days of learning of the conditions giving rise to the claimed Material Landlord Default, Landlord shall be entitled to recover from Tenant, as Additional Rent, any costs incurred by Landlord in connection with such cure in excess of the costs, if any, that Landlord would otherwise have been liable to pay hereunder. If Landlord fails to commence cure of any claimed Material Landlord Default as provided above, Tenant may commence and prosecute such cure to completion, and shall be entitled to recover the costs of such cure (but not any consequential or other damages) from Landlord, to the extent of Landlord’s obligation to cure such claimed Material Landlord Default hereunder, subject to the limitations set forth in the immediately preceding sentence of this paragraph and the other provisions of this Lease.

(c)         All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32.         Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last year of the Term or after such time as Tenant has given Landlord a Termination Notice (as defined in Section 40), to prospective tenants or for any other business purpose; provided that Tenant shall be entitled to restrict third-party access to any portions of the Premises in which research or other operations of a confidential or potentially hazardous nature are being conducted. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder except as provided herein.

33.         Security.

(a)         Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises unless caused by the willful misconduct or gross negligence of Landlord or a Landlord Party. Except as provided herein, Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in the Premises. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

(b)         Notwithstanding the foregoing, access to the Building will be controlled by a card-key access control system. Landlord acknowledges that Tenant desires to explore utilizing a system that conforms with Tenant’s existing security system installed on Tenant’s campus. Landlord agrees to review any system presented by Tenant and shall approve or deny its use at the Building in Landlord’s sole and absolute discretion. If Landlord approves such system, all costs associated with the installation of Tenant’s system shall be borne by Tenant, including any costs associated with making changes to or replacing the existing system used by the Building and its tenants.

(c)         Tenant shall have the right to install card readers in the stairwell doors of any floor which Tenant solely occupies and pays rent for, or which stairwell door services exclusively a portion of the Premises, subject to the requirements of applicable law, and provided that Landlord shall receive appropriate access cards in connection with any such card reader.

34.         Force Majeure. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, weather, natural disasters, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord (“Force Majeure”).

35.         Brokers, Entire Agreement, Amendment. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction other than GVA Kidder Matthews. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any named in this Section 35, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

36.         Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM IN EXCESS OF INSURANCE REQUIRED OF LANDLORD HEREUNDER; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL ANY OF LANDLORD’S OFFICERS, DIRECTORS OR EMPLOYEES BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

37.         Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

38.         Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Interior signs on doors and the directory tablet may be inscribed, painted or affixed by Tenant, and shall be of a size, color and type acceptable to Landlord. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering. The directory tablet shall be provided exclusively for the display of the name and location of tenants. All signs of Tenant shall comply with any covenants, conditions or restrictions affecting the Project, and with all applicable laws. Tenant shall have the nonexclusive right to have Tenant’s name listed on a monument sign to be installed by Landlord at the Project at Tenant’s expense. Such monument sign, and any listing of Tenant’s name thereupon, shall be in compliance with any covenants, conditions or restrictions affecting the Project, and with all applicable laws.

39.         Right to Extend Term. Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

(a)         Extension Rights. Tenant shall have 4 consecutive rights (each, an “Extension Right”) to extend the term of this Lease for 5 years each (each, an “Extension Term”) on the same terms and conditions as this Lease (other than Base Rent and the provisions of the Work Letter) by giving Landlord written notice of its election to exercise each Extension Right at least 12 months, and no more than 18 months, prior to the expiration of the Base Term or any prior Extension Term.

(i)                  Upon the commencement of any Extension Term, Base Rent shall be payable at the greater of (i) 95% of the Market Rate (as defined below) or (ii) Base Rent during the last year of the expiring term; provided that Base Rent for the first year of any Extension Term shall not increase by more than 10% over Base Rent during the last year of the immediately preceding term. During any Extension Term, Base Rent shall be adjusted on each anniversary of the commencement of such Extension Term by the Rent Adjustment Percentage. As used herein, “Market Rate” shall mean the then market rental rate as determined by Landlord and agreed to by Tenant, which shall in no event be less than the Base Rent payable as of the date immediately preceding the commencement of such Extension Term. In addition, Landlord may impose a market rent for the parking rights provided hereunder.

(ii)                 If, on or before the date which is nine (9) months prior to the expiration of the Base Term of this Lease, or the expiration of any prior Extension Term, as the case may be, Tenant has not agreed with Landlord’s determination of Market Rate after negotiating in good faith, Tenant may by written notice to Landlord not later than 30 days after the date which is 9 months prior to the expiration of such term, elect arbitration as described in Section 39(b) hereof. If Tenant has not agreed to a determination of Market Rate and does not elect such arbitration, Tenant shall be deemed to have waived any right to extend, or further extend, the Term of the Lease and all of the remaining Extension Rights shall terminate.

(b)         Arbitration.

(i)                  Within 10 days of Tenant’s notice to Landlord of its election to arbitrate Market Rate, each party shall deliver to the other a proposal containing the Market Rate that the submitting party believes to be correct (“Extension Proposal”). If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent for the applicable Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

(ii)         The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term until such determination is made. After the determination of the Market Rate, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate for the Extension Term.

(iii)         An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) an MAI appraiser with not less than 10 years of experience in the appraisal of life sciences or wet laboratory properties in the greater Seattle metropolitan area, or (B)a licensed commercial real estate broker with not less than 15 years experience representing landlords and/or tenants in the leasing of life sciences or wet laboratory properties in the greater Seattle metropolitan area, (ii) devoting substantially all of his or her work time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

(c)         Rights Personal. Extension Rights are personal to Tenant and are not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease.

(d)         Exceptions. Notwithstanding anything set forth above to the contrary, Extension Rights shall not be in effect and Tenant may not exercise any of the Extension Rights:

(i)         during any period of time that Tenant is in Default under any provision of this Lease; or

(ii)         if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise an Extension Right, whether or not the Defaults are cured.

(e)         No Extensions. The period of time within which any Extension Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Rights.

(f)         Termination. The Extension Rights shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.

40.         Termination Option. Tenant may at its option (the “Termination Option”) terminate this Lease as to certain Termination Premises (defined below), effective as of the first day of the month which is 18 months after the date of written notice (the “Termination Notice”) from Tenant of its intent to terminate (the “Termination Date”). The Termination Notice may be given at any time after the 54th month following the Rent Commencement Date. The “Termination Premises” shall mean any portion of the Premises located on the fourth or fifth floor of the Building and identified in the Termination Notice. Tenant’s right to exercise the Termination Option shall be subject to the following conditions precedent: (a) the Termination Premises shall be not less than 20,000 contiguous rentable square feet; (b)the Termination Premises shall have reasonable access to exits in order that Landlord shall be reasonably able to lease the Termination Premises to another tenant for use as laboratory space; (c) Tenant shall pay the reasonable cost of separating the Termination Premises from the remainder of the Premises; (d) Tenant shall agree to extend the term of the Lease with respect to all of that portion of the Premises located on the second floor of the Building for an additional period of not less than 5 years beyond the Termination Date; (e)the remaining portion of the Premises (after Tenant’s surrender of the Termination Premises) located on the fifth floor of the Building shall be not less than 15,000 rentable square feet, and Tenant shall agree to extend the term of the Lease with respect to all of that remaining portion of the Premises located on the fifth floor for an additional period of not less than 5 years beyond the Termination Date. In addition, if Tenant exercises the Termination Option, the then applicable Base Rent per rentable square foot shall be increased as of the Termination Date by an amount per rentable square foot of the then remaining Premises equal to the product of (i) the then current rate of interest on ten-year U.S. Treasury obligations plus 500 basis points times (ii) the amount of the Laboratory Conversion Fund divided by the rentable square footage of the then remaining Premises. The “Laboratory Conversion Fund” shall mean an amount determined by amortizing Landlord’s contribution in excess of $____ per rentable square foot for improvements to the Termination Premises at an annual interest rate of 12% over the period from the Rent Commencement Date for the Termination Premises to the expiration date of the Base Term of the Lease, and deducting therefrom that portion attributable to the period prior to the Termination Date. If Tenant effectively exercises the Termination Option, Landlord shall contribute an amount equal to the Laboratory Conversion Fund to be used to convert up to 15,000 rentable square feet of space located on the fifth floor into laboratory space. If there are any uncured defaults by Tenant as of the date Tenant delivers the Termination Notice or as of the Termination Date, the Termination Option shall be void, and the Lease shall remain in effect.

41.         Right of First Negotiation. Tenant shall have an on-going right to negotiate first for the leasing of Available Space (“Tenant’s Right of First Negotiation”), as follows. At least 10 days prior to Landlord submitting a proposal to a third party to lease any Available Space, Landlord shall notify Tenant that Landlord intends to lease the Available Space. Tenant shall have a period of 5 days after receipt of Landlord’s notice to exercise Tenant’s Right of First Negotiation, which Tenant may do by sending to Landlord written notice that Tenant wishes to lease the Available Space. Landlord and Tenant shall then negotiate in good faith for a period of 15 days in order to establish terms and conditions for the leasing of the Available Space to Tenant, which terms and conditions may be different than those set forth in this Lease. If the parties are unable to agree upon terms and conditions for the leasing of the Available Space within such period of 15 days (which agreement must be evidenced by a fully executed and delivered agreement either (i) amending this Lease and making the Available Space subject to the terms of this Lease and such other terms as Landlord and Tenant may have agreed upon, or (ii) a new Lease demising the Available Space to Tenant on terms as Landlord and Tenant may have agreed upon) then Tenant shall have no further right with respect to the leasing of the Available Space. “Available Space” shall mean any space in the Building other than the space shown on attached Exhibit G, which becomes available for leasing during the Term. If Tenant exercises the Termination Option (as defined in Section 40 hereof), then Tenant’s Right of First Negotiation shall be null and void.

42.         Miscellaneous.

(a)         Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b)         Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

(c)         Financial Information. To the extent available, Tenant shall furnish Landlord with true and complete copies of (i) Tenant’s most recent audited annual financial statements within 135 days of the end of each of Tenant’s fiscal years during the Term, (ii) Tenant’s most recent unaudited quarterly financial statements within 60 days of the end of each of Tenant’s first 3 fiscal quarters of each of Tenant’s fiscal years during the Term, and (iii) any other financial information or summaries that Tenant typically provides to its lenders or shareholders.

(d)         Recordation. Landlord may prepare and record a mutually acceptable short form memorandum of this Lease. Neither party shall record this Lease.

(e)         Interpretation. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(f)         Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(g)         Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(h)         Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(i)         Time. Time is of the essence as to the performance of Tenant’s obligations under this Lease.

(j)         Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits and addenda shall control.

(k)         Hazardous Activities. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

(l)         Entire Agreement. Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

FRED HUTCHINSON CANCER RESEARCH CENTER,

a	Washington nonprofit corporation

By:	/s/ Scott Rusch
Its:	Vice President, Facilities & Operations

LANDLORD:

ARE – EASTLAKE AVENUE NO. 3,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, LP., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,
a Maryland corporation, general partner

By:	/s/ James H. Welch
Its:	President

EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

(See attached)

EXHIBIT A TO LEASE -1-

EXISTING TENANT

FLOOR 2

1616 EASTLAKE
ALEXANDRIA REAL ESTATE EQUITIES

FLOOR 4

1616 EASTLAKE

ALEXANDRIA REAL ESTATE EQUITIES

FLOOR 5
1616 EASTLAKE
ALEXANDRIA REAL ESTATE EQUITIES

EXHIBIT A-1 TO LEASE

DESCRIPTION OF INITIAL PREMISES

(To be provided by Tenant)

EXHIBIT A-1 TO LEASE -1-

EXHIBIT A-2 TO LEASE

DESCRIPTION OF ADDITIONAL OFFICE PREMISES AND ADDITIONAL
LABORATORY PREMISES

(To be provided by Tenant)

EXHIBIT A-2 TO LEASE -1-

EXHIBIT B TO LEASE

DESCRIPTION OF PROJECT

(See attached)

EXHIBIT B TO LEASE -1-

LEGAL DESCRIPTION

LOTS 1 THROUGH 12, BLOCK 5, HILTON ADDITION TO THE CITY OF SEATTLE, RECORDED IN VOLUME 3 OF PLATS, PAGE 157, RECORDS OF KING COUNTY, WASHINGTON STATE;

EXCEPT THAT PORTION DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF LOT 7 OF SAID BLOCK 5, ALSO BEING THE POINT OF INTERSECTION OF THE NORTH MARGIN OF EAST GARFIELD STREET AND THE EAST MARGIN OF EASTLAKE AVENUE EAST;

THENCE NORTH 14°23’17” EAST, ALONG SAID EAST MARGIN AND WEST LINE OF LOTS 7 THROUGH 9, 158.37 FEET;

THENCE SOUTH 89°35’19” EAST, 86.49 FEET;

THENCE SOUTH 14°18’27” WEST 158.29 FEET TO A POINT ON SAID NORTH MARGIN AND THE SOUTH LINE OF SAID LOT 7;

THENCE NORTH 89°36’21” WEST, ALONG SAID NORTH MARGIN AND SAID SOUTH LINE, 86.72 FEET TO THE TRUE POINT OF BEGINNING.

(ALSO KNOWN AS PARCEL B OF CITY OF SEATTLE LOT BOUNDARY ADJUSTMENT NO. 2008942, RECORDED UNDER RECORDING NUMBER 20010619900005 AND AMENDMENT THERETO RECORDED UNDER RECORDING NUMBER 20010730900001.)

TOGETHER WITH THOSE CERTAIN NON-EXCLUSIVE EASEMENT RIGHTS FOR UNDERGROUND UTILITIES, INCLUDING WITHOUT LIMITATION A STORM DRAINAGE EASEMENT FOR DISCHARGE OF STORMWATER, AS SET FORTH IN DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS AND EASEMENTS RECORDED UNDER RECORDING NUMBER 20010731001901.

EXHIBIT C TO LEASE

WORK LETTER

THIS WORK LETTER dated January 16, 2004 (this “Work Letter”) is made and entered into by and between ARE-Eastlake Avenue No. 3, a Delaware limited liability company (“Landlord”), and Fred Hutchison Cancer Research Center, a Washington nonprofit corporation (“Tenant”), and is attached to and made a part of the Lease of even date herewith (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1.         General Requirements.

(a)         Tenant’s Authorized Representative. Tenant designates Scott Rusch and Scott Ingalls (either such individual acting alone, “Tenant’s Representative”) as the only persons authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change either Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord. No period set forth herein for any approval of any matter by Tenant’s Representative shall be extended by reason of any change in Tenant’s Representative. Tenant and Tenant’s Representative shall be the sole persons authorized to direct Tenant’s contractors in the performance of Tenant’s Work (as hereinafter defined).

(b)         Landlord’s Authorized Representative. Landlord designates Vin Ciruzzi, Greg Margritz and Peter Moglia (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant. No period set forth herein for any approval of any matter by Landlord’s Representative shall be extended by reason of any change in Landlord’s Representative. Neither Landlord nor Landlord’s Representative shall be authorized to direct Tenant’s contractors in the performance of Tenant’s Work, except to the extent of any life-threatening or other emergency actions required.

(c)         Architects, Consultants and Contractors. Landlord and Tenant shall mutually agree on the architect (the “TI Architect”) and the general contractor (“General Contractor”) for the Tenant Improvements. Any subcontractors for the Tenant Improvements shall be selected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Prior to the commencement of the work of the Tenant Improvements, Tenant shall cause to be delivered to Landlord (i) a correct copy of Tenant’s contract with the General Contractor; (ii) evidence of the General Contractor’s insurance, reasonably satisfactory to Landlord; and (iii) a copy of all necessary permits for the work of the Tenant Improvements. Tenant’s contract with the General Contractor shall provide that Landlord shall be a beneficiary of any warranties or guarantees relating to the Tenant Improvements.

EXHIBIT C TO LEASE -1-

2. Tenant Improvements.

(a)         Tenant Improvements Defined. As used herein, “Tenant Improvements” shall mean all improvements to the Premises desired by Tenant of a fixed and permanent nature. Other than funding the TI Allowance (as defined below) as provided herein, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy.

(b)         Tenant’s Space Plans. Tenant shall deliver to Landlord schematic drawings and outline specifications (the “TI Design Drawings”) detailing Tenant’s requirements for the Tenant Improvements within 15 business days of the date hereof. Not more than ten 10 business days thereafter, Landlord shall deliver to Tenant the written objections, questions or comments of Landlord with regard to the TI Design Drawings. Tenant shall cause the TI Design Drawings to be revised to address such written comments and shall resubmit said drawings to Landlord for approval within 10 business days thereafter. Such process shall continue until Landlord has approved the TI Design Drawings, which approval shall not be unreasonably withheld, conditioned or delayed. Provided that if Landlord fails to respond to Tenant within 10 business days after delivery of the TI Design Drawings or revisions, Landlord shall be deemed to have approved the same.

(c)         Working Drawings. Not later than 15 business days following the approval of the TI Design Drawings by Landlord, Tenant shall cause the TI Architect to prepare and deliver to Landlord for review and comment construction plans, specifications and drawings for the Tenant Improvements (“TI Construction Drawings”), which TI Construction Drawings shall be prepared substantially in accordance with the TI Design Drawings. Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements. Landlord shall deliver its written comments on the TI Construction Drawings to Tenant not later than 10 business days after Landlord’s receipt of the same; provided, however, that Landlord shall not disapprove any matter that is consistent with the TI Design Drawings, and provided further that if Landlord fails to respond to Tenant within 10 business days after Landlord’s receipt of the TI Construction Drawings or revisions, Landlord shall be deemed to have approved the same. Tenant and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Landlord how Tenant proposes to respond to such comments. Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof. Provided that the design reflected in the TI Construction Drawings is consistent with the TI Design Drawings, Landlord shall approve the TI Construction Drawings submitted by Tenant. Once approved by Landlord, subject to the provisions of Section 2(d) hereof, Tenant shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(b) hereof). The TI Design Drawings and the TI Construction Drawings shall be prepared to account for vertical penetrations through to the roof to accommodate fixture air shafts, electrical pathways, plumbing sleeves and similar items for service to other floors of the Building, as directed by Landlord.

EXHIBIT C TO LEASE -2-

(d)         Approval and Completion. Upon any dispute regarding the design of the Tenant Improvements, which is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant shall make the final decision regarding the design of the Tenant Improvements, provided Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, provided further that all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Fund (as defined in Section 5(d) hereof). Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof. Landlord shall make the final decision regarding any matter affecting the Building shell, base Building improvements and Building systems (collectively, “Base Building Components”) in the event of any dispute.

3.         Performance of Tenant’s Work.

(a)         Definition of Tenant’s Work. As used herein, “Tenant’s Work” shall mean the work of designing, permitting and constructing the Tenant Improvements.

(b)         Commencement and Permitting of Tenant’s Work. Tenant shall commence construction of the Tenant Improvements upon obtaining a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Landlord. The cost of obtaining the TI Permit shall be payable from the TI Fund. Landlord shall cooperate with Tenant in obtaining the TI Permit.

(c)         Selection of Materials. Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Tenant and Landlord, the option will be within Tenant’s reasonable discretion, unless such matter affects the Base Building Components, in which case the option will be within Landlord’s reasonable discretion.

4.         Changes. Any changes requested by Tenant to the Tenant Improvements after the delivery and approval by Landlord of the TI Design Drawings (“Changes”), shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord, such approval not to be unreasonably withheld, conditioned or delayed.

(a)         Tenant’s Right to Request Changes. If Tenant shall request Changes, Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form, AIA Document G701, or such other form as Landlord may reasonably approve (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall review and approve or disapprove such Change Request within 10 business days thereafter, provided that Landlord’s approval shall not be unreasonably withheld, conditioned or delayed.

EXHIBIT C TO LEASE -3-

(b)         Implementation of Changes. If Landlord approves such Change and Tenant deposits with Landlord any Excess TI Costs (as defined in Section 5(d) hereof) required in connection with such Change, Tenant may cause the approved Change to be instituted.

5.         Costs.

(a)         Budget For Tenant Improvements. Before the commencement of construction of the Tenant Improvements, Tenant shall obtain a detailed breakdown, by trade, of the costs incurred or which will be incurred, in connection with the design and construction of Tenant’s Work (the “Budget”). The Budget shall be based upon the TI Construction Drawings approved by Landlord and shall include a payment to Landlord of administrative rent (“Administrative Rent”) of $_____ for monitoring and inspecting the construction of Tenant’s Work, which sum shall be payable from the TI Fund. Such Administrative Rent shall include, without limitation, all out-of-pocket costs, expenses and fees incurred by or on behalf of Landlord arising from, out of, or in connection with, such monitoring of the construction of the Tenant Improvements, and shall be payable out of the TI Fund. If the Budget is greater than the TI Allowance, Tenant shall deposit with Landlord the difference, in cash, prior to the commencement of construction of the Tenant Improvements, for disbursement by Landlord as described in Section 5(d) hereof.

(b)         TI Allowance.

(i)         Landlord shall provide to Tenant a tenant improvement allowance (collectively, the “TI Allowance”) as follows:

(A)         a “Tenant Improvement Allowance” in the maximum amount of $_____ per rentable square foot in the Initial Premises, the Additional Office Premises and the Additional Laboratory Premises or $_____ in the aggregate, which is included in the Base Rent set forth in the Lease; and

(B)         an “Additional Tenant Improvement Allowance” in the maximum amount of $_____ per rentable square foot in the Initial Laboratory Premises and in the Additional Laboratory Premises, or $_____ in the aggregate, which shall, to the extent used, result in adjustments to the Base Rent as set forth in the Lease. The Additional Tenant Improvement Allowance shall be used only for Tenant Improvements to the Initial Laboratory Premises and in the Additional Laboratory Premises.

(ii)         Before commencing construction of any Tenant Improvements, Tenant shall notify Landlord how much Additional Tenant Improvement Allowance Tenant has elected to receive from Landlord. Such election shall be final and binding on Tenant, and may not thereafter be modified without Landlord’s consent, which may be granted or withheld in Landlord’s sole and absolute discretion.

EXHIBIT C TO LEASE -4-

(iii)         The TI Allowance shall be disbursed in accordance with this Work Letter. Tenant shall have no right to the use or benefit (including any reduction to Base Rent) of any portion of the TI Allowance not required for the construction of (A) the Tenant Improvements described in the TI Construction Drawings approved pursuant to Section 2(d) hereof or (B) any Changes pursuant to Section 4 hereof.

(c)         Costs Includable in TI Fund. The TI Fund (as defined below) shall be used solely for the payment of Tenant’s Work, including, without limitation, the cost of preparing the TI Design Drawings and the TI Construction Drawings, all costs set forth in the Budget, including Landlord’s Administrative Rent, any Washington State sales or use tax payable on Tenant’s Work, and the cost of Changes (collectively, “TI Costs”). Notwithstanding anything to the contrary contained herein, the TI Fund shall not be used to purchase any furniture, personal property or other non-Building System materials or equipment, including, but not be limited to, biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements.

(d)         Excess TI Costs. It is understood and agreed that Landlord is under no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance. If at any time and from time-to-time, the remaining TI Costs under the Budget exceed the remaining unexpended TI Allowance, Tenant shall deposit with Landlord, as a condition precedent to Landlord’s obligation to fond the TI Allowance, 100% of the then current TI Cost in excess of the remaining TI Allowance (“Excess TI Costs”). If Tenant fails to deposit, or is late in depositing, any Excess TI Costs with Landlord, Landlord shall have not have any obligation to fond any further portion of the TI Allowance until such Excess TI Costs have been deposited with Landlord. Such Excess TI Costs, together with the remaining TI Allowance, is herein referred to as the “TI Fund.” Funds so deposited by Tenant shall be the first thereafter disbursed to pay TI Costs. Notwithstanding anything to the contrary set forth in this Section 5(d). Tenant shall be fully and solely liable for TI Costs. If upon Substantial Completion of the Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed TI Fund, Tenant shall be entitled to such undisbursed TI Fund solely to the extent of any Excess TI Costs actually deposited by Tenant with Landlord or for which Tenant is entitled to a credit hereunder.

(e)         Payment for TI Costs. Landlord shall pay TI Costs once a month against a draw request using AIA standard forms, containing such certifications, lien waivers, inspection reports and other matters as Landlord customarily obtains, to the extent of Landlord’s approval thereof for payment, no later than 30 days following receipt of such draw request; provided, however, that Landlord shall not disapprove a draw request that is consistent with the Budget and is submitted in proper form with all required supporting materials. Upon completion of the Tenant Improvements, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final unconditional lien waivers from all such contractors and subcontractors; (ii)”as built” plans for such Tenant Improvements; and (iii) such documents as Landlord reasonably requests.

(f)         Sales or Use Tax Abatement or Deferral. Notwithstanding anything to the contrary contained herein or in the Lease, Tenant shall be entitled to receive any sales or use tax abatement or deferral on the cost of the Tenant Improvements available from the State of Washington based on the nature of Tenant’s business. Prior to the commencement of installation of any Tenant Improvements, Tenant shall provide additional security in an amount acceptable to Landlord to secure any obligation or liability on the part of Landlord to repay any amount of the abatement or deferral and the liability of Landlord to satisfy any right of recapture of the abated or deferred tax by the Washington Department of Revenue.

EXHIBIT C TO LEASE -5-

6.         Miscellaneous.

(a)         Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary.

(b)         Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

(c)         Counterparts. This Work Letter may be executed in any number of counterparts but all counterparts taken together shall constitute a single document.

(d)         Governing Law. This Work Letter shall be governed by, construed and enforced in accordance with the internal laws of the state in which the Premises are located, without regard to choice of law principles of such State.

(e)         Time of the Essence. Time is of the essence of this Work Letter and of each and all provisions thereof.

(f)         Default. Notwithstanding anything set forth herein or in the Lease to the contrary, Landlord shall not have any obligation to perform any work hereunder or to fund any portion of the TI Fund during any period Tenant is in Default under the Lease.

(g)         Severability. If any term or provision of this Work Letter is declared invalid or unenforceable, the remainder of this Work Letter shall not be affected by such determination and shall continue to be valid and enforceable.

(h)         Merger. All understandings and agreements, oral or written, heretofore made between the parties hereto and relating to Tenant’s Work are merged in this Work Letter, which alone (but inclusive of provisions of the Lease incorporated herein and the final approved constructions drawings and specifications prepared pursuant hereto) fully and completely expresses the agreement between Landlord and Tenant with regard to the matters set forth in this Work Letter.

(i)         Entire Agreement. This Work Letter is made as a part of and pursuant to the Lease and, together with the Lease, constitutes the entire agreement of the parties with respect to the subject matter hereof. This Work Letter is subject to all of the terms and limitation set forth in the Lease, and neither party shall have any rights or remedies under this Work Letter separate and apart from their respective remedies pursuant to the Lease.

EXHIBIT C TO LEASE -6-

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

TENANT:

FRED HUTCHINSON CANCER RESEARCH CENTER
a
By:	/s/ Scott Rusch
Its:	V.P. Facilities & Operations

LANDLORD

ARE - EASTLAKE AVENUE NO. 3, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P,
a Delaware limited partnership, managing member

By: ARE-QRS CORP.,
a Maryland corporation, general partner

By:	/s/ James H. Welch
Its:	President

EXHIBIT C TO LEASE -7-

EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made this 20th day of January, 2004, between ARE-EASTLAKE AVENUE NO. 3, LLC, a Delaware limited liability company (“Landlord”), and FRED HUTCHINSON CANCER RESEARCH CENTER, a Washington nonprofit corporation (“Tenant”), and is attached to and made a part of the Lease dated January 16, 2004 (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is January 20, 2004, the “Rent Commencement Date” is August 15, 2004, and the termination date of the Base Term of the Lease shall be midnight on August 14, 2014.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

FRED HUTCHINSON CANCER RESEARCH CENTER
a
By:		/s/ Scott Rusch
Its:		V.P. Facilities & Operations

LANDLORD:

ARE - EASTLAKE AVENUE NO. 3,
a Delaware limited liability company

By:		ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

By: ARE-QRS CORP.,
a Maryland corporation,
general partner

	By:	Peter J. Nelson
PETER J. NELSON
SENIOR VICE PRESIDENT &
CHIEF FINANCIAL OFFICER

EXHIBIT D TO LEASE -1-

PROPERTY TAX BILL TRANSMITTAL

EXHIBIT E TO LEASE

Rules and Regulations

1.         The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

2.         Tenant shall not place any objects, including outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises.

3.         Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.

4.         Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5.         If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6.         Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

7.         Tenant shall maintain the Premises free from rodents, insects and other pests.

8.         Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

9.         Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

10.         Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

EXHIBIT E TO LEASE -1-

11.         Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

12.         All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

13.         No auction, public or private, will be permitted on the Premises or the Project.

14.         No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

15.         The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

16.         Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

17.         Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

18.         Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

EXHIBIT E TO LEASE -2-

EXHIBIT F TO LEASE

TENANT’S PERSONAL PROPERTY

None except as set forth below:

EXHIBIT F TO LEASE -1-

EXHIBIT G TO LEASE

SPACE NOT SUBJECT TO RIGHT OF FIRST NEGOTIATION

(See attached)

EXHIBIT G TO LEASE -1-

EXISTING TENANT

FLOOR 2

1616 EASTLAKE
ALEXANDRIA REAL ESTATE EQUITIES

RETAIL

FLOOR 1

1616 EASTLAKE
ALEXANDRIA REAL ESTATE EQUITIES

Via Hand Delivery

January 20, 2004

Mr. Scott Rusch

Fred Hutchinson Cancer Research Center

1100 Fairview Ave. N., J5-100

PO Box 19024

Seattle, WA 98109-1024

Re:      1616 Eastlake Avenue East, Seattle, WA 98102

Dear Scott:

Enclosed for your files please find the following documents pertaining to 1616 Eastlake Avenue East:

•	Declaration of Covenants, Conditions, Restrictions and Easements dated July 31, 2001.
•	First Amendment to Declaration of Covenants, Conditions, Restrictions and Easements dated March 1, 2003.
•	Transportation Management Plan Acknowledgement Letter dated January 15, 2001.

If you have any questions, please don’t hesitate to contact me at (206) 328-5516 extension 300.

Sincerely,

Erin Tice
Asset Services Coordinator
for ARE-Eastlake Avenue No. 3, LLC

cc:	Peter Moglia (w/o enclosures)

Mary McGeough (w/ enclosures)

After Filing Return To:
Dennis E. McLean, Esq.
Davis Wright Tremaine LLP
2600 Century Square

1501 Fourth Avenue

Seattle, Washington 98101-1688

FIRST AMENDMENT TO DECLARATION OF COVENANTS, CONDITIONS,
RESTRICTIONS AND EASEMENTS

Grantor:	Bank of America, N.A.
Grantee:	Washington Real Estate Holdings, LLC

Abbreviated Legal Description:

Parcels A & B, City of Seattle Lot Boundary Adjustment No. 2008942, recorded under King County, Washington AFN 2001061990005, amended under AFN 20010730900001.

Assessor’s Property Tax Parcel Account Numbers:	338390-0230-04
338390-0232-02

Reference Numbers of Documents Released:

King County, Washington AFN 20010731001901

FIRST AMENDMENT TO DECLARATION OF COVENANTS,

CONDITIONS, RESTRICTIONS AND EASEMENTS

(1616 Eastlake)

This First Amendment to Declaration of Covenants, Conditions, Restrictions and Easements (“Amendment”) is made as of this 1st day of March, 2003 by and between Bank of America, N.A., a national banking association (“Bank”), and Washington Real Estate Holdings, LLC, a Washington limited liability company, successor in interest to Lowe Northwest Investor Properties L, L.L.C, a Washington limited liability company (“WREH”).

Bank and WREH’s predecessor in interest entered into that certain Declaration of Covenants, Conditions, Restrictions and Easements recorded on July 31, 2001 under King County, Washington Recording No. 20010731001901 (the “Declaration”). Terms not otherwise defined herein shall have the meaning set forth in the Declaration. For good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged. Bank and WREH hereby agree to amend the Declaration as follows:

1.         Bank Access Easement: Substitute Exhibit C. The Bank Access Easement as defined in Section 1.1.2 of the Declaration is hereby amended to be exclusively within the area depicted as the “Bank Access Easement” on Exhibit C attached hereto, which exhibit hereby supercedes and replaces the Exhibit C attached to the Declaration.

2.         Ratification. Except as amended herein, the Declaration is ratified and confirmed.

3.         Successors and Assigns. This Amendment shall be binding upon the successors and assigns of the parties and shall attach to and run with the Office Property and the Bank Property.

DATED as of the day and year first above written.

BANK:	BANK OF AMERICA, N.A., a national banking association

	By:	/s/ Thomas G. Ryan
Name: Thomas G. Ryan
Its: Senior Vice President

WREH:	WASHINGTON REAL ESTATE HOLDINGS, LLC, a
Washington limited liability company

	By:	Lake Union Partners LLC, a Washington limited
liability company, its managing member

	By:	/s/ Richard W. Anderson
Name: Richard W. Anderson
Its: EVP/CEO Authorized signatory

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that Thomas G. Ryan is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the Sr. Vice President of BANK OF AMERICA, N.A., a national banking association, to be the free and voluntary act of such national banking association for the uses and purposes mentioned in the instrument.

Dated this 20th day of March, 2003.

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that Richard W. Anderson is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the Manager of Lake Union Partners LLC, a limited liability company, the managing member of WASHINGTON REAL ESTATE HOLDINGS, LLC, a limited liability company, to be the free and voluntary act of such limited liability company for the uses and purposes mentioned in the instrument.

Dated this 5th day of March, 2003.

EXHIBIT C

BANK ACCESS EASEMENT
SURFACE EASEMENT AREA
FRANKLIN AVENUE EAST
EAST BLAINE STREET
PARCEL S
PARCEL A
EAST GARFIELD STREET
EASTLAKE AVENUE EAST
SURFACE EASEMENT AREA
BRH
BUSH, ROED & HITCHINGS, INC.
CIVIL ENGINEERS & LAND SURVEYORS
2009 MINOR AVENUE E. (206) 323-4144
SEATTLE, WA 98102-3513
BANK ACCESS EASEMENT

When Recorded, Return to

Lowe Enterprises Northwest, Inc. Attention Michael J Brooks One Union Square 600 University Street Suite 2820 Seattle, WA 98101

TMP ACKNOWLEDGEMENT LETTER

The remainder of this page is intentionally left blank

January 15, 2001

Ms Malli Anderson City of Seattle Department of Design, Construction and Land Use 701 Second Avenue Suite 200 Seattle, WA 98104-1703

Re         TMP Acknowledgement Letter for Master Use Permit Number 2001384

Dear Ms Anderson

We, the undersigned, are the contract purchasers of a portion of certain property issued Master Use Permit Number 2001384 by the Department of Design, Construction and Land Use and more specifically described as

Lots 1 through 12, inclusive, Block 5, Hilton Addition to the City of Seattle, according to the plat thereof recorded in Volume 3 of Plats, Page 157, in King County, Washington

We propose to develop an office building project, commonly referred to as 1600 Eastlake, within the described property. We understand that we are required to comply with the following conditions related to the Transportation Management Plan (TMP) imposed on Master Use Permit (MUP) number 2001384

1	Implement a Transportation Management Program (TMP) consistent with and including the Standard Implementation Requirements as described in DCLU Director’s Rule 94-2 and SEATRAN Director’s Rule 94-3, or their successors and shall include the following elements

2	Program Goal - The proportion of employee trips by non-single occupancy vehicles (SOV) shall attain and maintain a minimum of 30% lower than the existing rate within four years of occupancy

3	Implement all Standard Implementation Requirements set forth by the DCLU Director’s Rule 94-2 or its successor

4	Implement the following additional program elements
•	Tenant Participation - All office tenants and their employees to participate in the TMP program as a lease requirement
•	Parking Rates - Parking rates to be no lower than the market rate of other office buildings in the vicinity Parking rates will not be linked to tenant lease rates
•	Preferential Parking Location for HOVs - Provide those participating in carpools or van pools with parking spaces closest to office building elevators
•	Vanpool Parking - Provided parking at no charge to all certified vanpools Include proper turning radii and height clearance for an eight-person vanpool
•	Discounted Carpool Parking - Offer carpool parking spaces at a discounted rate of 25%
•	Bicycle Racks - Provide a minimum of 40 weather protected lockable bicycle racks and/or hangers to be used by office building employees m addition to those intended for patron use
•	Showers - Provide on-site showers for office building employees commuting by bicycle or foot

Ms Malli Anderson

January 15, 2001

•	Guaranteed Ride Home Program - Develop and implement a Guaranteed Ride Home Program for office building employees who are non-SOV travel commuters
•	Truck Delivery - Schedule truck deliveries to avoid commuter peak hours
•	Coordination of Efforts - Work with other nearby office building management to address traffic congestion and marketing of HOV programs
•	Eastlake Cumulative transportation Management Committee (CTMC) - Join the CTMC to promote and coordinate HOV commute programs
•	Transit Pass Subsidy - If DCLU determines that the SOV commute goal or any other provisions of this TMP have not been achieved within four years, provide a 100% transit pass subsidy to any office building employee that commutes to and from the site by any transit mode for at least 60% of his or her work shift

We fully understand that additional MUP conditions unrelated to the TMP may apply to the subject project as specified by the Director’s decision We further understand that failure to achieve the goals specified in the TMP and/or comply with the mandatory requirements of the TMP, as set forth by Directorss’ Rule 2-94, and specified in the conditions listed above shall be a violation of the permit conditions and will result in enforcement pursuant to the Seattle Land Use Code (SMC 23 90) and Master Use Permit Process (SMC 23 76) The conditions under which this project was approved runs with the life of the project and shall be complied with by us, or our successors and assigns

Sincerely,
Applicant	Lowe Enterprises Investment Management, Inc.,
a California corporation,

	By:	/s/ Craig Wrench
Name Craig Wrench
Title Senior Vice President

cc Gary Fluhrer, Foster Pepper & Shefelman

RECORDED AT THE REQUEST OF AND AFTER RECORDING RETURN TO FOSTER PEPPER & SHEFELMAN PLLC 1111 Third Avenue, Suite 3400 Seattle, Washington 98101-3299 Attention: Krista J. Ayers

DECLARATION OF COVENANTS, CONDITIONS,

RESTRICTIONS AND EASEMENTS

Grantor:	Bank of America, N.A., a national banking association

Grantee:	Lowe Northwest Investor Properties 1, L.L.C., a Washington limited liability company

Legal Description of Grantor Property:

Parcel A of City of Seattle Lot Boundary Adjustment No 2008942, recorded under recording number 20010619900005 as amended by instrument recorded under recording No 20010730900001. Official legal description on Exhibit A

Legal Description of Grantee Property:

Parcel B of City of Seattle Lot Boundary Adjustment No. 2008942, recorded under recording number 20010619900005 as amended by instrument recorded under recording No. 20010730900001. Official legal description on Exhibit B

Assessor’s Property Tax Parcel Account Number(s):

Grantor Property     338390-0230-04
Grantee Property

Reference Numbers of Documents Assigned or Released (if applicable): N/A

DECLARATION OF COVENANTS, CONDITIONS,
RESTRICTIONS AND EASEMENTS

THIS DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS AND EASEMENTS (this “Declaration”), made this 31 day of July, 2001, by and between Lowe Northwest Investor Properties I, L.L.C, a Washington limited liability company and its successors and assigns in ownership of the Office Property, as hereinafter defined (“Lowe”), and Bank of America, N A, a national banking association, successor in interest to Seattle-First National Bank and its successors and assigns in ownership of the Bank Property, as hereinafter defined (“Bank”).

RECITALS

A.    Bank is the fee simple owner of that certain tract or parcel of land more particularly described on Exhibit A attached hereto and by this reference incorporated herein and made a part hereof (the “Bank Property”)

B.         Lowe and Bank entered into that certain Amended and Restated Real Property Purchase and Sale Agreement, dated February 13, 2001 (the “Purchase Agreement”), pursuant to which, among other things, Lowe purchased from Bank that certain parcel of land more particularly described on Exhibit B attached hereto and by this reference incorporated herein and made a part hereof (the “Office Property”), which property is adjacent to the Bank Property

C.         Lowe and Bank entered into that certain Amended and Restated Development Management Agreement, dated February 13, 2001 (the “Development Agreement”), pursuant to which, among other things, Bank agreed to design and develop an approximately Four Thousand (4,000) square foot banking center building on the Bank Property (the “Bank Improvements”) and Lowe agreed to design and develop certain office improvements on the Office Property (the “Office Improvements”).

D.         The Bank Property and the Office Property have or will have certain common elements, including, without limitation, common driveways and curb cuts.

E.         Bank and Lowe desire to develop, construct and operate the Bank Property and the Office Property as an integrated development with complementary and harmonious improvements

In consideration of the foregoing recitals, Bank and Lowe hereby declare and consent that the Bank Property and the Office Property will be held, transferred, sold, conveyed, leased, mortgaged, occupied, used and otherwise disposed of subject to the easements, covenants, conditions and restrictions hereinafter set forth.

ARTICLE I.

ACCESS, UTILITY AND SURFACE EASEMENTS

1.1.   Access Easements

1.1.1   Intentionally Deleted.

1.1.2 Bank Access Easement Lowe hereby declares, establishes, creates and grants to Bank for itself, its successors and assigns, a perpetual, nonexclusive easement for vehicular and pedestrian access, ingress and egress on, over, across and through the paved roads, walkways, sidewalks, driveways and curb cuts located on the Office Property in the locations identified on Exhibit C. for the benefit of and as an appurtenance to the Bank Property and any part thereof (“Bank Access Easement”)

1.1.3 Construction and Maintenance. In the event that Bank utilizes the Bank Access Easement for construction-related vehicular access, Bank shall be solely responsible for any repair, resurfacing or replacement costs resulting from any damage caused by such construction-related use Otherwise, the maintenance and repair of the Bank Access Easement shall be performed by and paid for by Lowe.

1 2   Utility Easements

12 1 Office Property Utility Easement. Bank hereby declares, establishes, creates and grants to Lowe for itself, its successors and assigns a perpetual, non-exclusive easement five (5) feet on either side of the center line thereof as placed during initial construction of the Office Property for such underground utility facilities as may be located from time to time on the Bank Property, in such locations as Lowe and Bank shall reasonably agree, and which serve the Office Property, for the benefit of and as an appurtenance to the Office Property and any part thereof (“Office Property Utility Easement”) The parties acknowledge and agree that the Office Property Utility Easement shall include, without limitation, a storm drainage easement for the discharge of stormwater from the Office Property into the existing storm drain located on the northeast portion of the Bank Property. The Office Property Utility Easement shall include the right of reasonable access to make inspections and necessary repairs of such utility facilities at the expense of Lowe Any damage to the surface improvements caused by such maintenance and repair shall be restored by and at the expense of Lowe. Bank shall not place or permit buildings or other permanent structures (excluding driveways, walkways, sidewalks, parking surfaces or landscaping) to be placed over the Office Property Utility Easement

1.2.2 Bank Property Utility Easement Lowe hereby declares, establishes, creates and grants to Bank for itself, its successors and assigns a perpetual, non-exclusive easement five (5) feet on either side of the center line thereof as placed during initial construction of the Office Property for such underground utility facilities as may be located from time to time on the Office Property, in such locations as Lowe and Bank shall reasonably agree, and which serve the Bank Property, for the benefit of and as an appurtenance to the Bank Property and any part thereof (“Bank Property Utility Easement”). The Bank Property Utility Easement shall include the right of reasonable access to make inspections and necessary repairs of such utility facilities at the expense of Bank. Any damage to the surface improvements caused by such maintenance and repair shall be restored by and at the expense of Bank. Lowe shall not place or permit buildings or other permanent structures (excluding driveways, walkways, sidewalks, parking surfaces or landscaping) to be placed over the Bank Property Utility Easement

1.2.3 Location of Easements Bank and Lowe acknowledge that until building plans for construction of the Bank Improvements and the Office Improvements are complete and approved, the exact location of the underground utility facilities cannot reasonably be determined. Bank and Lowe shall be deemed to have agreed upon the location of underground utility facilities upon their approval of any plans, specifications, site plans, master use permits, or building permit requests submitted to the City of Seattle or other applicable governmental entity showing the proposed location of such underground utility facilities. Upon the request of either party, both parties will execute and record an amendment to this Declaration showing the actual placement of utility lines during initial construction of the Office Improvements and the Bank Improvements, together with the boundaries of the Bank Property Utility Easement and the Office Property Utility Easement.

1 3 Surface Easements.

1.3.1 Grant of Easement. Lowe hereby declares, establishes, creates and grants to Bank for itself, its successors and assigns, a perpetual, exclusive easement (the “Surface Area Easement”) for vehicular parking and landscaping, on, over, and across the surface area of that portion of the Office Property legally described on Exhibit C, which shall be the same area as the Surface Easement Area defined in Section 1.1 of the Purchase Agreement

1.3.2 Construction of Improvements Lowe shall cause the surface parking improvements on the Surface Easement Area to be constructed and available for use by Bank on or before sixteen (16) months after Bank opens the Bank Improvements for business with the public (the “Parking Improvement Completion Date”); provided, however, that if Lowe is unable to cause the surface parking improvements to be constructed and available for use by the Parking Improvement Completion Date due to unforeseen delays or construction related issues, Lowe may extend the Parking Improvement Completion Date for up to four (4) months. The surface parking improvements on the Surface Easement Area will consist of a concrete deck on the Surface Easement Area, striped for not less than fourteen (14) parking spaces thereon. Lowe will cause the surface parking improvements including landscaping to be constructed at its expense in a good and workmanlike manner pursuant to plans and specifications approved by Bank, which approval shall not unreasonably be withheld, delayed or conditioned

1.3.3 Maintenance and Repairs Following completion of the surface parking improvements, Bank will be solely responsible for any maintenance, repairs, resurfacing or replacement of the improvements on the Surface Easement Area (except to the extent of damage caused by Lowe or its agents or resulting from defects in construction, which shall be the responsibility of Lowe), and will keep the Surface Easement Area in good order and repair free of debris, Lowe will be solely responsible for any maintenance or repairs of the improvements below the surface of the Surface Easement Area (except to the extent of damage caused by Bank or its agents, which shall be the responsibility of Bank), and will keep the subsurface improvements in such condition as to provide adequate support for the improvements on the Surface Easement Area. All landscaping on the Surface Easement Area shall be installed and maintained in accordance with the requirements set forth in the Master Use Permit for the Office Property. Lowe at its cost and expense shall have the right at all reasonable times, following written notice to Bank, to trim, maintain or replace any trees or other landscaping more than two (2) feet in height located on the Surface Easement Area which obstructs views from the Office Property

1.3.4 Use. Bank shall use the Surface Easement Area as an appurtenance to the Bank Property for landscaping and parking purposes for employees, customers and invitees utilizing or employed at the Bank Improvements, and Bank shall be entitled to use the Surface Easement Area at and above ground level for uses other than parking and landscaping so long as (i) such use does not materially impair the subsurface use or structure, (ii) such use does not cause Lowe to incur any additional cost, and (iii) any improvements made on the Surface Easement Area are completed pursuant to plans and specifications approved by Lowe, which approval shall not be unreasonably withheld, conditioned or delayed. If Bank does propose a use which would materially impair the subsurface use or structure, then, provided Lowe has approved the plans and specifications therefor, Bank may implement modifications to the subsurface structure at its sole cost and expense.

ARTICLE II

MAINTENANCE, PARKING AND SIGNAGE

2.1 Maintenance. Bank and Lowe shall each maintain the parking areas,” driveways, walkways, sidewalks, signs, lighting, landscaping (including irrigation and sprinkler system), Bank Improvements, and Office Improvements located on the Bank Property and the Office Property, respectively, in a first class, well maintained, and orderly manner consistent with other first class office developments in the Seattle, Washington area

2.2 Offsite Parking. Lowe hereby grants Bank the right and privilege to lease from Lowe, at fair market rates, up to six (6) excess vehicle parking spaces (the “Excess Spaces”) in a location to be determined by Lowe, provided, however that (i) the Excess Spaces shall be located on the Office Property or on any offsite parking lot owned, leased or controlled by Lowe and adjacent to or within a one block radius of the Office Property (but specifically excluding the property located at 1551 Eastlake Avenue as legally described on Exhibit E), (ii) the Excess Spaces shall be reasonably safe and well-lit, (iii) the Excess Spaces shall be for the exclusive use of employees of Bank, and (iv) if twenty (20) parking spaces are permitted on the Bank Property pursuant to the master use permit issued by the City of Seattle for the initial construction of the Bank Improvements, Bank shall have the right and privilege to lease up to four (4) Excess Spaces instead of six (6) as set forth above;

2.3 Signage Rights. In the event that the Office Property and the Bank Property are considered a single project for permitted total exterior signage under applicable government rules and regulations in effect from time to time, the Bank Property shall be allocated thirty percent (30%) by surface area of the aggregate permitted exterior signage, which shall be located on the Bank Property, and the Office Property shall be allocated seventy percent (70%) by surface area of the aggregate permitted exterior signage, which shall be located on the Office Property. All signage shall comply with applicable governmental rules and regulations, shall be consistent with first class office and banking center improvements or other uses permitted on the Bank Property, and shall be subject to the approval of Lowe and the Bank, which shall not unreasonably be withheld, delayed or conditioned. Pylon signs (signs elevated above the ground on a pole or other vertical device used substantially for signage purposes and expressly excluding monument signs), shall not be permitted on either the Bank Property or the Office Property without the written approval of Bank and Lowe, which approval may be withheld in each of their sole discretion.

2.4 Preservation of Views Other than the Bank Improvements (as the same may be restored or rebuilt following any casualty), no improvements shall be added to the Bank Property which unreasonably and materially block the views floors within the Office Improvements above the ground floor level. No improvements, modifications or alterations to the Bank Improvements (including, without limitation, any rooftop or penthouse mechanical equipment) shall exceed a height of twenty-seven (27) feet (measured from the ground level of the Bank Property), without the prior written consent of Lowe, which consent shall not be unreasonably withheld, delayed or conditioned, and any mechanical equipment or penthouse will be screened in an architecturally pleasing manner. The withholding of consent due to potential blockage of views as prohibited under the first sentence of this Section 2.4 shall not be deemed unreasonable.

ARTICLE III.
PERMITTED USES

3.1 Restriction on Use of Office Property. Until such time as a retail banking business is no longer operated on the Bank Property, neither Lowe nor any tenant, user or occupant of the Office Property shall (i) operate a retail banking business or retail brokerage office on the ground floor of the Office Improvements, (ii) provide drive-through banking services on the Office Property, (iii) permit the installation or use of automatic teller machines accessible from the exterior of the Office Improvements, or (iv) name the Office Improvements or the Office Property after any Competitor of Bank (as hereinafter defined) or display any exterior sign on the Office Property or the Office Improvements which has or includes the name, tradename or trademark of any Competitor of Bank (other than a tenant identification sign not exceeding in size, type or distinction the exterior tenant signage allowed other tenants of the Office Property on a building-standard tenant identification sign or monument); provided, however, that the foregoing restriction shall not prohibit the use of any floor of the Office Improvements other than the ground floor for purposes of banking (excluding a retail banking business), any other financial services, or any other use not prohibited by Section 3 2. For purposes of this Declaration: (A) the term “Competitor of Bank” means a company which, at the time Lowe proposes to name the Office Improvements or change such name, is engaged directly in financial services that Bank reasonably and in good faith views as competing with any of the principal lines of business then engaged in by Bank, and (B) the term “retail banking business” means the operation of a banking branch or banking center by any bank, credit union, or savings and loan association (including such institutions as may be chartered under federal or state law) which accepts deposits and permits withdrawals of deposits from customers on the premises

3 2     Prohibited Uses. Bank, Lowe, and any tenants, users or occupants of the Bank Property and the Office Property are hereby prohibited from using the Bank Property or the Office Property, or any portion thereof, for any of the following primary uses:

(i)	sale or distribution of illegal drugs or drug paraphernalia or operation of any drug or alcohol rehabilitation center or program,
(ii)	sale, distribution or production of pornographic, lewd, or “adult entertainment” materials;
(iii)	operation of a recycling collection center;
(iv)	operation of an automotive supplies or repair shop or automobile leasing or sales business;
(v)	live non-human animal displays;
(vi)	outdoor amusement rides;
(vii)	gas stations or “quick mart” convenience stores (other than sundry retail shops common to first class office projects);
(viii)	dry cleaning facilities with on-site cleaning operations;
(ix)	any use not permitted by applicable zoning or other laws applicable to the Office Property or the Bank Property;
(x)	any use which would constitute a nuisance;
(xi)	operation of a liquor store; or
(xii)	operation of a fast-food retail store

3.3     Business Use   Lowe and its successors and assigns shall not be permitted to develop or operate the Office Improvements in a manner such that, at any given time: (i) less than sixty percent (60%) of the rentable square feet thereof is used for office or biotechnical or scientific uses and related purposes (including but not limited to those uses permitted as administrative office or customer service office under the Seattle Land Use and Zoning Code, as amended (the “Code”)); or (ii) more than ten percent (10%) of the rentable square feet thereof is used for “retail sales and service” or “retail shopping”, as defined in the Code

ARTICLE IV.

FAILURE TO CONSTRUCT OFFICE IMPROVEMENTS

4.1      Landscaping/Grading. In the event that Lowe fails to commence construction of the Office Improvements within twelve (12) months following the date the Office Property is conveyed to Lowe, Lowe shall be required at its expense to grade and landscape the Office Property, including, without limitation: (i) installation of visually pleasing screening of any pre-construction work from the Eastlake Avenue street grade and the Bank Property, and (ii) planting and maintaining ground cover on the Office Property to the extent reasonably practical.

4 2     Option to Repurchase. If Lowe has not commenced construction of the Office Improvements within two (2) years following the date the Office Property is conveyed to Lowe (the “Two Year Period”), Bank shall have the right, in its sole discretion, to repurchase the Office Property together with all of Lowe’s interest in all plans, specifications and permits relating to the Office improvements, to the extent transferable, on the terms and conditions contained in this Section 4.2 (“Repurchase Right”).

4 2.1   Purchase Price. The purchase price under the Repurchase Right shall be (i) the sum of $______ plus (ii) all reasonable and verifiable out-of-pocket expenses incurred by Lowe in connection with the Project, including, without limitation, those costs set forth in Section 9 3 of the Purchase Agreement incurred by Lowe (and not previously reimbursed) with respect to the design, development, permitting and site work on the Office Property, plus (iii) normal and customary management and development fees to the extent actually earned and paid or payable to Lowe, plus (iv) eleven percent (11%) per annum interest thereon, calculated from the date of each such expenditure until closing pursuant to Section 4 2.3. less (v) the Carry Cost Amount (as defined in the Purchase Agreement), if any, to the extent not refunded in accordance with the Purchase Agreement (collectively, the “Repurchase Price”).

4.2.2  Exercise of Repurchase Right. If Lowe has not commenced construction of the Office improvements within the Two Year Period, then on or before expiration of the Two Year Period, Lowe shall notify Bank in writing of the Repurchase Price that would be due under Section 4.2 1 above if Bank exercises its right hereunder, and provide Bank simultaneously therewith with supporting invoices and materials to reasonably verify such costs and expenses Bank shall have sixty (60) days from the date of expiration of the Two Year Period within which to give Lowe written notice of its exercise of its Repurchase Right hereunder (“Repurchase Notice”).

4.2.3   Closing. If Bank exercises its Repurchase Right hereunder, closing shall occur within sixty (60) days after receipt by Lowe of the Repurchase Notice Taxes and assessments for the current year, rents, interest, utilities constituting liens and other items of income and direct expense relating to the Office Property (including without limitation existing service or supply contracts assumed by the buyer, if any) shall be prorated as of the date of closing, the seller shall pay the premium for the title insurance policy in the amount allocable to an ALTA owners standard coverage title insurance policy, real estate excise taxes, and one-half (1/2) of any closing escrow fee and any applicable sales tax thereon; the buyer shall pay the cost of recording the deed, that portion, if any, of the premium for the title insurance policy, allocable to extended coverage or any endorsements requested by the buyer, and one-half of any closing escrow fee and any applicable sales tax thereon (hereinafter referred to as “Customary Closing Allocations”) Title to the Office Property shall be conveyed by special warranty deed in the same condition of title as received by Lowe from Bank under the Purchase Agreement, together with such reasonable easements for utilities as may have been granted in contemplation of construction.

4 3     Termination. The Repurchase Right and the entirety of this Section 4 shall terminate upon the sooner to occur of (a) Commencement of Construction of the Office Improvements (as defined below), or (b) sixty (60) days after expiration of the Two Year Period For purposes of this Declaration, “Commencement of Construction of the Office Improvements” means the issuance of a building or excavation permit for construction of the Office Improvements and commencement of excavation work on the Office Property. Within five (5) days of a written request by the other party, both parties agree to execute a written confirmation of the status of the Repurchase Right

ARTICLE V.

BANK RIGHT OF FIRST OFFER

5.1      Bank Right of First Offer. If at any time after the date of this Declaration and prior to Commencement of Construction of the Office Improvements Lowe desires to sell all or any portion of the Office Property, Lowe shall first provide Bank the right of first offer to purchase the Office Property on the terms set forth below (the “Bank Right of First Offer”)

5.2     Notice, Deal Terms. Before entering into any binding agreement to sell the Office Property to a third party, Lowe shall first give Bank written notice of the economic terms and purchase price upon which Lowe would be willing to sell the Office Property, together with all plans, specifications, permits and contract rights g relating thereto (the “Sale Notice”). The Sale Notice shall include the names of up to five (5) prospective buyers (the “Prospects”) Bank will have sixty (60) days after its receipt of the Sale Notice to elect to purchase the Office Property on the economic terms and purchase price set forth in the Sale Notice.

5.3     Bank Veto. If Bank does not exercise the Bank Right of First Offer, and if Lowe proposes at least five (5) Prospects in the Sale Notice, Bank shall have the right to notify Lowe in writing prior to expiration of the sixty (60) day period in the last sentence of Section 5.2 that one (1) of the five (5) Prospects is unacceptable to Bank, and Lowe shall thereafter not sell the Office Property to such unacceptable Prospect (or any affiliates thereof or party related thereto, including principals or owners thereof) in connection with a sale pursuant to this Section 5. Bank’s right to object to any Prospect shall be applicable only if Lowe proposed five (5) Prospects in the Sale Notice.

5.4     Closing. If Bank exercises the Bank Right of First Offer, the purchase sale shall close within sixty (60) days after delivery of the Sale Notice to Lowe at the purchase price and upon the terms set forth in the Sale Notice. If Bank does not so elect, Lowe may sell the Office Property to any of the Prospects (other than the Prospect objected to by Bank, if any, under Section 5 3 above, or any affiliate thereof or party related thereto, including principals or owners thereof), on the same terms set forth in the Sale Notice; provided, however, that the purchase price set forth in the Sale Notice may be reduced to a price which is no less than ninety-seven percent (97%) of the purchase price originally identified in the Sale Notice. Any sale made (i) at less than ninety-seven percent (97%) of the purchase price set forth on the Sale Notice or on other terms which taken as a whole are materially more favorable to the buyer, or (ii) to any purchaser other than a Prospect, shall be subject once again to the Bank Right of First Offer.

5.5     Term. This Bank Right of First Offer shall automatically terminate without further action by the parties upon Commencement of Construction of the Office Improvements Within five (5) days of a written request by the other party, both parties agree to execute a written confirmation of the status of the Bank Right of First Offer set forth herein

5.6      Excluded Transactions. The Bank Right of First Offer shall not apply to: (i) a transfer, assignment, or conveyance of the Office Property to a limited liability company, general or limited partnership, or corporation of which Lowe, its principal shareholders, or any entity or entities majority owned and controlled by Lowe or its principal shareholders, is a general partner, managing member or controlling shareholder, or (ii) a foreclosure sale, trustees sale or deed in lieu of foreclosure under any first lien deed of trust encumbering the Office Property and held by a third party not affiliated with Lowe. Notwithstanding the foregoing, in the event of a transaction described in clauses (i) or (ii) above, the Bank Right of First Offer shall continue to apply to the Office Property following such transfers and/or contributions until terminated pursuant to Section 5.5.

ARTICLE VI.

LOWE OPTION TO PURCHASE

6 1     Lowe Option to Purchase. If at any time after the date of this Declaration Bank desires to sell, transfer, license, franchise or lease the Bank Property to any party and the principal use thereof will no longer be a retail banking business (a “Transfer”), Bank shall first provide Lowe the option to purchase the Bank Property on the terms set forth below (the “Lowe Purchase Option”).

6.2    Notices. Before making or agreeing to make any Transfer, Bank shall first provide written notice to Lowe. If Lowe wishes to proceed with the exercise of the Lowe Purchase Option, it shall notify Bank in writing (the “Continuation Notice”) within ten (10) days after receipt of Bank’s notice

6 3    Appraisals. Upon delivery of the Continuation Notice, Lowe and Bank shall each select a qualified real estate appraiser with not less than ten (10) years experience appraising commercial real estate in King County, Washington to determine the fair market value of the Bank Property, which valuation shall not take into consideration (i) the Lowe Purchase Option or (ii) the height restriction applicable to the Bank Property pursuant to Section 2.4 of this Declaration, but shall take into consideration the prohibited uses set forth in Section 3.2 of this Declaration. Both appraisals shall be completed and delivered to both Lowe and Bank within thirty (30) days after delivery of the Continuation Notice. If one party fails to appoint its appraiser within the time period set forth herein, then the Sale Price shall be determined by the appraiser appointed by the other party If the appraised fair market values differ by ten percent or less, they shall be added together and the average of the two appraised fair market values shall be deemed the “Sale Price” hereunder. If the appraised fair market values differ by more than ten percent (10%) then the two appraisers within twenty (20) days thereafter shall select a third appraiser who shall also determine the appraised fair market value of the Bank Property (without considering the Lowe Purchase Option), with such third appraiser’s appraisal to be completed and delivered to both Lowe and Bank within thirty (30) days after such appraiser’s selection If the two appraisers are unable to agree upon the third appraiser within twenty (20) days, then either party may apply to the presiding judge of the King County Superior Court to appoint the third appraiser. The two appraised fair market values which are closest shall then be added together and the average of the two closest appraised fair market values shall be deemed the “Sale Price” hereunder. Each party shall pay for its own appraisal and both parties shall split equally the cost of the third appraiser, if necessary.

6 4     Election to Exercise Lowe shall have thirty (30) days after determination of the Sale Price in accordance with Section 6.3 above to elect to exercise the Lowe Purchase Option by giving written notice of its election to Bank (the “Exercise Notice”)

6 5   Closing. If Lowe timely elects to exercise the Lowe Purchase Option, closing shall occur within sixty (60) days after delivery of the Exercise Notice. The purchase price for the Bank Property shall be the Sale Price, payable in cash at closing Conveyance of the Bank Property shall be by special warranty deed free and clear of encumbrances securing the payment of money other than the current year’s real estate taxes and assessments which shall be prorated to the closing date. Closing shall occur within sixty (60) days after delivery of the Exercise Notice. All closing costs shall be allocated and paid by the parties in accordance with the Customary Closing Allocations (as defined in Section 4.2.3).

6.6  Termination. If Lowe fails to deliver the Continuation Notice, fails to appoint its appraiser within the time period set forth herein, or fails to deliver the Exercise Notice within the time period provided herein, the Lowe Purchase Option shall automatically terminate and shall thereafter be of no further force or effect

ARTICLE VII

MISCELLANEOUS

7 1   Notices. All notices, demands, requests, consents and approvals which may, or are required to, be given by any party to any other party hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by a nationally recognized overnight delivery service, or if mailed or deposited in the United States mail and sent by registered or certified mail, return receipt requested, postage prepaid to:

Lowe at:	Craig A. Wrench
Lowe Enterprises Northwest, Inc.
600 University Street, Suite 2820
Seattle, Washington 98101
Telephone No. (206) 623-0200
Telecopier No. (206) 623-0600

with copies to.	Gary Fluhrer
Foster Pepper & Shefelman
1111 Third Avenue, Suite 3400
Seattle, WA 98101
Telephone No (206) 447-8896
Telecopier No. (206) 447-9700

Bank at	Bank of America
1001 Fourth Avenue; Floor 16
Seattle, Washington 98124-1033
Attn: David K Stuyvenberg
Telephone No. (206) 358-1032
Telecopier No. (206) 358-0197

with copies to	Dennis E McLean
Davis Wright Tremame LLP
2600 Century Square
1501 Fourth Avenue
Seattle, Washington 98101-1688
Telephone No. (206) 628-7723
Telecopier No. (206) 470-3623

or to such other addresses as either party hereto may from time to time designate in writing and deliver in a like manner. Any such notice shall be deemed to be given on the date on which it is received or receipt thereof is refused.

7.2     Binding Effect. All of the limitations, covenants, conditions, easements, and restrictions contained herein shall attach to and run with the Office Property and the Bank Property and shall, except as otherwise set forth herein, benefit or be binding upon the successors and assigns of Lowe and Bank.

7 3     Enforcement  In the event of a breach of any of the covenants or agreements set forth in this Declaration, the parties hereto shall be entitled to any and all remedies available at law or in equity, including but not limited to the equitable remedies of specific performance or mandatory or prohibitory injunction issued by a court of appropriate jurisdiction. The parties hereto agree that in the event it becomes necessary for any party to defend or institute legal proceedings as a result of the failure of either party to comply with the terms, covenants, agreements and/or conditions of this Declaration, it is understood and agreed that the prevailing party in such litigation shall be entitled to be reimbursed for all costs incurred or expended in connection therewith, including, but not limited to, reasonable attorney’s fees (including appellate fees) and court costs. This section shall survive the expiration or termination of this Declaration with respect to obligations which arose during the term of this Declaration

7.4     Breach Shall Not Permit Termination. It is expressly agreed that no breach of this Declaration shall entitle Bank or Lowe to cancel, rescind, or otherwise terminate this Declaration, and such limitations shall not affect in any manner any of the rights or remedies which Bank or Lowe may have by reason of any breach of this Declaration.

7 5         Breach - Effect on Mortgagee and Right to Cure. Breach of any of the covenants or restrictions contained in this Declaration shall not defeat or render invalid the lien of any deed of trust or mortgage made In good faith, but all of the foregoing provisions, restrictions, and covenants shall be binding and effective against any owner of the Office Property and the Bank Property, or any portion of either of them, who acquires title by foreclosure or trustee’s sale or by deed in lieu of foreclosure or trustee’s sale

Notwithstanding any other provision in this agreement for notices of default, the holder of any deed of trust or mortgage encumbering the Office Property or the Bank Property (a “Mortgagee”) shall be entitled to a notice of any default by the owner of the encumbered property (a “Defaulting Owner”) that is asserted by the owner of the other property encumbered by this Declaration (the “Notifying Owner”) in the same manner that other notices are required to be given under this Declaration; provided, however, that said Mortgagee shall have, prior to the time of the default, notified the Notifying Owner of the Mortgagee’s mailing address and right to notice of defaults. If the Defaulting Owner fails to cure or commence to cure such default as provided in this Declaration, then the Notifying Owner covenants to notify such Mortgagee of the Defaulting Owner’s failure and such Mortgagee shall thereafter -have thirty (30) days to cure any such default, or, if such default cannot be cured within thirty (30) days, diligently to commence curing within such time and diligently pursue such cure to completion within a reasonable time thereafter.

7.6       Effect on Third Parties. Except for Section 7.5 (which is solely for the benefit of a Mortgagee) the rights, privileges, or immunities conferred hereunder are for the benefit of Lowe and Bank, together with their successors and assigns, and not for any third party.

7 7       No Partnership. Neither this Declaration nor any acts of Bank or Lowe -shall be deemed or construed by the parties hereto, or any of them, or by any third person, to create the relationship of principal and agent, or of partnership, or of joint venture, or of any association between Bank and Lowe

7.8       Modification. No modification, waiver, amendment, discharge, or change of this Declaration shall be valid unless the same is in writing and signed by Bank and Lowe. Any change, modification, amendment or rescission which is made without the written consent of Bank and Lowe shall be null and void and of no effect.

7 9       Severability. In the event any term, covenant, condition, provision, or agreement contained herein is held to be invalid, void, or otherwise unenforceable, by any court of competent jurisdiction, such holding shall in no way affect the validity of enforceability of any other term, covenant, condition, provision, or agreement contained herein.

7.10       Governing Law. This Declaration and the obligations of Bank and Lowe hereunder shall be interpreted, construed, and enforced in accordance with the laws of the State of Washington

7.11       Terminology. All personal pronouns used in this Declaration, whether used in the masculine, feminine, or neuter gender, shall include all other genders; the singular shall include the plural and vice versa.

7.12       Counterparts. This Declaration may be executed in multiple counterparts, each of which shall be deemed to be an original agreement, and all of which together shall constitute one agreement.

7 13    Captions Article and section titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Declaration or any provisions hereof.

7.14     Estoppel Certificate. Bank and Lowe each hereby covenant that within thirty (30) days of the written request of the other party it will issue to such other party or to any prospective Mortgagee or purchaser of such party’s property, an estoppel certificate stating: (a) whether such party to whom the request has been directed knows of any default under this Declaration and if there are known defaults specifying the nature thereof, (b) whether to its knowledge this Declaration has been assigned, modified or amended in any way (and if it has, then stating the nature thereof); and (c) whether to its knowledge this Declaration is in full force and effect as of the date thereof.

7 15     Not A Public Dedication. Nothing herein contained shall be deemed to be a gift or dedication of any portion of the Bank Property or the Office Property to the general public or for the general public or for any public purpose whatsoever, it being the intention of the parties hereto that this Declaration shall be strictly limited to and for the purposes herein expressed.

7.16       Time of Essence. Time is of the essence with respect to the performance of each of the covenants and agreements contained in this Declaration.

7.17       Entire Agreement. This Declaration and the Exhibits hereto contain all the representations and the entire agreement between Bank and Lowe with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements with respect to the subject matter of this Declaration are superseded in total by this Declaration and Exhibits hereto. The provisions of this Declaration shall be construed as a whole according to their common meaning and not strictly for or against party hereto

7.18       Duration All easements contained in Article I of this Declaration shall be perpetual All other terms, covenants, restrictions and undertakings of this Declaration shall remain in effect so long as the Office Improvements have not been demolished, but in no event less than sixty (60) years, except to the extent specific provisions hereof are terminated or expire as set forth herein

7 19   Waiver of Default No waiver of any default by Lowe or Bank shall be implied from any failure to take any action in respect of such default if such default continues or is repeated. No express written waiver of any default shall affect any default or cover any period of time other than the default and period of time specified in such express waiver One or more written waivers of any default in the performance of any term, provision or covenant contained in this Declaration shall not be deemed to be a waiver of any subsequent default in the performance of the same term, provision or covenant or any other term, provision or covenant contained in this Declaration. The consent or approval to or of any act or request by any other party requiring consent or approval shall not be deemed to waive or render unnecessary the consent to or approval of any subsequent similar acts or requests. The rights and remedies given by this Declaration shall be deemed to be cumulative and no one of such rights and remedies shall be exclusive of any of the others, or if any other right or remedy at law or in equity which any such Owner might otherwise have by virtue of a default under this Declaration, and the exercise of one such right or remedy shall not impair the right to exercise any other right or remedy.

IN WITNESS WHEREOF, the parties have executed and delivered this Declaration this 31 day of July, 2001

LOWE NORTHWEST INVESTOR PROPERTIES I, LLC, a Washington limited liability company

By: Lowe/Washington Corporation, a Washington corporation, Managing Member

By:	/s/ Richard W. Anderson
Name:	Richard W. Anderson
Title:	Vice President

BANK OF AMERICA, N A , a national banking association

By:	/s/ Thomas G Ryan
Name:	Thomas G Ryan
Title:	Senior Vice President

STATE OF WASHINGTON	)
) ss
COUNTY OF KING	)

On this 30th day of July, 2001, before me, a Notary Public in and for the State of Washington, personally appeared Thomas G. Ryan, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he was authorized to execute this instrument, and acknowledged it as Senior Vice President of BANK OF AMERICA, N.A., a national banking association, to the be the free and voluntary act and deed of said national banking association for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written

STATE OF WASHINGTON	)
) ss
COUNTY OF KING	)

On this 30th day of July, 2001, before me, a Notary Public in and for the State of Washington, personally appeared Richard W. Anderson, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he was authorized to execute this instrument, and acknowledged it as Vice President of Lowe/Washington Corporation, Managing Member of Lowe Northwest Investor Properties I, L.L.C., to the be the free and voluntary act and deed of said limited liability company for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written

EXHIBIT A

TO

TEMPORARY CONSTRUCTION EASEMENT

LEGAL DESCRIPTION OF BANK PROPERTY

Parcel A of City 20010619900005 of Seattle Lot Boundary Adjustment No. 2008942, recorded under recording number 200J0619900005 as amended by instrument recorded under recording No. 20010730900001, also known as

That portion of Lots 7 through 9, Block 5, Hilton Addition to the City of Seattle recorded in Volume 3 of Plats, page 157, records of King County, Washington State, described as follows

Beginning at the southwest corner of Lot 7 of said Block 5, also being the point of intersection of the north margin of East Garfield Street and the east margin of Eastlake Avenue East;

thence north 14°23’ 17” east, along said east margin and west line of Lots 7 through 9,158 37 feet; thence south 89°35’19” east, 86.49 feet; thence south 14°18’27” west 158 29 feet to a point on said north margin and the south line of said Lot 7, thence north 89°36’21” west, along said north margin and said south line, 86.72 feet to the true point of beginning.

EXHIBIT A

EXHIBIT B

TO

TEMPORARY CONSTRUCTION EASEMENT

LEGAL DESCRIPTION OF OFFICE PROPERTY

Parcel B of City of Seattle Lot Boundary Adjustment No 2008942, recorded under recording number 20010619900005 as amended by instrument recorded under recording No. 20010730900001, also known as:

Lots 1 through 12, Block 5, Hilton Addition to the City of Seattle, recorded in Volume 3 of Plats, Page 157, Records of King County, Washington State,

Except that portion described as follows:

Beginning at the southwest comer of Lot 7 of said Block 5, also being the point of intersection of the north margin of East Garfield Street and the east margin of Eastlake Avenue East;

thence north 14°23’17” east, along said east margin and west line of Lots 7 through 9,158 37 feet, thence south 89°35’19” east, 86 49 feet; thence south 14°18’27” west 158 29 feet to a point on said north margin and the south line of said Lot 7, thence north 89°36’21” west, along said north margin and said south line, 86.72 feet to the true point of beginning.

EXHIBIT B

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “First Amendment”) is dated as of March 31, 2004, between ARE-EASTLAKE NO. 3, LLC, a Delaware limited liability company (“Landlord”), and FRED HUTCHINSON CANCER RESEARCH CENTER, Washington nonprofit corporation (“Tenant”).

A.         Landlord and Tenant entered into that certain Lease Agreement dated as of January 16, 2004, (the “Lease”), with respect to certain premises located at 1616 Eastlake Avenue, Seattle, Washington (the “Building”), pursuant to which Landlord leased to Tenant certain space in the Building more particularly described in the Lease (the “Premises”). Initially capitalized terms not specifically defined herein shall have the meanings set forth for such terms in the Lease.

B.         Landlord and Tenant desire to amend the Lease in order to modify certain terms of the Lease, correct certain errors, and to otherwise amend the Lease upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree, and amend the Lease, as follows:

1.         Name of Landlord. The name of Landlord under the Lease is ARE Eastlake Avenue No. 3, LLC, a Delaware limited liability company.

2.         Rentable Area of Premises. The definition of “Rentable Area of Premises”, as set forth in the Basic Lease Provisions on the first page of the Lease, is hereby restated to be 100,295 rentable square feet. The description of Additional Premises set forth in Section 1(b)(ii) of the Lease is hereby restated so that the Additional Office Premises shall comprise 20,936 square feet, and the Additional Laboratory Premises shall comprise 14,360 square feet. Accordingly, Section l(b)(ii) of the Lease is modified and shall hereafter read as follows:

(ii) Approximately 20,936 square feet of office space on the fourth and fifth floors (the “Additional Office Premises”) and approximately 14,360 square feet of laboratory space, which shall be an expansion of the Initial Laboratory Premises (the “Additional Laboratory Premises”), all as shown more particularly on attached Exhibit A-2 (collectively, the “Additional Premises”).

3.         Tenant’s Share. The definition of “Tenant’s Share”, as set forth in the Basic Lease Provisions on the first page of the Lease, is hereby modified to “See Section 5(e) hereof.

4.         Rent Commencement Date. The definition of “Rent Commencement Date”, as set forth in the Basic Lease Provisions on the first page of the Lease, is hereby modified to be November 15, 2004. The parties hereby agree to execute and deliver a new “Acknowledgment of Commencement Date” in the form attached to the Lease as Exhibit D, which shall supercede any previous Acknowledgment of Commencement Date, and shall indicate that the “Rent Commencement Date” is November 15, 2004, and the termination date of the Base Term of the Lease shall be midnight on November 30, 2014.

5.         Other Dates. Because of the modification of the Rent Commencement Date, the parties intend to modify certain other dates set forth in the Lease to a date which is approximately 90 days after such dates. Accordingly, Section 3(a)(iii) of the Lease is hereby modified so that the date “September 1, 2005” is changed to “December 1, 2005”. Section 3(a)(iii)(B) of the Lease is hereby modified so that the date “June 1, 2006” is changed to September 1, 2006. The modification of no other specific date set forth in the Lease is intended, unless expressly set forth in this First Amendment.

6.         Governing Law. This First Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Washington.

7.         Counterparts. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument. Signature pages may be detached from the counterparts and attached to a single copy of this First Amendment to physically form one document.

8.         Reaffirmation of Obligations. Landlord and Tenant hereby acknowledge and reaffirm all of their respective obligations under the Lease, as the Lease has been amended by this First Amendment, and each agrees that any reference made in any other document to the Lease shall mean the Lease as amended pursuant to this First Amendment. Except as expressly provided herein, the Lease remains unmodified and in full force and effect.

9.         Time of Essence. Time is of the essence with respect to each provision of this First Amendment.

SIGNATURES APPEAR ON NEXT PAGE

2

IN WITNESS WHEREOF, Landlord and Tenant have caused this First Amendment to be duly executed and delivered as of the date first above written.

“Landlord”

ARE-EASTLAKE AVENUE NO. 3, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,
a Maryland corporation, general partner

		By:	/s/ Joel S. Marcus
		Its:	CEO

“Tenant”

FRED HUTCHINSON CANCER RESEARCH CENTER,

	By:	/s/ Scott Rusch
	Its:	Vice President, Facilities & Operations

3

EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made as of this 26th day of May 2004, between ARE-Eastlake Avenue No. 3, LLC, a (“Landlord”), and Fred Hutchinson Cancer Research Center, a Washington nonprofit corporation (“Tenant”), and is attached to and made a part of the Lease dated January 16, 2004, as amended by the First Amendment to Lease Agreement dated as of March 31, 2004 (as amended the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the First Amendment to Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is January 20, 2004, the “Rent Commencement Date is November 15, 2004, and the termination date of the Base Term of the Lease shall be midnight on November 30, 2014.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written,

“Tenant”

FRED HUTCHINSON CANCER RESEARCH CENTER,
a Washington nonprofit corporation

By:	/s/ Scott Rusch
Its:	Vice President, Facilities & Operations

“Landlord”

ARE-EASTLAKE AVENUE NO. 3, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,
a Maryland corporation, general partner

	By:	Peter J. Nelson
PETER J. NELSON
SENIOR VICE PRESIDENT &
CHIEF FINANCIAL OFFICER

ACKNOWLEDGMENT OF EXPANSION PREMISES COMMENCEMENT DATE

This ACKNOWLEDGMENT OF EXPANSION PREMISES COMMENCEMENT DATE is made as of this 19th day of April, 2006, between ARE-Eastlake Avenue No. 3, LLC, a Delaware limited liability company (“Landlord”), and Fred Hutchinson Cancer Research Center, a Washington nonprofit corporation (“Tenant”), and is attached to and made a part of the Lease dated as of January 16th, 2004, , (as amended from time to time, the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Expansion Premises Commencement Date for the Expansion Premises is March 26, 2006, and the expiration date of the Base Term of the Expansion Premises shall be midnight on November 20, 2014.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF EXPANSION PREMISES COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

FRED HUTCHINSON CANCER RESEARCH CENTER,
a Washington nonprofit corporation

By:	/s/ Scott Rusch
Its:	Vice President, Facilities & Operations

LANDLORD:

ARE-EASTLAKE AVENUE NO. 3, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES. LP.
a Delaware limited partnership,
managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

	By:	/s/ Jennifer Pappas
Jennifer Pappas
V.P. & Assistant Secretary

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made as of December 23, 2005, by and between ARE-EASTLAKE AVENUE NO. 3, LLC, a Delaware limited liability company (“Landlord”), and FRED HUTCHINSON CANCER RESEARCH CENTER, a Washington nonprofit corporation (“Tenant”).

RECITALS

A.         Landlord and Tenant entered into that certain Lease Agreement dated as of January 16, 2004, as amended by that certain First Amendment to Lease Agreement dated March 31, 2004 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises, consisting of 100,295 rentable square feet (the “Original Premises”), in a building (the “Building”) located at 1616 Eastlake Avenue East, Seattle, Washington. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.         Tenant has requested and Landlord, subject to the terms and conditions set forth below, has agreed to amend the Lease to, among other things, effect an expansion of the Original Premises, as more particularly set forth in this Second Amendment

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Expansion Premises. In addition to the Original Premises as described in the Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the southwestern portion of the third (3rd) floor, consisting of approximately 6,130 rentable square feet, as described in Exhibit A attached hereto (the “Expansion Premises”). Said space shall be subdivided (without walls) into the “Initial Expansion Premises” of approximately 3,057 rentable square feet and the “Additional Expansion Premises” of approximately 3,073 rentable square feet, as depicted in Exhibit A. For the purposes hereof, the Initial Expansion Premises and the Additional Expansion Premises are sometimes collectively referred to as the Expansion Premises. As of the Expansion Premises Commencement Date (as defined below), the term “Premises” shall be deemed to be the Original Premises and the Expansion Premises and the term “Rentable Area of Premises” as described in the Basic Lease Provisions to the Lease shall mean 106,425 rentable square feet Commencing on the Expansion Premises Commencement Date (as defined below) and continuing, subject to the terms of a license agreement prepared by Landlord to be entered into between Landlord and Tenant, during the Expansion Term (as defined below), Tenant shall have the non-exclusive right, at no additional cost to Tenant, to use the shared area depicted on Exhibit D.

2.	Term. The term of the Lease for the Expansion Premises shall be for a period commencing on Substantial Completion (as such term is defined below) of the Initial Landlord’s Work as described in Section 6 (the “Expansion Premises Commencement Date”), and terminating on November 30, 2014 (said period being the “Expansion Term”). The Extension Rights provided for in Section 39 of the Lease shall not apply with respect to the Expansion Premises. The targeted Expansion Premises Commencement Date (“Expansion Premises Target Commencement Date”) shall be March 15, 2006. As used in this Second Amendment and the Work Letter attached hereto, “Substantial Completion” or “Substantially Complete” shall mean that the Initial Landlord’s Work or the Tenant Improvements (as the case may be) shall have been substantially completed in a good and workmanlike manner, in accordance with the TI Permit (in the case of the Tenant Improvements), subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature that do not interfere with the use of the Expansion Premises; and “Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit, in the case of the Tenant Improvements); (ii) to comport with good design, engineering, and construction practices that are not material; or (iii) to make reasonable adjustments for field deviations or conditions encountered during the construction of the Initial Landlord’s Work or the Tenant Improvements (as the case may be).

3.	Base Rent. During the Expansion Term, Tenant shall pay the amounts described in this Section as Base Rent for the Expansion Premises which shall be payable in accordance with the provisions of the Lease:

(a)	Initial Expansion Premises. Base Rent for the Initial Expansion Premises shall be $____ per rentable square foot on an annual basis subject to adjustment by the Expansion Premises Rent Adjustment Percentage (as defined below) during the Expansion Term;

(b)	Additional Expansion Premises. Base Rent for the Additional Expansion Premises shall be (i) $____ per rentable square foot on an annual basis during the Initial Period (as defined below), and (ii) the same rate per rentable square foot on an annual basis as is then payable for the Initial Expansion Premises (which rate is subject to adjustment as provided in Section 3(d) below) commencing on the date following the date of expiration of the Initial Period and continuing throughout the then remainder of the Expansion Term;

(c)	Initial Period. As used herein, “Initial Period” shall mean that period from the Expansion Premises Commencement Date until the date of the earlier to occur of (x) Substantial Completion of the Tenant Improvements (as defined in Section 6(b) below), or (y) the first (1st) anniversary of the first (1st) full month after the Expansion Premises Commencement Date; and

(d)	Base Rent Adjustments. Base Rent for the Expansion Premises shall be increased: (i) commencing on the date of each disbursement by Landlord of the Tenant Improvement Allowance (as defined in Section 6(c) below), by an amount equal to $____ per annum for each dollar or portion thereof disbursed by Landlord for the Tenant Improvements, and (ii) on each annual anniversary of the first day of the first full month during the Expansion Term of this Second Amendment (each an “Expansion Premises Adjustment Date”) by multiplying the Base Rent payable immediately before such Expansion Premises Adjustment Date by the Expansion Premises Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Expansion Premises Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated. “Expansion Premises Rent Adjustment Percentage” means (x) a fraction, stated as a percentage, the numerator of which shall be the Index for the calendar month 3 months before the month in which the Expansion Premises Adjustment Date occurs, and the denominator of which shall be the Index for the calendar month 3 months before the last Expansion Premises Adjustment Date or, if no prior Base Rent adjustment has been made, 3 months before the first day of the first full month during the Expansion Term of this Lease, less (y) 1.00. “Index” means the “Consumer Price Index-All Urban Consumers, Seattle - Tacoma Bremerton, WA Metropolitan Area, All Items” compiled by the U.S. Department of Labor, Bureau of Labor Statistics, (1982-84 = 100). If a substantial change is made in the Index, the revised Index shall be used, subject to such adjustments as Landlord may reasonably deem appropriate in order to make the revised Index comparable to the prior Index. If the Bureau of Labor Statistics ceases to publish the Index, then the successor or most nearly comparable index, as reasonably determined by Landlord, shall be used, subject to such adjustments as Landlord may reasonably deem appropriate in order to make the new index comparable to the Index. Landlord shall give Tenant written notice indicating the Base Rent, as adjusted pursuant to this Section, and the method of computation and Tenant shall pay to Landlord an amount equal to any underpayment of Base Rent by Tenant within 15 days of Landlord’s notice to Tenant. Failure to deliver such notice shall not reduce, abate, waive or diminish Tenant’s obligation to pay the adjusted Base Rent. Notwithstanding the foregoing, any increase in the Base Rent based upon the Expansion Premises Rent Adjustment Percentage shall not be less than a minimum of 3%, nor more than a maximum of 6% on an annual basis.

During the Base Term, Tenant shall continue to pay the full Base Rent with respect to the Original Premises as provided for in the Lease.

During the Expansion Term, Tenant shall pay, as Additional Rent, the amounts and charges provided in Section 5 and Section 9(a) and (b) of the Lease with respect to Tenant’s Share of Expenses and Taxes for the Premises (including the Original Premises and the Expansion Premises), together with all other amounts and charges payable by Tenant to Landlord under the Lease.

4.	Tenant’s Share. Effective as of the Expansion Premises Commencement Date, and in addition to Base Rent and all amounts owing for the Original Premises under the Lease, Tenant’s Share as described in the Basic Lease Provisions to the Lease for calculating Tenant’s Share of Expenses and Taxes with respect to both the Original Premises and the Expansion Premises shall be 64.3%.

5.	Condition of Premises. Except as set forth in this Second Amendment and in the Work Letter: (i) Tenant shall accept the Expansion Premises in their condition as of the Expansion Premises Commencement Date, subject to all applicable Legal Requirements (as defined in Section 7 of the Lease); (ii) Landlord shall have no liability to Tenant for any defects in the Expansion Premises, provided Landlord shall be responsible for enforcing rights under any applicable warranty and Landlord’s repair obligations under Section 18 of the Lease; and (iii) Tenant’s taking possession of the Expansion Premises shall be conclusive evidence that Tenant accepts the Expansion Premises and that the Expansion Premises were in good condition at the time possession was taken. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Expansion Premises Commencement Date when such date is established in a form of the “Acknowledgment of Expansion Premises Commencement Date” to be presented to Tenant by Landlord; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.

6.	Tenant Improvements.

(a)	Initial Landlord’s Work. Landlord shall endeavor to deliver the Expansion Premises to Tenant on the Expansion Premises Target Commencement Date with the Initial Landlord’s Work Substantially Complete. As used herein, the “Initial Landlord’s Work” shall mean the construction of the improvements to the Initial Expansion Premises substantially in accordance with the plan described on Exhibit B attached hereto. Tenant’s taking possession and acceptance of the Expansion Premises shall not constitute a waiver of: (i) any warranty with respect to workmanship (including installation of equipment) or material (exclusive of equipment provided directly by manufacturers), (ii) any non-compliance of Initial Landlord’s Work with applicable Legal Requirements, or (iii) any claim that Initial Landlord’s Work was not completed substantially in accordance with the plan described on Exhibit B attached hereto subject to Minor Variations (collectively, a “Construction Defect”). Tenant shall have one year after Substantial Completion of the Initial Landlord’s Work within which to notify Landlord of any such Construction Defect discovered by Tenant, and Landlord shall use reasonable efforts to remedy or cause the responsible contractor to remedy any such Construction Defect within 30 days thereafter. Notwithstanding the foregoing, Landlord shall not be in default under the Second Amendment if the applicable contractor, despite Landlord’s reasonable efforts, fails to remedy such Construction Defect within such 30-day period, in which case Landlord shall have no further obligation with respect to such Construction Defect other than (x) to cooperate, at no cost to Landlord, with Tenant should Tenant elect to pursue a claim against such contractor, and (y) to assign to Tenant all rights Landlord may have against such contractor with respect to such Construction Defect, but also reserving to Landlord any claims Landlord may have against such contractor. Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties relating to equipment installed in the Initial Expansion Premises, and Landlord shall assign to Tenant such warranty rights, and shall cooperate with Tenant, at no cost to Landlord, should Tenant elect to pursue a warranty claim, but also reserving to Landlord any warranty rights Landlord may have. Landlord shall promptly undertake and complete, or cause to be completed, all punch list items.

(b)	Other Improvements to the Expansion Premises. Landlord shall provide Tenant an allowance in the amount of $______ (“Expansion Allowance”) for the construction of improvements to the Additional Expansion Premises (“Expansion Work”) substantially in accordance with a plan prepared by Tenant and approved by Landlord in the exercise of its sole and absolute discretion. Tenant acknowledges and agrees that the design and construction of the Expansion Work and any further tenant improvements desired by Tenant with respect to the Expansion Premises (collectively, the “Tenant Improvements”) shall be undertaken in accordance with the Work Letter substantially in the form of Exhibit C attached hereto which shall be executed by Landlord and Tenant.

(c)	Adjustments to Base Rent Based on Tenant Improvements. With a corresponding adjustment in Base Rent described in Section 3(d) above, Landlord shall make available to Tenant an allowance (the “Tenant Improvement Allowance”) in the maximum amount of $__ per rentable square foot of the Expansion Premises. If Tenant draws the full amount of the Tenant Improvement Allowance, Landlord shall provide an additional allowance of up to $__ per rentable square foot of the Expansion Premises (“Additional Tenant Improvement Allowance”) for use by Tenant without a rent adjustment. The Tenant Improvement Allowance and the Additional Tenant Improvement Allowance may only be utilized by Tenant for Tenant Improvements to the Expansion Premises. Tenant shall have no right to a disbursement of any portion of the Tenant Improvement Allowance or Additional Tenant Improvement Allowance after the date which is 18 months after Expansion Premises Commencement Date. For purposes hereof and of the Work Letter, the terms Expansion Allowance, Tenant Improvement Allowance and Additional Tenant Improvement Allowance shall collectively be referred to as the “TI Allowance”.

(d)	General. If Landlord fails to deliver the Expansion Premises on or before the Expansion Premises Target Commencement Date, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Second Amendment shall not be void or voidable; provided, however, if Landlord has not delivered the Expansion Premises to Tenant within 90 days after the Expansion Premises Target Commencement Date, unless due to an event of Force Majeure, Tenant shall have the right, in Tenant’s discretion, to cancel this Second Amendment by notice to Landlord, in which event neither Landlord nor Tenant shall have any further liability to the other with respect to this Second Amendment.

7.	Broker. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Second Amendment and that no Broker brought about this transaction other than GVA Kidder Matthews. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker named in this Section 7. claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

8. Miscellaneous.

(a)	This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b)	This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(c)	This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Second Amendment attached thereto.

(d)	Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

[Signatures are on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

LANDLORD:
ARE-EASTLAKE AVENUE NO. 3, LLC,
a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES. L.P.
a Delaware limited partnership, managing member
		By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

		By:	/s/ Jennifer Pappas
Jennifer Pappas
V.P. & Assistant Secretary

TENANT:
FRED HUTCHINSON CANCER RESEARCH CENTER, a Washington nonprofit corporation

	By:	/s/ Scott Rusch
	Its:	Vice President, Facilities & Operations

EXHIBIT A

DESCRIPTION OF EXPANSION PREMISES

[Attached]

A-1

Initial Expansion Premises
Additional Expansion Premises

SP-3

LAB 3 PLAN OPT.3

1616 EASTLAKE AVE. E.
3RD FLOOR LAB 3 - OPTION 3
1616 EASTLAKE AVENUE EAST
SEATTLE, WA

25 OCT 05

EXHIBIT B

PLAN OF INITIAL LANDLORD’S WORK

B-1

Via Federal Express	June 9, 2006	ARE-Eastlake Avenue No. 3, LLC 1616 EASTLAKE AVENUE EAST SUITE 100 SEATTLE, WA 98102 TEL: 206-328-5516 FAX: 206-328-5810

Mr. Scott Rusch

Fred Hutchinson Cancer Research Center

823 Yale Avenue N.

Seattle, WA 98109

Re:	1616 Eastlake Avenue East, Suite 360 (Paulovich Lab)

Exhibit C to Second Amendment to Lease - “Work Letter”

Dear Scott:

Enclosed please find two (2) original copies of Exhibit “C” to Second Amendment, “Work Letter” for execution by Tenant for the above referenced Tenant Build Project. Please sign both sets where indicated and return to me for execution. I will forward one fully executed original to you for you files.

Also, at this time, pursuant to Section 5.(b) of the attached Work Letter, please notify us as to how much of the Tenant Improvement Allowance you elect to receive for the build-out of this space. Per the Second Amendment to Lease, dated December 23, 2005 you have the following Tenant Improvement Allowances available to you for your use.

A)	$	- included in Base Rent
B)	$	- ($ ____/psf) TI Allowance which will adjust Base Rent
C)	$	- ($ ____/psf) Additional TI Allowance if B) is used in its entirety **
**Note, option C does not increase Base Rent.**

At the time you notify us of your intent to use any of the TI monies referenced herein, please also forward a copy of your Construction/Design budget. Please feel free to contact me with any questions.

Sincerely,

/s/ Erin Tice
Erin Tice
Asset Services Coordinator
For ARE-Eastlake Avenue No. 3, LLC
Landlord of Choice to the Life Science Industry

cc:	Peter Moglia

Tim McBride

Landlord of Choice to the Life Science IndustrySM

EXHIBIT C TO SECOND AMENDMENT

WORK LETTER

[Suite 360 - Paulovich Lab]

THIS WORK LETTER dated June 6, 2006 (this “Work Letter”) is made and entered into by and between ARE-EASTLAKE AVENUE NO. 3, LLC, a Delaware limited liability company (“Landlord”), and FRED HUTCHINSON CANCER RESEARCH CENTER, a Washington nonprofit corporation (“Tenant”), and is attached to and made a part of the Second Amendment dated December 23, 2005 (the “Second Amendment”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Second Amendment.

1.   General Requirements.

(a)         Tenant’s Authorized Representative. Tenant designates Scott Rusch and Michael Carney (either such individual acting alone, “Tenant’s Representative”) as the only persons authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change either Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord.

(b)         Landlord’s Authorized Representative. Landlord designates Peter Moglia and Tim McBride (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant.

(c)         Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that (i) the architect (the “TI Architect”) for the Tenant Improvements shall be selected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, and (ii) and the general contractor shall be BN Builder unless Landlord advises Tenant otherwise in which case the general contractor and any subcontractors for the Tenant Improvements shall be selected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall be named a third party beneficiary of any contract entered into by Tenant with the TI Architect, any consultant, any contractor or any subcontractor, and of any warranty made by any contractor or any subcontractor.

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2.   Tenant Improvements.

(a)         Tenant Improvements Defined. As used herein, “Tenant Improvements” shall mean all improvements to the Expansion Premises of a fixed and permanent nature as shown on the TI Construction Drawings, as defined in Section 2(c) below. Other than completion of the Initial Landlord’s Work, as described in the Second Amendment, and funding the TI Allowance, Landlord shall not have any obligation whatsoever with respect to the finishing of the Expansion Premises for Tenant’s use and occupancy.

(b)         Tenant’s Space Plans. Tenant shall deliver to Landlord schematic drawings and outline specifications (the “TI Design Drawings”) detailing Tenant’s requirements for the Tenant Improvements within June 6, 2006 hereof. Not more than 5 days thereafter, Landlord shall deliver to Tenant the written objections, questions or comments of Landlord and the TI Architect with regard to the TI Design Drawings. Tenant shall cause the TI Design Drawings to be revised to address such written comments and shall resubmit said drawings to Landlord for approval within 10 days thereafter. Such process shall continue until Landlord has approved the TI Design Drawings.

(c)         Working Drawings. Not later than 10 business days following the approval of the TI Design Drawings, Tenant shall cause the TI Architect to prepare and deliver to Landlord for review and comment construction plans, specifications and drawings for the Tenant Improvements (“TI Construction Drawings”), which TI Construction Drawings shall be prepared substantially in accordance with the TI Design Drawings. Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements. Landlord shall deliver its written comments on the TI Construction Drawings to Tenant not later than 10 business days after Landlord’s receipt of the same; provided, however, that Landlord may not disapprove any matter that is consistent with the TI Design Drawings. Tenant and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Landlord how Tenant proposes to respond to such comments, but Landlord’s review rights pursuant to the foregoing sentence shall not delay the design or construction schedule for the Tenant Improvements. Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof. Provided that the design reflected in the TI Construction Drawings is consistent with the TI Design Drawings, Landlord shall approve the TI Construction Drawings submitted by Tenant. Once approved by Landlord, subject to the provisions of Section 4 below, Tenant shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(b) below).

(d)         Approval and Completion. If any dispute regarding the design of the Tenant Improvements is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Fund (as defined in Section 5(d) below), and (iii) Tenant’s decision will not affect the base Building, structural components of the Building or any Building systems. Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

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3.         Performance of the Tenant Improvements.

(a)         Intentionally Omitted.

(b)         Commencement and Permitting of the Tenant Improvements. Tenant shall not commence construction of the Tenant Improvements prior to obtaining and delivering to Landlord a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Landlord. The cost of obtaining the TI Permit shall be payable from the TI Fund. Landlord shall assist Tenant in obtaining the TI Permit. Prior to the commencement of the Tenant Improvements, Tenant shall deliver to Landlord a copy of any contract with Tenant’s contractors (including the TI Architect), and certificates of insurance from any contractor performing any part of the Tenant Improvement evidencing industry standard commercial general liability, automotive liability, “builder’s risk”, and workers’ compensation insurance. Tenant shall cause the general contractor to provide a certificate of insurance naming Landlord, Alexandria Real Estate Equities, Inc., and Landlord’s lender (if any) as additional insureds for the general contractor’s liability coverages required above.

(c)         Substantial Completion. Tenant shall Substantially Complete or cause to be Substantially Completed the Tenant Improvements. Upon Substantial Completion of the Tenant Improvements, Tenant shall require the TI Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704. Tenant shall be responsible for correcting any deficiencies or defects in the Tenant Improvements.

(d)         Selection of Materials. Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Tenant and Landlord, the option will be within Tenant’s reasonable discretion if the matter concerns the Tenant Improvements, and within Landlord’s sole and absolute subjective discretion if the matter concerns the structural components of the Building or any Building system..

(e)         Intentionally Omitted.

(f)         Intentionally Omitted.

4.         Changes. Any changes requested by Tenant to the Tenant Improvements after the delivery and approval by Landlord of the TI Design Drawings (“Changes”) shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord and the TI Architect, such approval not to be unreasonably withheld, conditioned or delayed.

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(a)         Tenant’s Request For Changes. If Tenant shall desire any Changes, Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall review and approve or disapprove such Change Request within 10 business days thereafter, provided that Landlord’s approval shall not be unreasonably withheld, conditioned or delayed.

(b)         Implementation of Changes. If Landlord approves such Change and Tenant deposits with Landlord any Excess TI Costs (as defined in Section 5(d) below) required in connection with such Change, Tenant may cause the approved Change to be instituted. If any TI Permit modification or change is required as a result of such Change, Tenant shall promptly provide Landlord with a copy of such TI Permit modification or change.

5.          Costs.

(a)         Budget For Tenant Improvements. Before the commencement of construction of the Tenant Improvements, Tenant shall obtain a detailed breakdown by trade of the costs incurred or that will be incurred in connection with the design and construction of the Tenant Improvements (the “Budget”), and deliver a copy of the Budget to Landlord for Landlord’s approval, which shall not be unreasonably withheld or delayed. The Budget shall be based upon the TI Construction Drawings approved by Landlord and shall include a payment to Landlord of administrative rent (“Administrative Rent”) equal to 2% of the TI Costs (as defined below) for monitoring and inspecting the construction of the Tenant Improvements and Changes, which sum shall be payable from the TI Fund (as defined in Section 5(d)). Administrative Rent shall include, without limitation, all out-of-pocket costs, expenses and fees incurred by or on behalf of Landlord arising from, out of, or in connection with monitoring the construction of the Tenant Improvements and Changes, and shall be payable out of the TI Fund. If the Budget is greater than the TI Allowance, Tenant shall deposit with Landlord the difference, in cash, prior to the commencement of construction of the Tenant Improvements or Changes, for disbursement by Landlord as described in Section 5(d).

(b)         TI Allowance. Landlord shall make available for use by Tenant the Expansion Allowance, the Tenant Improvement Allowance and the Additional Tenant Improvement Allowance as such terms are defined in Section 6 of the Second Amendment.

Before commencing the Tenant Improvements (as defined in Section 6 below), Tenant shall notify Landlord how much Additional Tenant Improvement Allowance Tenant has elected to receive from Landlord. Such election shall be final and binding on Tenant, and may not thereafter be modified without Landlord’s consent, which may be granted or withheld in Landlord’s sole and absolute subjective discretion. The TI Allowance shall be disbursed in accordance with this Work Letter.

Tenant shall have no right to the use or benefit (including any reduction to or payment of Base Rent) of any portion of the TI Allowance not required for the construction of (i) the Tenant Improvements described in the TI Construction Drawings approved pursuant to Section 2(d) or (ii) any Changes pursuant to Section 4.

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(c)         Costs Includable in TI Fund. The TI Fund shall be used solely for the payment of design, permits and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of electrical power and other utilities used in connection with the construction of the Tenant Improvements, the cost of preparing the TI Design Drawings and the TI Construction Drawings, all costs set forth in the Budget, including Landlord’s Administrative Rent and the cost of Changes (collectively, “TI Costs”). Notwithstanding anything to the contrary contained herein, the TI Fund shall not be used to purchase any furniture, personal property or other non-Building system materials or equipment, including, but not limited to, Tenant’s voice or data cabling, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements.

(d)         Excess TI Costs. Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance. If at any time the remaining TI Costs under the Budget exceed the remaining unexpended TI Allowance, Tenant shall deposit with Landlord, as a condition precedent to Landlord’s obligation to complete the Tenant Improvements, 100% of the then current TI Cost in excess of the remaining TI Allowance (“Excess TI Costs”). If Tenant fails to deposit any Excess TI Costs with Landlord, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge). For purposes of any litigation instituted with regard to such amounts, those amounts will be deemed Rent under the Second Amendment. The TI Allowance and Excess TI Costs are herein referred to as the “TI Fund.” Funds deposited by Tenant shall be the first disbursed to pay TI Costs. Notwithstanding anything to the contrary set forth in this Section 5(d). Tenant shall be fully and solely liable for TI Costs and the cost of Minor Variations in excess of the TI Allowance. If upon Substantial Completion of the Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed portion of the TI Fund, Tenant shall be entitled to such undisbursed TI Fund solely to the extent of any Excess TI Costs deposit Tenant has actually made with Landlord

(e)         Payment for TI Costs. During the course of design and construction of the Tenant Improvements, Landlord shall pay TI Costs once a month against a draw request in Landlord’s standard form, containing such certifications, lien waivers (including a conditional lien release for each progress payment and unconditional lien releases for the prior month’s progress payments), inspection reports and other matters as Landlord customarily obtains, to the extent of Landlord’s approval thereof for payment, no later than 30 days following receipt of such draw request. Upon completion of the Tenant Improvements (and prior to any final disbursement of the TI Fund), Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and first tier subcontractors who did the work and final, unconditional lien waivers from all such contractors and first tier subcontractors; (ii) as-built plans (one copy in print format and two copies in electronic CAD format) for such Tenant Improvements; (iii) a certification of substantial completion in Form AIA G704, (iv) a certificate of occupancy for the Expansion Premises; and (v) copies of all operation and maintenance manuals and warranties affecting the Expansion Premises.

6. Intentionally Omitted.

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7.          Miscellaneous.

(a)         Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, unless expressly set forth herein to the contrary.

(b)         Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

LANDLORD:	ARE-EASTLAKE AVENUE NO. 3, LLC, a
Delaware limited liability company

	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

		By:	ARE-QRS CORP., a Maryland corporation, general partner

			By:	/s/ JENNIFER PAPPAS
			Its:	V.P.& ASSISTANT SECRETARY

TENANT:	FRED HUTCHINSON CANCER RESEARCH
CENTER, a Washington nonprofit corporation

	By:	/s/ Scott Rusch
	Its:	V.P. FACILITIES & OPERATIONS

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Via Federal Express	July 25, 2006	ARE-Eastlake Avenue No. 3, LLC 1616 EASTLAKE AVENUE EAST SUITE 100 SEATTLE, WA 98102 TEL: 206-328-5516 FAX: 206-328-5810

Mr. Scott Rusch

Fred Hutchinson Cancer Research Center

1100 Fairview Avenue N., J5-100

PO Box 19024

Seattle, WA 98109-1024

Re:	1616 Eastlake Avenue East, Seattle, WA 9S102

Paulovich Lab - Construction Documents

LEASE AGREEMENT DATED JANUARY 16,2004 BETWEEN ARE-EASTLAKE AVENUE NO. 3. LLC. (“LANDLORD”), AND FRED HUTCHINSON CANCER RESEARCH CENTER (“TENANT”), AS AMENDED, FOR THE PREMISES LOCATED AT 1616 Eastlake Avenue East, Seattle, WA 98102

Dear Scott:

Landlord has reviewed the Construction Set plans titled Paulovich Lab, Suite 360 dated June 5, 2006, and provided by SAB Architects.

Landlord hereby approves the plans and authorizes Tenant to proceed with construction of the above mentioned Paulovich Lab (“Improvements”); however, the foregoing consent is expressly subject to and conditioned upon the following:

1.	The Improvements shall be constructed pursuant to the plans and specifications referenced above as they relate to the structural, mechanical and electrical portions of the work. A licensed, bonded and insured contractor shall construct all Improvements.

2.	The Improvements shall be conducted by a licensed contractor, whose Washington state contractor’s License Number must be provided prior to commencement of the Improvements.

3.	The performance of the Improvements shall be conducted in compliance with all Applicable Laws (as that term is defined in the above-referenced Lease), including without limitation the provisions of the Americans with Disabilities Act (“ADA”), OSHA regulations, Washington State Labor & Industries rules, regulations & directives; and in a good and workmanlike manner.

Landlord of Choice to the Life Science IndustrySM

July 25,2006

FHCRC - Consent to Improvements

4.	All costs in connection with your performance of the Improvements consented to hereunder shall be fully paid by you, and you shall not permit any mechanic’s, materialmen or other such liens to be filed against the Premises or any interest therein as a result of such work.

5.	The performance of the Improvements shall otherwise conform with all conditions and requirements of the above-referenced Lease and all other terms, provisions, and requirements of said Lease.

6.	You shall provide to Landlord prior to the start of construction, but in no event later than fifteen (15) days following the date of this letter, Certificate of Insurance and Endorsements for the general contractor naming ARE-Eastlake Avenue No. 3, LLC and Alexandria Real Estate Equities, Inc. as additionally insured.

7.	Upon the completion of the Improvements, you will promptly provide to the undersigned, on behalf of Landlord, if applicable; (a) a hard and electronic (CAD) copy of the City-approved plans and specifications for the Improvements, (b) a copy of the City building permit for the Improvements, and (c) a copy of the signed-off City Inspection card for the Improvements.

8.	All Improvements and additions that affect the building’s exterior walls, roof line and/or floor slab must be constructed in accordance with the certifications and confirmations as provided by the structural engineer. Any Improvements or additions that deviate from these conditions or confirmations require the additional review and consent of Landlord.

9.	All Improvements and additions that affect the building mechanical systems must be non-proprietary and must be made compatible with the existing system serving the building.

10.	All underground drainage systems, if applicable, that are installed and tied to existing site drains will be installed in good workmanlike manner and will be provided with sufficient clean out locations such as to ensure ease of maintenance.

11.	All proposed building and site signage, if applicable, described in the plans and specifications for which this Consent is issued requires the further written review and consent of Landlord prior to fabrication and installation upon the Premises and such signage is not made a part of this Consent package.

This consent has been given with the understanding that (i) you will comply with each and all of the conditions set forth in this letter, (ii) no Event of Default currently exists under the above-referenced Lease, and (iii) no Hazardous Materials (as that term is defined in said Lease), including but not limited to asbestos or asbestos-containing materials, shall be used by you or your agents or contractors in the construction of any of the Alterations permitted hereunder. Please note that it is the Landlord’s intention to post and record a Notice of Non-Responsibility or other notice Landlord deems proper in connection with your construction and installation of the Improvements consented to hereunder.

July 25,2006

FHCRC - Consent to Improvements

Very truly yours,

ARE-Eastlake Avenue No. 3, LLC
a Delaware limited liability corporation

/s/ Timothy McBride

by:	Timothy McBride
Senior Director - Lab Services & Operations

cc:	Peter Moglia
Erin Tice

ABBREVIATIONS

GRAPHICS

PROJECT TEAM

TENANT	FRED HUTCHINSON CANCER RESEARCH CENTER
ARCHITECT	SABArchitects
GENERAL CONTRACTOR	LEASE CRUTCHER LEWIS
MECHANICAL ENGINEER & HVAC CONTR.	UNIVERSITY MECHANICAL
ELECTRICAL ENGINEER & CONTR.	SASCO ELECTRIC

LEGAL DESCRIPTION

PARCEL B, LBA 9000842, LOTS 1 THROUGH 8, INCLUSIVE, BLOCK 5, HILTON ADDITION TO THE CITY OF SEATTLE, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 3 OF PLATS, PAGE 87, IN KING COUNTY, WASHINGTON

TAX ASSESSOR'S NUMBER
330750-0720-04

CODE INFORMATION

DPD PROJECT #
6070326

PROJECT ADDRESS
SUITE 360
1616 EASTLAKE AVENUE EAST
SEATTLE, WA 98102

JURISDICTION
CITY OF SEATTLE

CODES
2003 IBC W/ SEATTLE AMENDMENTS
2003 IFC W/ SEATTLE AMENDMENTS
2003 IMC W/ SEATTLE AMENDMENTS
2003 IPC W/ SEATTLE AMENDMENTS
SEATTLE ENERGY CODE
WASHINGTON STATE ENERGY CODE
NATIONAL ELECTRICAL CODE W/ SEATTLE ELECTRICAL CODE SUPPLEMENT (NEC + SMC 22.300-22.400)
WASHINGTON STATE REGULATIONS FOR BARRIER FREE FACILITIES (WAC 51-50)
WASHINGTON INDUSTRIAL SAFETY + HEALTH ACT
NATIONAL LIFE SAFETY CODE

PROJECT DESCRIPTION
TENANT IMPROVEMENT TO CONSTRUCT RESEARCH LABORATORIES AND ASSOCIATED OFFICES ON THIRD FLOOR OF EXISTING 3-STORY BUILDING

PROJECT AREA
4,834 SF

ZONING
C1-65

CONSTRUCTION TYPE
TYPE-I FR

BUILDING DESCRIPTION
EXISTING 3-STORY R+D LAB/ OFFICE BUILDING WITH 3-STORY BELOW-GRADE PARKING GARAGE. BUILDING CONTAINS 90,000 USEABLE SF

FIRE-PROTECTION
FULLY SPRINKLERED AND FIRE-ALARMED.

OCCUPANCY
GROUP-B: RESEARCH + DEVELOPMENT LABORATORIES
GROUP-B: OFFICES
GROUP-M: RETAIL 1ST FLOOR
GROUP-S2: PARKING

DRAWING INDEX

DPD COVERSHEET

ARCHITECTURAL

A0.1 GENERAL INFORMATION
A0.1 SITE PLAN
A2.0 FLOOR 3 - COORDINATION PLAN
A4.1 ENLARGED DEMOLITION PLAN
A4.2 ENLARGED CONSTRUCTION PLAN
A4.3 ENLARGED REFLECTED CEILING PLAN
A4.4 ENLARGED EQUIPMENT + FURNITURE PLAN
A4.5 ENLARGED SERVICES PLAN
A5.0 DETAILS
A5.1 INTERIOR ELEVATIONS
A5.2 INTERIOR ELEVATIONS
A5.3 INTERIOR ELEVATIONS
A5.4 INTERIOR ELEVATIONS
A5.5 INTERIOR ELEVATIONS
A6.0 SCHEDULES

VICINITY MAP

CAPITOL HILL
SITE

SABArchitects
1124 Eastlake Ave East Suite 200
Seattle, WA 98109
P 206 957 6400
F 206 957 6404

CCD-001	05 JUN 06
CONST SET	24 MAY 06
REVIEW SET	09 MAY 06
PERMIT SET	05 MAY 06
REVIEW SET	01 MAY 06

FRED HUTCHINSON CANCER RESEARCH CENTER

PAULOVICH LAB
SUITE 360

THIRD FLOOR
1616 EASTLAKE AVE E
SEATTLE, WASHINGTON

GENERAL
INFORMATION

SCALE	NONE
DRAWN:	SAT
CHECKED:	
PROJECT NO:	03200.42

A0.1

ARE-Eastlake Avenue No. 3, LLC
December 28,2004 BY FEDERAL EXPRESS	135 N. LOS ROBLES ANVENUE SUITE 260 PASADENA, CA 91101 TEL: 626-578-0777 FAX: 626-578-0770

confidential - for addressee only -
do not duplicate or distribute

Fred Hutchinson Cancer Research Center

823 Yale Avenue N.

Seattle, WA 98109

Attention: Mr. Scott Rusch, Vice President, Facilities & Operations

Phone: (206) 667-4242

Facsimile: (206) 667-5104

Re: 1616 Eastlake Avenue East - Tenant Improvement Allowance Restated

Dear Scott:

Section 2 of the First Amendment to Lease Agreement dated March 31, 2004 restated the Rentable Square Footage in the Basic Lease Provisions to be 100,295 rentable square feet. Although other definitions relating to rentable square footage were also modified to account for this restatement (i.e. Additional Laboratory Premises) the TI Allowance amounts set forth in Exhibit C of the Lease Agreement were mistakenly not restated. All initially capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed thereto in the Lease Agreement.

Therefore, this letter shall serve as an agreement between Landlord and Tenant that the nominal dollar amount set forth in section 5(b)(i)(A) is hereby restated to be $      and the nominal dollar amount set forth in section 5(b)(i)(B) is hereby restated to be $     .

Very truly yours,

/s/ Peter M. Moglia

Peter M. Moglia
Vice President, Seattle
For ARE-Eastlake Avenue No. 3, LLC.

ACCEPTED AND AGREED TO

FRED HUTCHINSON CANCER RESEARCH CENTER,
a Washington nonprofit corporation

By:	/s/ Scott Rusch
Its: V.P., Facilities & Operations

1

1616 Eastlake Avenue East Hutch Space and Allowances

Floor

2nd Floor - Initial

2nd Floor - Additional

4th & 5th Floor-Initial

4th & 5th Floor - Additional

1616 Eastlake Lab Programming

Room Area
(nsf)
Mandy Paulovich Lab
Lab	1154
Lab Support
TC	183
Equip	337

Office
faculty	126
staff scientist	82
Shared office for 4	195
Admin	89
_________________________
Subtotal, Paulovich	2,168

Common / Shared Space
Conference/	265
dark room	82
mail/copy/work room	148
Waste staging / carts	82
Lab Support	38
Closet	4
_________________________
Subtotal, Common	619

Proteomics: Early Detection
Lab
Mass Spec Lab*	665
Lab Support
Wet Lab	410
Gas Closet	20
_________________________
Subtotal. Proteomics EDI	1,095

Expansion Space (TBN)
Lab	196

4,078

3/20/2006

TOTAL ALLOWANCE = #
ADDITIONAL PREMISES 3073 nrsf
T/I allowance
INITIAL PREMISES 3057 nrsf
ADDITIONAL T/I ALLOWANCE
70 + 20/sf
=
Scheme 2d
1 FEB 06
1616 Eastlake Building - Floor 3
1/16" = 1'-0"
T I cost allocation

VIA FACSIMILE & HAND DELIVERY	385 E. COLORADO BOULEVARD SUITE 299 PASADENA, CA 91101 TEL: 626-578-0777 FAX: 626-578-0770

November 29, 2005

confidential - for addressee only - do not duplicate or distribute

Fred Hutchinson Cancer Research Center
1100 Fairview Avenue N., J5-100
P.O. Box 19024
Seattle, WA 98109-1024
Telephone: (206) 667-4242
Facsimile: (206) 667-5104
Attention: Mr. Scott Rusch

Re:	Revised Proposed Lease Transaction Terms for Laboratory and Office Space at 1616 Eastlake Avenue, Seattle, Washington

Dear Scott:

Pursuant to the notice exercising a Right of First Negotiation granted to the Fred Hutchinson Cancer Research Center (“Tenant”) in the Lease Agreement dated January 16, 2004 (“Existing Lease”), ARE-Eastlake Avenue No. 3, LLC (“Landlord”) is presenting this proposal to lease laboratory and office space at the approximately 165,493 square foot building known as 1616 Eastlake Avenue East (“Property”) in Seattle’s South Lake Union/Eastlake submarket.

1 • Premises: Tenant shall lease a total of approximately 6,130 rentable square feet (RSF) on the southwestern portion of the 3rd floor (“Premises”). The space shall be subdivided (without walls) into the “Initial Premises” of approximately 3,057 RSF and the “Expansion Premises” of approximately 3,073 RSF as depicted in Exhibit A.

2.	Lease Term & Commencement Dates: The term of the Lease (the “Term”) shall commence on the Commencement Date, as defined below, and shall expire on November 30, 2014. The “Commencement Date” shall mean the date of substantial completion of the Tenant Improvements for the Initial Premises, as defined in Section 6 below. The targeted Commencement Date shall be February 15, 2006.

Landlord of Choice to the Life Science Industry*

FHCRC
November 29,2005	confidential - for addressee only -
Page 2 of 5	do not duplicate or distribute

3.	Tenant Improvements: Landlord shall endeavor to deliver the Initial Premises to Tenant on the Commencement Date with Initial Landlord’s Work substantially complete. As used herein, “Initial Landlord’s Work” shall mean the management of the construction of the Tenant Improvements plan in substantial compliance with Initial Premises identified in the attached Exhibit A. Upon notice from Tenant, Landlord shall endeavor to deliver the Expansion Premises with Expansion Landlord’s Work substantially complete within a mutually agreeable time period in substantial compliance to a floor plan to be provided by Tenant and approved by Landlord in its sole and absolute discretion. As used herein, “Expansion Landlord’s Work” shall mean the management of the construction of the Tenant Improvements plan in substantial compliance with the floor plan of the Expansion Premises. Landlord shall provide Tenant an allowance of __[1] (“Expansion Allowance”) for the construction of Expansion Landlord’s Work by the contractor retained by Landlord and approved by Tenant for the construction of the Expansion Landlord’s Work. Substantial completion shall mean the completion of Initial Landlord’s Work or Expansion Landlord’s Work, subject only to punch list items which do not materially affect Tenant’s use of the Premises.

With a corresponding adjustment in Base Rent described below, Landlord shall make available to Tenant an allowance (the “Tenant Improvement Allowance”) in the maximum amount of $    per rentable square foot of the Premises. If Tenant draws the full amount of the Tenant Improvement Allowance, Landlord shall provide an additional allowance of up to $    per rentable square foot of the Premises (“Additional Tenant Improvement Allowance”) for use by Tenant without a rent adjustment,

The Expansion Allowance, Tenant Improvement Allowance, and the Additional Tenant Improvement Allowance may be used by Tenant only in connection with the design and construction of improvements to the Premises in accordance with designs and plans submitted by Tenant and approved by Landlord (the “Tenant Improvements”). The Tenant Improvements shall be designed and constructed by architects and contractors selected by Landlord and approved by Tenant. All disbursements of the Expansion Allowance, Tenant Improvement Allowance, and the Additional Tenant Improvement Allowance and the construction of the Tenant Improvements shall be in accordance with a work letter to be executed by Landlord and Tenant concurrently with the execution of the Lease. In addition to the other amounts payable by Tenant to Landlord under the Lease, Tenant shall pay to Landlord as administrative rent out of the Expansion Allowance, Tenant Improvement Allowance, and the Additional Tenant Improvement Allowance the amount of 5% of the total cost of the Tenant Improvements.

4.	Base Rent: Initial Base Rent for the Initial Premises shall be $ __ per RSF absolute triple net (NNN). Initial Base Rent for the Expansion Premises shall be $ __ per RSF absolute triple net (NNN). Upon the earlier to occur of i) substantial completion of Expansion Landlord’s Work, or ii) the first anniversary of the first full month after the Lease Commencement Date; Base Rent for the Expansion Premises shall equal the Base Rent of the Initial Premises as adjusted by the Rent Adjustment Percentage, defined below.

For each dollar or portion thereof of the Tenant Improvement Allowance disbursed by Landlord, the Base Rent for the Premises shall increase by __ per year. All components of Base Rent shall be increased each year by the Rent Adjustment Percentage.

1 This is based upon the attached schedule labeled Exhibit B and equates to $__ per rsf.

FHCRC
November 29,2005	confidential - for addressee only -
Page 3 of 5	do not duplicate or distribute

Beginning on the 1st anniversary after the first foil month of the Lease Commencement Date, and annually thereafter, Base Rent shall increase by an amount equal to the CPI-Index “All Urban Consumers, Seattle-Tacoma-Bremerton, WA Area” during the previous period year. Any increase shall be no less than 3.0% and shall not exceed 6.0% regardless of changes in the CPI-Index measurement. Such adjustment shall be known as the “Rent Adjustment Percentage”.

5.	Operating Expenses: Per the Existing Lease.

6.	Security Deposit: Per the Existing Lease.

7.	Parking. Per the Existing Lease.

8.	Subleasing. Per the Existing Lease.

9.	Agency. Landlord shall cause to be paid to GVA Kidder Matthews (“Broker”) a commission in the amount agreed upon by Landlord and Broker pursuant to a separate agreement. Landlord and Tenant agree that there is no other broker, finder or intermediary with whom they have dealt in connection with this transaction, and agree to indemnify each other against all claims for fees, commissions or other compensation claimed to be due to any other broker, finder or intermediary with whom the indemnifying party may have dealt in connection with this transaction. Both parties acknowledge that said Broker from time to time represents Landlord, but in this contemplated transaction shall solely represent the Tenant.

10.	Lease Form. Lease Amendment to the Existing Lease.

11.	Expiration. This proposal shall expire at 5:00 PM PST on Monday, December 5,2005. If Tenant accepts this proposal, Tenant shall have until 5:00 PM PST on the day that is the fifteenth day following Tenant’s receipt of the Lease Amendment (“Expiration Date”) to execute it. If the parties are unable to agree upon terms and conditions for the leasing the Premises (which agreement must be evidenced by a fully executed and delivered agreement pursuant to Section 41 of the Existing Lease) prior to the Expiration Date, then Tenant shall have no further right with respect to the leasing of the Premises and Landlord may proceed to negotiate for the leasing of the Premises with third-parties.

12.	Confidentiality. Landlord and Tenant agree that this letter and all negotiations and related documentation will remain confidential and that no press or other publicity release or communication to the general public concerning the proposed transaction contemplated herein will be issued without the other party’s prior written approval, unless applicable law requires such disclosure.

FHCRC

November 29,2005	confidential - for addressee only -
Page 4 of 5	do not duplicate or distribute

This letter is intended for discussion purposes only and both Landlord and Tenant each acknowledge that a transaction of the type contemplated by this letter involves detailed terms and conditions, which have not yet been agreed upon. This letter is in no way intended to be a complete or definitive statement of all the terms and conditions of the proposed transaction, but contemplates and is subject to the negotiation and execution of a mutually satisfactory agreement. Neither Landlord nor Tenant will be legally bound in any manner unless and until both parties have executed an agreement except with respect to Section 12, the terms and provisions of which shall be binding upon each of Landlord and Tenant. Neither Landlord nor Tenant shall have any liability to the other party for damages arising from the termination of negotiations with respect to matters set forth herein prior to execution and delivery of a mutually satisfactory lease agreement.

[Remainder of page intentionally left blank.]

FHCRC
November 29,2005	confidential - for addressee only -
Page 5 of 5	do not duplicate or distribute

I look forward to hearing from you and moving forward with the proposed transaction in an expeditious manner.

Sincerely,

/s/ Peter M. Moglia

Peter M. Moglia
Vice President, Seattle
For ARE-EASTLAKE AVENUE NO. 3, LLC

TENANT

ACKNOWLEDGED AND AGREED

Fred Hutchinson Cancer Research Center

By:	/s/ Scott Rusch

Its:	V.P. Facilities & Operation

Date:	12/5/05

LANDLORD

ACKNOWLEDGED AND AGREED
ARE-EASTLAKE AVENUE NO. 3, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,
a Maryland corporation, general partner

By:

cc:	Ms. Mary McGeough	Mr. John Cox - Strictly Confidential
Mr. Joel S. Marcus
Mr. James H. Richardson
Ms. Jennifer Pappas
Mr. Tim McBride
Ms. Erin Tice
Ms. Jessica Stephens

Exhibit A4

Initial Premises
Expansion Premises

SP-3

LAB 3 PLAN OPT. 3

1616 EASTLAKE AVE. E.
3RD FLOOR LAB 3 - OPTION 3
1616 EASTLAKE AVENUE EAST
SEATTLE, WA

26 OCT 05

EXHIBIT B

CONFIDENTIAL-DO NOT COPY OR DISTRIBUTE

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”) is made as of September 27, 2006, by and between ARE-EASTLAKE AVENUE NO.3, LLC, a Delaware Limited liability company (“Landlord”), and FRED HUTCHINSON CANCER RESEARCH CENTER, a Washington nonprofit corporation (“Tenant”).

RECITALS

A.         Landlord and Tenant entered into that certain Lease Agreement dated as of January 16, 2004, as amended by that certain First Amendment, to Lease Agreement dated March 31, 2004, and as further amended by that certain Second Amendment to Lease dated December 23, 2005 (“Second Amendment”) (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises in a building (the “Building”) located at 1616 Eastlake Avenue East, Seattle, Washington. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease;

B.         Pursuant to the terms of the Second Amendment, Landlord and Tenant amended the Lease to, among other things, effect an expansion of the Premises from 100,295 rentable square feet to 106,425 rentable square feet.

C.         Landlord and Tenant now desire, subject to the terms and conditions set forth below, to the reduce the rentable square footage of the Additional Expansion Premises by 288 rentable square feet.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.          Premises.

(a)         Section 1 of the Second Amendment is hereby deleted in its entirety and replaced with the following:

In addition to the Original Premises as described in the Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the southwestern portion of the third (3rd) floor, consisting of approximately 5,842 rentable square feet, as described in Exhibit A attached hereto (the “Expansion Premises”). Said space shall be subdivided (without walls) into the “Initial Expansion Premises” of approximately 3,057 rentable square feet and the “Additional Expansion Premises” of approximately 2,785 rentable square feet, as depicted in Exhibit A. For the purposes hereof, the Initial Expansion Premises and the Additional Expansion Premises are sometimes collectively referred to as the Expansion Premises. As of the Expansion Premises Commencement Date (as defined below), the term “Premises” shall be deemed to be the Original Premises and the Expansion Premises and the term “Rentable Area of Premises” as described in the Basic Lease Provisions to the Lease shall mean 106,137 rentable square feet.

(b)         Exhibit A to the Lease is hereby deleted in its entirety and replaced with Exhibit A attached to this Third Amendment. Exhibit D to the Second Amendment is hereby deleted in its entirety.

2.	Tenant’s Share. Section 4 of the Second Amendment is hereby deleted in its entirety and replaced with the following:

Effective as of the Expansion Premises Commencement Date, and in addition to Base Rent and all amounts owing for the Premises under the Lease, Tenant’s Share is amended to be 64.13%.

3.	Definition of Operating Expenses. The definition of “Operating Expenses” set forth in Section 5(b”) of the Lease is hereby amended to add the following new subsection:

(xxxvi) services provided and costs incurred in connection with the operation the glass wash and any other equipment or services provided by Landlord in the area depicted as the “Shared Lab Space” on attached Exhibit A including, without limitation, costs of Utilities for the Shared Lab Space.

4.           Miscellaneous.

(a)         This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Third Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b)         This Third Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(c)         This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Third Amendment attached thereto.

(d)         Except as amended and/or modified by this Third Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Third Amendment. In the event of any conflict between the provisions of this Third Amendment and the provisions of the Lease, the provisions of this Third Amendment shall prevail. Whether or not specifically amended by this Third Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.

2

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

LANDLORD	ARE-EASTLAKE AVENUE NO. 3 LLC,
a Delaware limited liability company

	By:	ALEXANDRIA REAL ESTATE
EQUITIES, L.P., a Delaware limited
partnership, managing member

		By:	ARE-QRS CORP., a Maryland
corporation, general partner

			By	/s/ Gary Dean.
			Its	A.V.P – Real Estate Legal Affairs

TENANT:	FRED HUTCHINSON CANCER
RESEARCH CENTER, a Washington
nonprofit corporation

	By	/s/ Scott Rusch.
	Its	V.P. Facilities & Operations.

3

EXHIBIT A

THE PREMISES

[Attached]

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this “Fourth Amendment”) is made as of Nov 13, 2007 (“Effective Date”), by and between ARE-EASTLAKE AVENUE NO. 3, LLC, a Delaware limited liability company (“Landlord”), and FRED HUTCHINSON CANCER RESEARCH CENTER, a Washington nonprofit corporation (“Tenant”).

RECITALS

A.         Landlord and Tenant entered into that certain Lease Agreement dated as of January 16, 2004, as amended by that certain First Amendment to Lease Agreement dated March 31, 2004, as further amended by that certain Second Amendment to Lease dated December 23, 2005, and as further amended by that certain Third Amendment to Lease (“Third Amendment”) dated September 27, 2006 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises in a building (the “Building”) located at 1616 Eastlake Avenue East, Seattle, Washington. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.         Pursuant to the terms of the Third Amendment, Landlord and Tenant amended the Lease to, among other things, reduce the rentable square footage of the Additional Expansion Premises by 288 rentable square feet.

C.         Landlord and Tenant now desire, subject to the terms and conditions set forth below, to restore to the Additional Expansion Premises the 288 rentable square feet of space previously removed from of the Additional Expansion Premises (“Restored Premises”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.         Premises.

(a)         Notwithstanding anything to the contrary contained in the Lease, commencing as of the Effective Date:

(i)          Expansion Premises shall include the Restored Premises, as depicted on Exhibit A attached hereto.

(ii)         “Additional Expansion Premises” shall mean approximately 3,073 rentable square feet as depicted on Exhibit A.

(iii)         The term “Rentable Area of Premises” as described in the Basic Lease Provisions to the Lease shall mean 106,425 rentable square feet.

(iv) Subject to the terms of a license agreement being entered concurrently herewith between Landlord and Tenant, during the Expansion Term, Tenant shall have the non-exclusive right, at no additional cost to Tenant, to use the shared area depicted on Exhibit B attached hereto.

(b)         Exhibit A to the Lease is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

2.	Base Rent. Commencing as of the Effective Date, Base Rent for the Restored Premises shall be payable by Tenant at the same rate per rentable square foot on an annual basis as is payable by Tenant for the balance of the Additional Expansion Premises.

3.	Tenant’s Share. Notwithstanding anything to the contrary contained in the Lease, commencing as of the Effective Date, in addition to Base Rent and all amounts owing for the Premises under the Lease, Tenant’s Share as described in the Basic Lease Provision of the Lease for calculating Tenant’s Share of Expenses and Taxes with respect to both the Original Premises and the Expansion Premises shall be 64.3%.

4.	Definition of Operating Expenses. Commencing as of the Effective Date, the definition of “Operating Expenses” set forth in Section 5(b) of the Lease is hereby amended to delete subsection (xxxvi).

5.	Miscellaneous.

(a)         This Fourth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Fourth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b)         This Fourth Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(c)         This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Fourth Amendment attached thereto.

(d)         Except as amended and/or modified by this Fourth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Fourth Amendment. In the event of any conflict between the provisions of this Fourth Amendment and the provisions of the Lease, the provisions of this Fourth Amendment shall prevail. Whether or not specifically amended by this Fourth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fourth Amendment.

[Signatures are on the next page.]

2

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the day and year first above written.

LANDLORD	ARE-EASTLAKE AVENUE NO. 3 LLC,
a Delaware limited liability company

	By:	ALEXANDRIA REAL ESTATE
EQUITIES, L.P., a Delaware limited
partnership, managing member

		By:	ARE-QRS CORP., a Maryland
corporation, general partner

			By	/s/ Gary Dean .
			Its	VP – RE Legal Affairs .

TENANT:	FRED HUTCHINSON CANCER
RESEARCH CENTER, a Washington
nonprofit corporation

	By	/s/ Scott Rusch .
	Its	V.P. Facilities & Operations .

3

[TENANT NOTARIAL ACKNOWLEDGMENT]

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

On November 13, 2007 before me, Scott Rusch (here insert name and title of the officer), personally appeared ______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature	/s/ Mary L. McGeough.

[LANDLORD NOTARIAL ACKNOWLEDGMENT]

STATE OF CALIFORNIA	)
) ss.
COUNTY OF LOS ANGELES	)

On November 27, 2007 before me, Elizabeth M. Aguilera, Notary Public (here insert name and title of the officer), personally appeared Gary Dean, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature	/s/ Elizabeth M. Aguilera

EXHIBIT A

THE PREMSIS

[Attached]

A-1

B-1

EXHIBIT B

SHARED AREA

[Attached]

Exhibit B

temporary lab space

(Floor plan)

ATOSSA SUB LEASE
TEMPORARY LAB SPACE - 2ND FLOOR
5,474 RSF
2011
2501
2411
2521
2503
2507
2509
2513
2511
2421
2653
2641
2651
2637
2634
2402
2601
2603
2633
2631
2413
2001
2635
2431
2433
2435

Building Name: 1616 EASTLAK
Floor Number: FLOOR 2
File Name: 1616-BASE-2E
Prepared by: FHCRC
Plot date: 11-7-11

1616 EASTLAKE
FLOOR 2

FRED HUTCHINSON CANCER RESEARCH CENTER

Exhibit C

Temporary Office Space

(Floor plan)

ATOSSA SUB LEASE
TEMPORARY OFFICES – 4TH FLOOR

Building Name:	1616_EASTLAKE
Floor Number:	FLOOR_4
File Name:	ELAKE_04
Prepared by:	FHCRC
Plot date:	11-2-11

1616_EASTLAKE
FLOOR_4

FRED HUTCHINSON CANCER RESEARCH CENTER

Exhibit D

Permanent Lab Space

(Floor plan)

ATOSSA SUB LEASE
LAB SPACE – 3RD FLOOR
6,130 RSF
INCLUDES 288 S.F.
LAB SUPPORT AREA –
GLASSWASH FACILITY
300–P
360–K
360–U
360–H
360–J
360–G
360–M
360–F
360–L
360–E
360–N
360–R
360–A
360–D
360–S
360–C
360–T
360–B

Building Name: 1616 EASTLAKE
Floor Number: FLOOR 3
File Name: 1616-BASE-3
Prepared by: FHCRC
Plot date: 11-7-11

1616 EASTLAKE
FLOOR 3

FRED HUTCHINSON CANCER RESEARCH CENTER

Exhibit E

Permanent Office Space

(Floor plan)

ATOSSA SUB LEASE
1,158 USF
1,374 RSF

Building Name:	1616_EASTLAKE
Floor Number:	FLOOR_5
File Name:	ELAKE_05
Prepared by:	FHCRC
Plot date:	11-2-11

1616_EASTLAKE
FLOOR_5

FRED HUTCHINSON CANCER RESEARCH CENTER

Exhibit F

Temporary Premises FF&E

(to be completed upon delivery)

Exhibit G

Permanent Premises FF&E

(to be completed upon delivery)